UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Corn Products International, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5 Westbrook Corporate Center, Westchester, Illinois 60154

April 9, 2010

Dear Stockholder:

        It is my pleasure to invite you to Corn Products International's 2010 Annual Meeting of Stockholders. This year's meeting will be held on Wednesday, May 19, at the Westbrook Corporate Center Meeting Facility, which is located on the ground floor of the annex between Towers 2 and 5 of the Westbrook Corporate Center (near the southwesterly corner of the intersection of Cermak Road and Wolf Road), in Westchester, Illinois. The annual meeting will be held solely to vote on each of the matters described in the proxy statement, which follows. We do not expect any other business will be transacted.

        We are pleased again to be taking advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders on the Internet. This rule allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. On April 9, 2010, we mailed to most of our stockholders a notice containing instructions on how to access our proxy statement and 2009 Annual Report to Stockholders and vote online. Other stockholders will continue to receive a copy of the proxy statement and annual report by mail. The notice and the proxy statement contain instructions on how you can request a paper or e-mail copy of the proxy statement and annual report, if you only received a notice by mail, and the proxy statement contains instructions on how you can elect to receive your proxy statement and annual report electronically by e-mail, if you received them by mail this year.

        Your vote is important, whether or not you plan to attend the meeting, and we encourage you to vote promptly. You may vote your shares on the Internet or via a toll-free telephone number. Alternatively, if you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained in the proxy statement and the proxy card. Note also that if you hold your shares through a bank, broker or other holder of record, you may vote your shares in accordance with your voting instruction form or notice provided by the record holder.

        We look forward to seeing you at the annual meeting.

Sincerely,

Ilene S. Gordon Chairman, President and Chief Executive Officer

Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, Illinois 60154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2010 Annual Meeting of Stockholders of Corn Products International, Inc. will be held at the Westbrook Corporate Center Meeting Facility, which is located on the ground floor of the annex between Towers 2 and 5 of the Westbrook Corporate Center (near the southwesterly corner of the intersection of Cermak Road and Wolf Road), in Westchester, Illinois, on Wednesday, May 19, 2010, at 9:00 a.m., local time, for the following purposes:

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  to elect the three Class I directors named in the attached proxy statement, each of whose term is expiring at the annual meeting, for a new term of three years,

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  to approve amendments to the company's certificate of incorporation to eliminate the classified board structure;

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  to amend and reapprove the Corn Products International, Inc. Stock Incentive Plan,

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  to amend and reapprove the Corn Products International, Inc. Annual Incentive Plan,

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  to ratify the appointment of KPMG LLP as the Independent Registered Public Accounting Firm of the company and its subsidiaries, in respect of the company's operations in 2010, and

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  to transact other business, if any, that is properly brought before the meeting and prior to any adjournment or adjournments thereof.

        Stockholders of record at the close of business on March 22, 2010 will be entitled to vote at the meeting and at any adjournment of the meeting.

        Attendance at the meeting will be limited to stockholders, those holding proxies from stockholders and invited guests from the media and financial community. For ten days before the meeting, a list of stockholders will be available for inspection during ordinary business hours at the company's offices at 5 Westbrook Corporate Center, Westchester, Illinois 60154.

        This proxy statement and our annual report to stockholders and the proxy are being made available to stockholders on or about April 9, 2010.

        Your vote is important. Whether or not you expect to attend the annual meeting, please ensure that your vote will be counted by voting on the Internet or by toll-free telephone number, as described in the enclosed materials. Alternatively, if you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. If you hold your shares through a bank, broker or other holder of record, you may vote your shares in accordance with your voting instruction form or notice provided by the record holder.

By order of the Board of Directors,

Mary Ann Hynes Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

April 9, 2010

ADMISSION TO THE 2010 ANNUAL MEETING

        An admission ticket (or other proof of stock ownership) will be required for admission to the annual meeting. Only stockholders who own Corn Products common stock as of the close of business on March 22, 2010 will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

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  If you received in the mail a notice of availability of the proxy materials electronically on the Internet, the notice constitutes your admission ticket.

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  If your Corn Products shares are registered in your name and you received an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website, you may print a copy of the e-mail which will serve as your admission ticket.

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  If your Corn Products shares are held in a bank or brokerage account, vote your shares in accordance with your voting instruction form, if one is provided by your bank or broker, or contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares at the meeting, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned shares of Corn Products common stock on March 22, 2010.

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  If your Corn Products shares are registered in your name and you received proxy materials by mail, an admission ticket is attached to your proxy card.

        You must present your admission ticket at the door for admission of yourself and one guest. Seating will be on a first-come, first-served basis, and you may be asked to present valid picture identification before being admitted.

        The use of cameras at the annual meeting is prohibited, and they will not be allowed in the meeting room, except by credentialed media. We realize that most cellular phones have built-in digital cameras. While these phones may be brought into the room, the camera function may not be used at any time. No recording devices, large packages, luggage or bags will be permitted in the meeting room.

Corn Products International, Inc.
5 Westbrook Corporate Center
Westchester, Illinois 60154

PROXY STATEMENT

General Information

Why am I receiving these materials?

        The Board of Directors of Corn Products International, Inc. is soliciting proxies to be voted at the Annual Meeting of Stockholders (the annual meeting) to be held on Wednesday, May 19, 2010, and at any adjournment of the annual meeting. When we ask you for your proxy, we must provide you with a proxy statement and an annual report to stockholders that contain certain information specified by law. Our Board of Directors has made these materials available to most of our stockholders on the Internet or, if you have previously requested to receive paper copies or you are a participant in the Corn Products International, Inc. Retirement Savings Plans, has delivered paper copies of these materials to you by mail, in connection with the board's solicitation of proxies for use at our 2010 annual meeting. Our stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. In this proxy statement we refer to Corn Products International, Inc. as "Corn Products," the "company," "we" or "us."

What is included in these materials?

        These materials include:

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  This proxy statement for the annual meeting; and

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  Our 2009 Annual Report to Stockholders, which includes our audited consolidated financial statements.

        If you received paper copies of these materials by mail, these materials also include the proxy card for the annual meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

        This year, we are pleased again to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a notice about the Internet availability of the proxy materials (notice of availability) instead of a paper copy of the proxy materials. All stockholders receiving the notice of availability will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice of availability. In addition, this proxy statement contains instructions on how stockholders may request to receive proxy materials in paper form by mail or electronically by e-mail on an ongoing basis.

Why didn't I receive a notice about the Internet availability of the proxy materials?

        We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and our stockholders who are participants in the Corn Products International, Inc. Retirement Savings Plans, with paper copies of the proxy materials instead of a notice of availability of the proxy materials.

How can I access the proxy materials over the Internet?

        Your notice of availability of the proxy materials, proxy card or voting instruction form will contain instructions on how to view our proxy materials for the annual meeting on the Internet.

        Our proxy materials are also available on our website at http://www.cornproducts.com. If you received your proxy materials in the mail, you can instruct us to send our future proxy materials to you electronically by e-mail on the website where you can vote and on our website. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

        Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notices. All stockholders who do not receive the notice of availability and have not elected to receive proxy materials by e-mail will receive a paper copy of the proxy materials by mail.

What will the stockholders vote on at the annual meeting?

        Five items:

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  election of the three Class I directors named in this proxy statement, each for a term of three years,

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  approval of amendments to the company's certificate of incorporation to eliminate the classified board structure,

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  amendment and reapproval of the Corn Products International, Inc. Stock Incentive Plan,

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  amendment and reapproval of the Corn Products International, Inc. Annual Incentive Plan and

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  ratification of the appointment of our independent registered public accounting firm.

Will there be any other items of business on the agenda?

        We do not expect any other items on the agenda because the deadlines for stockholder proposals and notices to present business at the annual meeting, including, without limitation, nominations, have already passed. Nonetheless, in case there is any unforeseen need, the accompanying proxy gives discretionary authority to the persons named in the proxy with respect to other matters that might be brought before the meeting. Those persons intend to vote the proxy as to such matters in accordance with their best judgment.

Who is entitled to vote?

        Stockholders as of the close of business on March 22, 2010 (the record date) may vote at the annual meeting. You have one vote for each share of common stock you held on the record date, including shares:

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  held directly in your name as a stockholder of record,

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  held in your account with a bank, broker or other nominee or

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  attributed to your account(s) in the Corn Products International Stock Fund of the company's Retirement Savings Plans or the company's automatic dividend reinvestment plan.

What constitutes a quorum?

        A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum for the annual meeting. As of the record date, 75,257,677 shares of our common stock were issued and outstanding.

How many votes are required for the approval of each item?

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  The three nominees for Class I director receiving the most votes will be elected. Abstentions and instructions to withhold authority to vote for one or more of the nominees will result in a nominee receiving fewer votes but will not count as votes against a nominee.

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  The favorable vote of the holders of not less than two-thirds of the voting power of all of the outstanding shares of common stock of the company is required to approve amendments to the company's certificate of incorporation to eliminate the classified board structure. A vote to "abstain" on this proposal will be counted as present for quorum purposes and will be considered as being present for the vote on this proposal, but it will not be counted as a vote cast "for" this proposal and will, therefore, have the effect of a vote "against" this proposal.

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  The favorable vote of a majority of the votes present at the meeting in person or by proxy and entitled to vote is required to approve the proposal to amend and reapprove the Corn Products International, Inc. Stock Incentive Plan. A vote to "abstain" on this proposal will be counted as present for quorum purposes and will be considered as being present for the vote on this proposal, but it will not be counted as a vote cast "for" this proposal and will, therefore, have the effect of a vote "against" this proposal.

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  The favorable vote of a majority of the votes present at the meeting in person or by proxy and entitled to vote is required to approve the proposal to amend and reapprove the Corn Products International, Inc. Annual Incentive Plan. A vote to "abstain" on this proposal will be counted as present for quorum purposes and will be considered as being present for the vote on this proposal, but it will not be counted as a vote cast "for" this proposal and will, therefore, have the effect of a vote "against" this proposal.

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  The ratification of the appointment of our independent registered public accounting firm will be approved if it receives the favorable vote of a majority of the votes present at the meeting in person or by proxy and entitled to vote. A vote to "abstain" on this proposal will be counted as present for quorum purposes and will be considered as being present for the vote on this proposal, but it will not be counted as a vote cast "for" this proposal and will, therefore, have the effect of a vote "against" this proposal.

        Broker nonvotes.    If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the election of directors, the amendments to the certificate of incorporation and the amendment and reapproval of the Stock Incentive Plan, the broker may not vote your shares. For the amendment and reapproval of the Annual Incentive Plan and the ratification of auditors, the broker may vote your shares in its discretion. For other proposals, none of which are anticipated, the broker may not vote your shares. When the broker may not vote your shares, it is called a "broker nonvote."

How do I vote?

        If you are a stockholder of record or are holding a proxy for a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot during the meeting. If you do not wish to vote in person or if you will not be attending the annual meeting, you may vote by proxy. You can vote by proxy on the Internet by following the instructions provided in the notice of Internet availability of the proxy materials, or, if you received these materials electronically, by following the instructions in the e-mail message that notified you of their availability, or if you received paper copies of the proxy materials by mail, you can vote on the Internet, by telephone or by mail by following the instructions on the enclosed proxy card.

        You can utilize these methods to vote:

          By the Internet.     You may vote online at www.proxyvote.com by following the instructions provided in the notice of Internet availability of the proxy materials or, if you received these materials electronically, by following the instructions in the e-mail message that notified you of their availability, or, if you received these materials by mail, by following the instructions on the enclosed proxy card. You will need your 12-digit control number contained on your notice of availability, e-mail notification or proxy card in order to vote online. Voting on the Internet has the same effect as voting by mail or telephone. Internet voting will be available until 11:59 p.m. Eastern Time on May 18, 2010.

          By telephone.     You may vote by telephone at 1-800-690-6903. You will need the 12-digit control number contained on your notice of availability, e-mail notification or proxy card in order to vote by telephone. Voting by telephone has the same effect as voting by mail or the Internet. Telephone voting will be available until 11:59 p.m. Eastern Time on May 18, 2010.

          By mail.    If you received a paper copy of the proxy materials, you may vote by signing and dating each proxy card you receive and returning each of them to us in the prepaid envelope provided. Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor.

Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may vote again on a later date on the Internet or by telephone, by signing and returning a new proxy card with a later date or by attending the meeting and voting in person. Only your latest Internet, telephone or written proxy submitted prior to the meeting will be counted. You may revoke your proxy at any time before the meeting by (1) notifying the company's Corporate Secretary in writing or (2) delivering a later-dated proxy on the Internet or by telephone or in writing. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked. Any written notice revoking a proxy should be sent to Mary Ann Hynes, Corporate Secretary, Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154.

How do I vote shares that are held by my broker?

        If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides for you. Most brokers offer voting on the Internet, by telephone and by mail.

How do I vote in person?

        If you are a stockholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote on the Internet, by telephone or by proxy card even if you plan to attend the meeting.

How will the proxies be voted?

        The shares represented by all valid proxies received by Internet, by telephone or by mail will be voted in the manner specified. If you fail to indicate your voting preferences, the persons named in the proxy will vote on your behalf for the election of the nominees for director listed below, for approval of amendments to the company's certificate of incorporation to provide for the declassification of the Board of Directors, for amendment and reapproval of the Corn Products International, Inc. Stock Incentive Plan, for amendment and reapproval of the Corn Products International, Inc. Annual Incentive Plan and for the ratification of the appointment of our independent registered public accounting firm.

        Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment.

How do I vote my shares in the Corn Products International Stock Fund of the Company's Retirement Savings Plans?

        You may instruct the plan trustee on how to vote your shares in the Corn Products International Stock Fund on the Internet, by telephone or by mail as described above. You must provide your instruction on the Internet or by telephone no later than 11:59 p.m. Eastern Time on Sunday, May 16, 2010 or by mail received no later than 11:59 p.m. Eastern Time on Friday, May 14, 2010 in order to have your shares in the Corn Products International Stock Fund voted at the annual meeting.

How many shares in the Corn Products International Stock Fund of the Company's Retirement Savings Plans can I vote?

        You may vote all the shares allocated to your account on the record date.

What happens if I do not vote my Retirement Savings Plan shares?

        Your shares will not be voted. The Trustee will not vote shares held in the Retirement Savings Plans as to which it does not receive timely directions.

What does it mean if I receive more than one notice of availability or proxy card?

        It means that you hold shares in more than one account. To ensure that all your shares are voted, if you vote on the Internet or by telephone, you will need to vote once for each notice of availability, proxy card and voting instruction form you receive. To ensure that all your shares are voted if you received more than one proxy card, sign, date and return each card.

Who tabulates the votes?

        The votes are tabulated by an independent inspector of election.

Is my vote confidential?

        As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential by the company. Such documents are available for examination only by any independent tabulation agents, the independent inspector of election and certain employees associated with tabulation of the vote. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

What should I do if I want to attend the annual meeting in person?

        An admission ticket (or other proof of stock ownership) will be required for admission to the annual meeting. Only stockholders who own Corn Products common stock as of the close of business on March 22, 2010 will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

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  If you received a notice of Internet availability of the proxy materials in the mail, the notice constitutes your admission ticket.

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  If your Corn Products shares are registered in your name and you received an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website, you may print a copy of the e-mail which will serve as your admission ticket.

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  If your Corn Products shares are held in a bank or brokerage account, vote your shares in accordance with your voting instruction form, if one is provided by your bank or broker, or contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares at the meeting, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned shares of Corn Products common stock on March 22, 2010.

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  If your Corn Products shares are registered in your name and you received proxy materials by mail, an admission ticket is attached to your proxy card.

How do I contact the Board of Directors?

        Interested parties may communicate directly with any member of the Board of Directors, including the lead director, or the non-management directors, as a group, by writing in care of:

  Corporate Secretary
  Corn Products International, Inc.
  5 Westbrook Corporate Center
  Westchester, Illinois 60154

        The Corporate Secretary will collect all such communications and organize them by subject matter. All such communications will be promptly forwarded to the appropriate board committee chairperson according to the subject matter of the communication, except for solicitations or other matters unrelated to the company. Communications addressed directly to the lead director, the non-management directors, as a group, or any individual director will be forwarded to the lead director, each non-management member of the board or the individual director, as the case may be.

Who is paying for the costs of this proxy solicitation?

        Corn Products is paying the costs of the solicitation of proxies. We have retained                                     , a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $            plus reimbursement of certain out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

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  Forwarding the notice of availability to beneficial owners,

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  Forwarding paper proxy materials by mail to beneficial owners and

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  Obtaining beneficial owners' voting instructions.

        In addition to soliciting proxies by the Internet and mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, by e-mail or by telephone.

How do I submit a stockholder proposal for the 2011 annual meeting?

        Our 2011 annual meeting is scheduled for Wednesday, May 18, 2011. If a stockholder intends to present a proposal at the 2011 annual meeting and wishes to have the proposal included in the company's proxy statement for the 2011 annual meeting, he or she must submit the proposal in writing so that we receive it by December 10, 2010. Proposals should be addressed to our Corporate Secretary, Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154. In addition, our by-laws provide that any stockholder wishing to present any business at the annual meeting must give the company written notice not less than ninety nor more than one hundred twenty days in advance of the date which is the anniversary of the date that this proxy statement was released. That notice must provide certain other information as described in our by-laws. Copies of the by-laws are available online in the "Governance" section of our website at http://www.cornproducts.com. There are other procedural requirements in our by-laws pertaining to stockholder nominations and proposals. Any stockholder may receive a current copy of our by-laws, without charge, by writing to our Corporate Secretary.

I share an address with another stockholder and received one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

        The U.S. Securities and Exchange Commission's rules permit us to deliver a single set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings with respect to holders who want to receive paper materials. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. This procedure saves printing and postage costs by reducing duplicative mailings. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Please also keep in mind that this proxy statement and the accompanying 2009 Annual Report to Stockholders will be published and available for viewing and copying in the "Investors" section of our website at http://www.cornproducts.com, in addition to being available at the site stated in the notice of availability.

        If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact Broadridge Financial Solutions at the above telephone number or address.

        Stockholders who participate in householding and request to receive paper copies of the proxy materials will continue to receive separate proxy cards. Householding will not affect dividend check mailings.

        Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

Proposal 1. Election of Directors

        Under our certificate of incorporation, the board is divided into three classes with approximately one-third of the directors standing for election each year. The terms of four Class I directors are expiring at the annual meeting. Three of these four directors are nominated for election, with each nominee to hold office for a three-year term expiring in 2013. Mr. B. H. Kastory, having been elected to serve four three-year terms, will not stand for re-election at the annual meeting, consistent with established policy reflected in our Corporate Governance Principles. Mr. W. S. Norman will be 72 in

April 2010. Board policy as reflected in our Corporate Governance Principles requires him to retire no later than the following annual meeting which will be held May 19, 2010.

        As of the date of the annual meeting, the Board will consist of nine members. The three directors standing for election, our other continuing directors and Mr. Norman are listed on pages 8 to 12, with brief biographies. All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees cannot be a candidate for election at the annual meeting, the proxies will be voted for substitute nominees designated by the board unless it has reduced its membership prior to the annual meeting. The board does not anticipate that any of the nominees will be unavailable to serve if elected. The nominees and the directors continuing in office will hold office until the annual meeting of stockholders in the year indicated on this and the following pages and until their successors have been elected and have qualified.

        The Corporate Governance and Nominating Committee is currently conducting a search for two directors and expects to increase the number of directors to eleven and fill the vacancies created by that increase after the annual meeting and identification of suitable candidates.

Nominees for three-year terms as Class I directors with terms expiring in 2013

ILENE S. GORDON

  Age — 56
  Director since May 2009

Chairman, President and Chief Executive Officer of the Company

        Ms. Gordon has been Chairman of the Board, President and Chief Executive Officer of the company since May 4, 2009. She was President and Chief Executive Officer of Rio Tinto's Alcan Packaging, a multinational business unit engaged in flexible and specialty packaging, from October 2007 until she took office as Chairman of the Board, President and Chief Executive Officer of the company. From December 2006 to October 2007, Ms. Gordon was a Senior Vice President of Alcan Inc. and President and Chief Executive Officer of Alcan Packaging. Alcan Packaging was acquired by Rio Tinto in October 2007. From 2004 until December 2006, Ms. Gordon served as President of Alcan Food Packaging Americas, a division of Alcan Inc. From 1999 until Alcan's December 2003 acquisition of Pechiney Group, Ms. Gordon was a Senior Vice President of Pechiney Group and President of Pechiney Plastic Packaging, Inc., a global flexible packaging business. Prior to joining Pechiney in June 1999, Ms. Gordon spent 17 years with Tenneco Inc., where she most recently served as Vice President and General Manager, heading up Tenneco's folding carton business. Ms. Gordon also serves as a director of Arthur J. Gallagher & Co., an international insurance brokerage and risk management business, The Executive Club of Chicago, The Chicago Council on Global Affairs and Northwestern Memorial Hospital. She is also a trustee of The Conference Board. Ms. Gordon served as a director of United Stationers Inc., a wholesale distributor of business products and a provider of marketing and logistics services to resellers, from January 2000 until May 2009.

KAREN L. HENDRICKS

  Age — 61
  Director since November 2000
  Member of the Compensation Committee and member of the Finance Committee

Former Chairman and Chief Executive Officer of The Baldwin Piano & Organ Company

        Ms. Hendricks is the former Chairman and Chief Executive Officer of The Baldwin Piano & Organ Company of Cincinnati, Ohio, a maker of fine musical instruments, where she served in those positions from 1994 until her retirement in April 2001. The Baldwin Piano & Organ Company filed a voluntary petition under the bankruptcy laws in May 2001. Previously, from 1992 until 1994, she held the position of Executive Vice President and General Manager of The Dial Corporation, a consumer products company. Prior to Dial, Ms. Hendricks spent 21 years at the Procter & Gamble Company, a global consumer products company. Ms. Hendricks served on the board of ACNeilsen Corporation, the global leader in market research information and analysis, from 1996 to 2000 and The Columbia Energy group, one the of the nation's largest natural gas systems, from 1997 to 2001. Ms. Hendricks completed a nine-year term on the Board of Trustees of The Ohio State University in May 2008.

BARBARA A. KLEIN

  Age — 55
  Director since March 2004
  Chairman of the Audit Committee and member of the Corporate Governance and Nominating Committee

Former Senior Vice President and Chief Financial Officer of CDW Corporation

        Ms. Klein served as the Senior Vice President and Chief Financial Officer of CDW Corporation, a direct marketer of multi-brand information technology products, from 2002 until she retired in May 2008. CDW was acquired by an entity controlled by investment funds affiliated with Madison Dearborn Partners, LLC and Providence Equity Partners on October 12, 2007. Previously, she served as the Vice President and Chief Financial Officer of Dean Foods Company, a food and beverage company, from 2000 to 2002 and was the Vice President and Corporate Controller of Ameritech Corporation, a telecommunications company, from 1996 to 2000. Ms. Klein is a director of Cabot Microelectronics Corporation. She also serves on the boards of directors of the National Council on Compensation Insurance, Inc. and Ladder Up, two not-for-profit entities. Ms. Klein belongs to the Financial Executives Institute and The Chicago Network.

The Board recommends that you vote FOR the nominees for Class I directors.

Continuing Class II directors with terms expiring in 2011

RICHARD J. ALMEIDA

  Age — 67
  Director since July 2001
  Chairman of the Corporate Governance and Nominating Committee and member of the Compensation Committee

Former Chairman and Chief Executive Officer of Heller Financial, Inc.

        Mr. Almeida retired in 2001 as Chairman and Chief Executive Officer of Heller Financial, Inc., a commercial finance and investment company, a position he had held since 1995. He served as Executive Vice President and Chief Financial Officer of Heller Financial from 1987 until 1995. Before that service, he was an executive with Citicorp/Citibank, a full service bank, serving in various capacities. Mr. Almeida is a director of UAL Corporation, a holding company whose principal subsidiary is United Airlines, Inc., one of the largest international carriers based in the U.S. Previously he was a member of the boards of E-Funds Corp. and The Marmon Group. He is a member of the Dean's International Council of the Harris School of Public Affairs at the University of Chicago. He has served on boards of numerous charitable and educational organizations including CARE(USA), where he currently serves as chair of the Audit Committee, and High Jump.

GREGORY B. KENNY

  Age — 57
  Director since March 2005
  Chairman of the Finance Committee and member of the Corporate Governance and Nominating Committee

President and Chief Executive Officer of General Cable Corporation

        Mr. Kenny has been President and Chief Executive Officer of General Cable Corporation since August 2001 and a director of General Cable Corporation since 1997. General Cable Corporation is a manufacturer of aluminum, copper and fiber-optic wire and cable products. From 1999 to 2001 he served as President and Chief Operating Officer of General Cable Corporation; from 1997 to 1999 he served as Executive Vice President and Chief Operating Officer; from 1994 to 1997 he served as Executive Vice President, Sales and Marketing; and from 1992 to 1994 he served as President, Consumer Products Group. Mr. Kenny is also a director of Cardinal Health, Inc. and a member of the Board of Governors for NEMA (National Electrical Manufacturers Association). In addition, Mr. Kenny serves on the boards of the Cincinnati Branch of the Federal Reserve Bank of Cleveland, United Way of Greater Cincinnati and The International Cablemakers Federation.

JAMES M. RINGLER

  Age — 64
  Director since July 2001
  Member of the Audit Committee

Chairman of the Board of Teradata Corporation

        Mr. Ringler has served as Chairman of the Board of Directors of Teradata Corporation, a data warehousing and business intelligence solutions company, since September 2007. Previously, Mr. Ringler served as the Chairman of the Board of NCR Corporation, an information technology company, from March 2005 to September 2007. He served as the interim Chief Executive Officer of NCR from March 2005 until September 2005 and was a member of the NCR Board of Directors from November 2003 until September 2007. Mr. Ringler retired in December 2004 as Vice Chairman of Illinois Tool Works Inc. where he had worked since 1999. Illinois Tool Works Inc. is a multinational manufacturer of highly engineered products and specialty systems. From October 1997 to December 1999, he was Chairman of the Board, President and Chief Executive Officer of Premark International, Inc., a multinational manufacturer and marketer of food equipment, decorative products and consumer products. From 1996 to September 1997, he served as President and Chief Executive Officer of Premark International, Inc. and as President and Chief Operating Officer from 1992 until 1996. Mr. Ringler is also a director of The Dow Chemical Company, FMC Technologies, Inc., Autoliv, Inc. and John Bean Technologies Corporation.

Continuing Class III directors with terms expiring in 2012

LUIS ARANGUREN-TRELLEZ

  Age — 48
  Director since May 2003
  Member of the Finance Committee

Executive President of Arancia Industrial, S.A. de C.V.

        Mr. Aranguren-Trellez has been, since June 1, 2000, the Executive President of Arancia Industrial, S.A. de C.V., a holding company with interests in the food and enzyme industries, special textile rent to hospital sector and food service and logistics. Arancia Industrial is a Mexican company that is owned by Mr. Aranguren-Trellez and his brothers. Arancia Industrial was the former joint venture partner with the company in corn wet milling and refining operations in Mexico. Previously, Mr. Aranguren-Trellez served as Operations Director of CPIngredientes, S.A. de C.V., Corn Products' Mexican subsidiary, from 1996 until 2000, and had served in various other management positions with that company and its predecessors since 1989. He was also a director of Sistemas Pecuarios, S.A. de C.V. from 1998 to 2004, a joint venture between private Mexican and Great Britain companies, and he is at present Chairman of PFS de Mexico, S.A. de C.V., a private Mexican company in the food service and logistics area controlled by Arancia Industrial. Mr. Aranguren-Trellez is also a member of the Regional Consulting Board of Telefonos de Mexico, S.A. de C.V., as well as of Banco Nacional de Mexico, S.A., the Citicorp Mexican bank subsidiary.

PAUL HANRAHAN

  Age — 52
  Director since March 2006
  Chairman of the Compensation Committee and member of the Corporate Governance and Nominating Committee

President and Chief Executive Officer of The AES Corporation

        Mr. Hanrahan has since June 2002 been the President and Chief Executive Officer of The AES Corporation, one of the world's leading independent power producers. He was Executive Vice President and Chief Operating Officer of The AES Corporation and President and Chief Executive Officer of AES China Generating Co., Ltd. from 1993 until June 2002 and Managing Director of AES Transpower from 1990 until 1993. He joined AES in 1986 as a Project Director. Mr. Hanrahan serves as a director of The AES Corporation.

WILLIAM S. NORMAN

  Age — 71
  Director since November 1997
  Lead Director, member of the Corporate Governance and Nominating Committee and member of the Compensation Committee

Former President and Chief Executive Officer of the Travel Industry Association

        Mr. Norman retired in January 2005 from the Travel Industry Association, a trade association for the travel industry, where he had been President and Chief Executive Officer since 1994. Previously, he served as Executive Vice President of the National Railroad Passenger Corporation (AMTRAK), a rail transportation company, from 1987 to 1994. He is the Chairman of the Board of LMI, a nonprofit government consulting organization dedicated to improving management of the U.S. federal government, and a director of the U.S. Travel Association. He is also a Vice Chairman of the Board of Trustees of West Virginia Wesleyan College and a member of the Board of Overseers of the Hospitality Hall of Honor and Archives. Mr. Norman will be 72 in April 2010. Board policy, as reflected in our Corporate Governance Principles, requires him to retire no later than the following annual meeting which will be held May 19, 2010.

The Board and Committees

        The business and affairs of the company are conducted under the direction of its Board of Directors.

        The Board of Directors is currently comprised of ten directors, nine of whom are outside (non-employee) directors.

        In the interim between annual meetings, the board has the authority under the company's by-laws to increase or decrease the size of the board and to fill vacancies.

        The experience, qualifications, attributes and skills that led the board to conclude that our current directors and nominees should serve as directors are discussed above in their biographies and below under the heading "The Board and Committees — Corporate Governance and Nominating Committee."

        The Board of Directors has determined that the following eight directors satisfy the New York Stock Exchange's definition of independent director: R. J. Almeida, P. Hanrahan, K. L. Hendricks, B. H. Kastory, G. B. Kenny, B. A. Klein, W. S. Norman and J. M. Ringler.

        The board held eight meetings in 2009. Each director attended at least 75 percent of the meetings of the board and the committees of the board on which he or she served during 2009. As a group, the directors' meeting attendance averaged 97 percent for the year.

        The company encourages, but does not require, its directors to attend the annual meeting of stockholders. Last year, all ten of our directors attended the annual meeting.

        Non-management directors meet regularly in executive sessions without management. Executive sessions are held in conjunction with each regularly scheduled meeting of the board. "Non-management" directors are all those who are not company officers and may include directors who are not "independent" by virtue of the existence of a material relationship with the company. At least annually the independent directors meet in executive session without management or any other directors.

        Board policy requires outside directors to retire no later than the annual meeting following their 72nd birthday. Employee directors, including the Chief Executive Officer, are required to retire from the board upon retirement as an employee, unless the board determines otherwise in unusual circumstances. Board policy requires executive officers to retire at age 65.

        The company's Corporate Governance Principles, Code of Ethics for Chief Executive Officer, Chief Financial Officer and Other Executives Involved in Financial Reporting and Policies on Business Conduct are available in the "Governance" section of the company's website at http://www.cornproducts.com.

        Board Oversight of Risk Management Processes.    The board regularly devotes time during its meetings to review and discuss the significant risks facing the company, and the steps that the company takes to monitor, manage and mitigate such exposures. The full board directly discusses strategic, competitive, economic, product pricing, geopolitical, trade, and political risks. Significant risks are identified and prioritized by management and discussed with the board and the appropriate committees of the board in the exercise of their oversight roles. The board conducts a comprehensive annual review of the company's risk management process with input from management and all relevant board committees, and, beginning in 2010, the Chief Executive Officer reports to the board quarterly on risk management matters.

        Consistent with the New York Stock Exchange listing standards, the Audit Committee is the board committee with primary responsibility for oversight of the company's risk management profile and compliance with legal and regulatory requirements. The charter of the Audit Committee states that the responsibility of the committee with respect to risk assessment is to review policies with respect to risk assessment and risk management, to discuss the company's major risk exposures and the steps company management has taken to monitor such exposure, and to review, on an annual basis, a report prepared by the General Counsel on litigation in which the company is involved and to provide the report to the full board. In the exercise of that responsibility, the Audit Committee discusses with management the major financial and legal and regulatory compliance risk exposures facing the company and the appropriate responses to such risks.

        In addition to the Audit Committee, the other committees of the board consider risk in connection with their oversight of the matters within the scope of their charters. The Compensation Committee oversees human resource and labor matters as well as executive and director compensation issues and considers whether the company's compensation plans encourage excessive or inappropriate risk-taking. Furthermore, the Compensation Committee considers the effect of the company's compensation and benefit programs as regards the competitive risks faced by the company. The Corporate Governance and Nominating Committee addresses potential risks that could result from the absence of independence or diversity on the board, potential conflicts of interest, environmental and quality matters, security and safety issues. The Finance Committee considers financial risk management policies and exposures relating to commodity prices including corn and energy, foreign exchange rates, interest rates and financial derivatives and reviews insurable risk management policies. The Finance Committee also reviews the company's capital structure, access to capital markets, liquidity, credit availability and related matters. Each committee provides regular reports on its reviews to the full board with respect to the risk assessment and management matters within the scope of its responsibilities.

        Board Leadership.    I. S. Gordon currently serves as our Chairman of the Board and Chief Executive Officer. Her two predecessors also served as Chairman of the Board and Chief Executive Officer and her serving as such was a term of the letter of employment with respect to her employment. The board believes that this leadership structure with an independent lead director is the one that best meets the company's and stockholders' needs based on the individuals available and circumstances as they exist at the present time. We believe combing these roles provides clarity as to who is responsible for the strategic vision of the company and accountability in terms of who is responsible for executing that strategy. We believe that it is easier to recruit the highest qualified persons to the combined role. We also believe the combined role facilitates prompt responses to changing business conditions.

        The board has adopted Corporate Governance Principles which are available on our website. These Corporate Governance Principles are designed to promote effective functioning of the board's activities, to ensure that we conduct our business in accordance with the highest legal and ethical standards and to enhance stockholder value. We believe that our Corporate Governance Principles ensure that strong, independent directors continue to effectively oversee our management and provide vigorous oversight of our key issues relating to strategy, risk and integrity. As described in our Corporate Governance Principles, these measures include the designation of an independent director to act as lead director.

        The lead director is W. S. Norman, the former President and Chief Executive Officer of the Travel Industry Association. The responsibilities of the lead director include attending and presiding at meetings of the Board of Directors in the absence of the Chairman and presiding at executive sessions conducted without management, except for meetings where executive performance and compensation are discussed, which are presided over by the Chairman of the Compensation Committee. The lead director serves as a liaison between the directors and the Chief Executive Officer, provides direct feedback to the Chief Executive Officer on a variety of matters discussed in the executive sessions without management and serves as an informal communication link between the directors and management. The lead director oversees that the board discharges its responsibilities and helps to manage the boundaries between board and management responsibilities. He or she also makes recommendations to the Chairman of the Board and the Chairman of the Corporate Governance and Nominating Committee regarding matters to be included on the board agendas and the informational needs associated with those agendas and presentations. The lead director works with the Chairman of the Board to ensure that the board works in an independent, productive fashion and is alert to its obligations to the stockholders. He or she works with the Chairman of the Board to ensure that board meetings are conducted in such a manner as to allow adequate time and opportunity for appropriate discussion of matters brought before the board. The lead director has the authority to call meetings of independent directors and assumes those other responsibilities which the independent directors may designate from time to time. We believe that this structure recognizes that in most cases one person should speak for and lead the company and board, but also that an independent lead director with substantial authority helps ensure effective oversight by an independent board.

        Committees of the Board.    The board currently has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Finance Committee. Each of these committees operates pursuant to a written charter adopted by the board. These charters are available in the "Governance" section of our website at http://www.cornproducts.com.

Audit Committee

        Our Audit Committee is comprised entirely of independent directors, as "independent" is defined under the rules of the New York Stock Exchange. Each of the members of the Audit Committee is "financially literate" as required by the rules of the New York Stock Exchange. The board has determined that the company has more than one member of the Audit Committee who meets the legal requirements of an audit committee financial expert, one of whom is B. A. Klein, the Chairman of the committee.

        This committee assists the board in fulfilling its oversight responsibilities in the areas related to the financial reporting process and the systems of financial control. The Audit Committee also acts as a separately designated standing audit committee established in accordance with the Securities Exchange Act of 1934 (the "Exchange Act"). The company's independent auditors are accountable to and meet privately with this committee on a regular basis. This committee also conducts ongoing reviews of potential related party transactions, including the review and approval of all "related party transactions" as defined under U.S. Securities and Exchange Commission rules.

        Members of the Audit Committee are B. A. Klein (Chairman), B. H. Kastory and J. M. Ringler. This committee held nine meetings during 2009 and has furnished the report appearing on page 72.

Compensation Committee

        Our Compensation Committee is comprised entirely of independent directors, as "independent" is defined under the rules of the New York Stock Exchange. Each of the members of the Compensation

Committee is also a "non-employee director" as that term is defined under Exchange Act Rule 16b-3 and an "outside director" as that term is defined in Treasury Regulation § 1.162-27(3).

        This committee:

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  together with our other independent, outside, non-employee directors, discharges the board's responsibilities relating to compensation of our Chief Executive Officer,

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  reviews and approves the compensation of executive officers of the company other than the Chief Executive Officer, employee benefit plans in which the executive officers participate and the compensation of outside directors,

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  administers our executive compensation programs and assures that compensation programs are implemented according to our compensation philosophy as established by the Compensation Committee and that compensation actions are aligned with the business strategy, expected financial results and the interests of stockholders,

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  annually reviews the design of our compensation plans,

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  reviews the performance and succession of our elected officers and the developmental actions for the group of managers identified by management as high potential and therefore corporate-monitored employees and

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  administers our deferred compensation plan for our non-employee directors.

        Our Compensation Committee, together with our other independent, outside, non-employee directors, reviews and approves corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluates our Chief Executive Officer's performance in light of those goals and objectives and, together with our other independent, outside, non-employee directors establishes our Chief Executive Officer's compensation, based on the Committee's evaluation of the Chief Executive Officer's performance.

        The corporate goals and objectives are developed by our management and approved by the board. Management recommends base salaries and short- and long-term incentive awards for our executive officers other than our Chief Executive Officer, based on external market information and internal equity. Our Compensation Committee reviews these recommendations and approves the base salaries and short- and long-term incentive awards for the executive officers of the company other than our Chief Executive Officer. The Compensation Committee also reviews and approves compensation under equity-based plans for our executives other than our Chief Executive Officer.

        Our Compensation Committee has an independent consultant to advise it with respect to incentive plan design, external market information and other compensation matters. The independent consultant generally attends meetings of the Committee and also communicates with the Committee outside of meetings. Our Compensation Committee has told the independent consultant that:

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  they are to act independently of management,

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  they are to act at the direction of the Compensation Committee,

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  their ongoing engagement will be determined by the Committee,

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  they are to keep the Committee informed of trends and regulatory developments,

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  they are to provide compensation comparisons based on information that is derived from comparable businesses of a similar size to us and

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  they are to provide detailed comparative data regarding executive officer compensation.

        Hewitt Associates, LLC served as the Compensation Committee's independent consultant during 2009. At the end of 2009, the Compensation Committee elected to engage Pearl Meyer & Partners, LLC as its new independent consultant beginning in January 2010 with the same instructions described in the preceding paragraph. Hewitt Associates will continue to be engaged by the company and will serve as management's consultant.

        The aggregate fees to Hewitt Associates with regard to determining or recommending the amount or form of executive and director compensation during 2009 were $477,100. The executive compensation services provided include providing market compensation information, consulting related to the hiring of a new Chief Executive Officer and advice concerning the design of incentive compensation plans, the competitiveness of board of director compensation and regulatory and governance developments. The aggregate fees paid to Hewitt Associates and its affiliates for non-executive compensation consulting services provided by Hewitt Associates or its affiliates during 2009, primarily consisting of providing actuarial services to the retirement plan for the company's Canadian subsidiaries, were approximately $179,000. The decision to engage Hewitt Associates and its affiliates for non-executive compensation consulting services was made by management, and the Compensation Committee was not asked to approve these non-executive compensation consulting services.

        Our Compensation Committee meets with our Chief Executive Officer annually to review the performance of our executive officers. This meeting includes an in-depth review of our executive officers' performance and our succession plans. The same review is presented to the full board each year. Similarly, the Compensation Committee reviews the Chief Executive Officer's performance and meets independently of the Chief Executive Officer to discuss her compensation. This review is also presented to the full board each year.

        Our Chief Executive Officer generally attends meetings of the Compensation Committee by invitation of the committee.

        The members of the Compensation Committee are P. Hanrahan (Chairman), R. J. Almeida, K. L. Hendricks and W. S. Norman. This committee held nine meetings during 2009.

Corporate Governance and Nominating Committee

        Our Corporate Governance and Nominating Committee is comprised entirely of independent directors, as "independent" is defined under the rules of the New York Stock Exchange.

        This committee recommends candidates to be nominated for election as directors at our annual meeting, consistent with criteria approved by the board, develops and regularly reviews corporate governance principles and related policies for approval by the board, oversees the organization of the board to discharge the board's duties and responsibilities properly and efficiently and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance. Other specific duties and responsibilities of the Corporate Governance and Nominating Committee include: annually assessing the size and composition of the board, including developing and reviewing director qualifications for approval by the board, identifying and recruiting new directors and considering candidates proposed by stockholders, recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards, conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members and overseeing director orientation and continuing education. The Corporate Governance and Nominating Committee also reviews proposed changes to our certificate of incorporation, by-laws and board committee charters, assesses and makes recommendations regarding stockholder rights plans or other stockholder protections, as appropriate, conducts ongoing reviews of potential conflicts of interest, reviews and approves the designation of any employee directors or executive officers for purposes of Section 16 of the Exchange Act standing for election for outside for-profit boards of directors, reviews stockholder proposals in conjunction with the Chairman of the Board and recommends board responses, oversees the self-evaluation of the board and its committees and reviews requests for indemnification under our by-laws.

        The company retains a professional third-party search firm to help identify and facilitate the screening and interview process for director nominees. The Corporate Governance and Nominating Committee maintains, with the approval of the board, formal criteria for selecting director nominees. Candidates for director are identified for the contributions they can make to the deliberations of the board and their ability to represent impartially all of the company's stockholders, and are considered regardless of race or gender.

        In addition to other considerations, all potential nominees are expected to have and all our current directors have:

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  the highest personal and professional ethics, integrity and values,

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  education and breadth of experience to understand business problems and evaluate the possible solutions,

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  the ability to work well with others,

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  respect for the views of others and an open-minded approach to problems,

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  a reasoned and balanced commitment to the social responsibilities of the company,

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  an interest and availability of time to be involved with the company and its employees over a sustained period,

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  stature and experience to represent the company before the public, stockholders and the other various individuals and groups that affect the company,

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  the willingness to objectively appraise management performance in the interest of the stockholders,

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  an open mind on all policy issues and areas of activity affecting overall interests of the company and its stockholders and

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  no involvement in other activities or interests that create a conflict with the director's responsibility to the company and its stockholders.

        The above attributes are expected to be maintained by board members as a condition of their ongoing membership to the board. The Corporate Governance and Nominating Committee reviews the makeup of the board and the tenure of its members at least annually to help determine the number and experience of directors required.

        The Corporate Governance and Nominating Committee has also established the following additional criteria as an aid in the selection of potential director candidates. The weight given to any particular item may vary based on the Committee's assessment of the needs of the board, and not all criteria may be applicable to each vacancy. Similarly, these criteria, in whole or in part, may be modified or waived by the Corporate Governance and Nominating Committee in connection with a particular vacancy or as otherwise deemed appropriate by the Committee. Candidates should have all or a majority of the following important or desired attributes:

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  active employment as a Chief Executive Officer, or a President, Chief Financial Officer or General Manager (or a comparable position of responsibility) with reasonable expectations of becoming a CEO, of a publicly traded company (or a significant private company) with at least $1 billion to $3 billion in sales,

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  international business experience,

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  financial responsibility during career and financial literacy,

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  general management experience during career,

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  experience on publicly traded or significant private company boards,

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  experience with corporate governance issues, and ideally, some background in the legal aspects of governance applicable to publicly traded companies,

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  contribution to board diversity,

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  not nearing or planning for retirement within next five years and

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  active employment in a manufacturing or continuous process type industry, although past experience in a manufacturing or continuous process type of industry or experience in other industries may be suitable as well.

        In addition to these minimum requirements and desired attributes, the Corporate Governance and Nominating Committee will also evaluate whether the candidates' skills and experience are complementary to the existing board members' skills and experience as well as the board's need for operational, management, financial, international, technological or other expertise and diversity in a broad sense. The search firm identifies and screens the candidates, performs reference checks, prepares a biography for each candidate for the Corporate Governance and Nominating Committee to review and assists in establishing interviews. The Corporate Governance and Nominating Committee members interview candidates that meet the criteria and select those that it will recommend to the board for nomination. The board considers the nominees and selects those who best suit the needs of the board for nomination or election to the board. The Corporate Governance and Nominating Committee and the board consider the composition of the entire board and the entire range of diversity in determining who best suits the needs of the board. We do not have a formal diversity policy, but we have historically had a diverse board.

        All of our directors are financially literate. R. A. Almeida's experience includes serving as Chairman and Chief Executive Officer of a public company, international business experience, including living and working outside the U.S., financial and accounting experience, general management experience and service as a director of other public and private companies. L. Aranguren-Trellez's experience includes serving as Chief Executive Officer of a significant private company, operating and manufacturing experience, general management experience and living and working outside the U.S. I. S. Gordon's experience includes serving as the Chief Executive Officer of a large business unit of a large public company, operating and manufacturing, sales and marketing and general management experience, including living and working outside the U.S., and service as a director on other public and private company boards. P. Hanrahan's experience includes currently serving as the Chief Executive Officer of a public company, accounting and financial experience, operating and manufacturing, sales and marketing and general management experience, including living and working outside the U.S. K. L. Hendrick's experience includes prior service as the Chairman and Chief Executive Officer of a public company, operating and manufacturing, sales and marketing and general management experience, including responsibility for international operations while based in the U.S. and service on the boards of three other public companies, including service on all of their audit committees. G. B. Kenny's experience includes currently serving as the Chief Executive Officer of a public company, accounting and financial, operating and manufacturing, sales and marketing and general management experience, including responsibility for international operations while based in the U.S and service on the board of another public company and of the Federal Reserve Bank of Cleveland (Cincinnati Branch). B. A. Klein's experience includes service as Chief Financial Officer of two public companies and as a financial executive at other companies in various stages of development, including experience with acquisitions and divestitures. Ms. Klein is an audit committee financial expert under the NYSE and NASDAQ rules. W. S. Norman's experience includes service as the Executive Vice President of a public company, President of two trade associations and a nonprofit government consulting organization dedicated to improving management of the U.S. federal government. Mr. Norman has operating, sales and marketing and general management experience, including responsibility for international operations while based in the U.S. J. M. Ringler is currently serving as the Chairman of the Board of a public company and a director of that company and several other public companies. Mr. Ringler has accounting and financial experience and has served on the audit committees of several public companies. He also has operating and manufacturing and general management experience including responsibility for international operations while based in the U.S.

        The Corporate Governance and Nominating Committee will consider qualified candidates for director nominees suggested by our stockholders. Stockholders can suggest qualified candidates for director nominees by writing to the Corporate Governance and Nominating Committee, c/o the Corporate Secretary, at Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154. The Corporate Governance and Nominating Committee intends to evaluate candidates proposed by stockholders in the same manner as other candidates.

        Members of the Corporate Governance and Nominating Committee are R. J. Almeida (Chairman), P. Hanrahan, G. B. Kenny, B. A. Klein and W. S. Norman. This committee held eight meetings during 2009.

Finance Committee

        Our Finance Committee is comprised of four directors. This committee assists the board in fulfilling its oversight responsibilities in the specific areas of capital structure, leverage, risk management and the preservation of assets, investments and employee pension plans.

        Members of the Finance Committee are G. B. Kenny (Chairman), L. Aranguren-Trellez, K. L. Hendricks and B. H. Kastory. This committee held five meetings during 2009.

Director Compensation

        The following sets forth the individual components of our outside director compensation. Neither I. S. Gordon nor Samuel C. Scott III, our former Chairman and Chief Executive Officer, both of whose compensation is included in the Summary Compensation Table below, received any additional compensation for serving as a director.

Annual Board Retainer	$170,000
Annual Audit Committee Chairman Retainer	$12,500
Annual Compensation Committee Chairman Retainer	$12,500
Annual Corporate Governance and Nominating Committee Chairman Retainer	$10,000
Annual Finance Committee Chairman Retainer	$6,000
Annual Lead Director Retainer	$5,000

        Effective July 1, 2009, the annual board retainer was increased to $170,000 from $135,000. These retainers are intended to compensate our outside directors at levels comparable to those paid by similarly sized companies. The Compensation Committee and the board believe these to be appropriate levels in terms of the responsibilities borne by the directors and the market for director compensation.

        One-half of each retainer is required to be paid to the directors in the form of restricted stock units under our Stock Incentive Plan that are deferred until after the director's termination of service from the board. Directors may choose to receive the balance of their retainers in cash or to defer all or a portion of the balance into restricted stock units. All directors are reimbursed for board and committee meeting expenses, but no meeting attendance fees are paid in addition to the annual retainers.

        The following table summarizes the compensation earned by our directors other than I. S. Gordon and S. C. Scott for service during 2009.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Richard J. Almeida(4)	$79,375	$95,323	$497	$175,195
Luis Aranguren-Trellez	$76,250	$80,450	$497	$157,197
Paul Hanrahan(5)	$—	$165,319	$—	$165,319
Karen L. Hendricks	$76,250	$89,343	$497	$166,090
Bernard H. Kastory	$76,250	$93,142	$497	$169,889
Gregory B. Kenny(6)	$—	$167,618	$—	$167,618
Barbara A. Klein(7)	$82,500	$88,290	$497	$171,287
William S. Norman(8)	$—	$191,999	$497	$192,496
James M. Ringler	$76,250	$93,541	$497	$170,288

(1)
Restricted stock units have been valued at the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). See notes 2 and 12 to our consolidated financial statements for the year ended December 31, 2009 contained in our Annual Report on Form 10-K for a statement of the assumptions made with respect to the valuation under FASB ASC Topic 718. The restricted stock units are granted in advance on the first business day of each fiscal quarter equal to the amount of the retainer deferred divided by the closing price of a share of our common stock on the New York Stock Exchange on the first day of the fiscal quarter, or if that day is not a day on which the New York Stock Exchange is open for trading, on the immediately preceding day the exchange is open for trading. The restricted stock units earn dividend equivalents which were credited as additional restricted stock units valued as follows: Richard J. Almeida, $15,948; Luis Aranguren-Trellez, $4,200; Paul Hanrahan, $6,569; Karen L. Hendricks, $13,093; Bernard H. Kastory, $16,892; Gregory B. Kenny, $9,118; Barbara A. Klein, $5,790; William S. Norman, $24,499; and James M. Ringler, $17,291. The restricted stock units are not subject to vesting but cannot be transferred until a date not less than six months after the date of the director's termination of service from the board at which time the units will be settled by delivery of shares of common stock.

(2)
As of December 31, 2009, each director had the following aggregate number of restricted stock units accumulated in his or her deferral account for all years of service as a director, including additional share units credited as a result of the reinvestment of dividend equivalents: Richard J. Almeida, 30,633 units; Luis Aranguren-Trellez, 9,341 units; Paul Hanrahan, 15,568 units; Karen L. Hendricks, 25,432 units; Bernard H. Kastory, 32,306 units; Gregory B. Kenny, 20,112 units; Barbara A. Klein, 12,354 units; William S. Norman, 48,137 units; and James M. Ringler, 33,028 units.

(3)
Reflects dividends earned on 888 restricted shares granted to directors in May 2004 for their service as a director. The underlying shares are vested but remain restricted as to transfer until termination of service from the board. In addition to the amounts shown, directors may participate in a charitable matching gift program available to all salaried employees and directors which provides for matching contributions by the company of up to $5,000 per year.

(4)
Mr. Almeida served as Compensation Committee Chairman from January 1, 2009 until May 20, 2009. He has served as Corporate Governance and Nominating Committee Chairman since January 1, 2010.

(5)
Compensation Committee Chairman since May 20, 2009.

(6)
Finance Committee Chairman.

(7)
Audit Committee Chairman.

(8)
Lead Director. Mr. Norman served as Corporate Governance and Nominating Committee Chairman from January 1, 2009 through December 31, 2009.

        The following table contains information relating to stock options held by directors at December 31, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Richard J. Almeida	4,000	$14.1650	10/01/11
	4,000	$16.5650	05/01/12
	4,000	$14.8800	04/30/13
Karen L. Hendricks	4,000	$14.1650	10/01/11
	4,000	$16.5650	05/01/12
	4,000	$14.8800	04/30/13
Bernard H. Kastory	4,000	$14.1650	10/01/11
	4,000	$16.5650	05/01/12
	4,000	$14.8800	04/30/13
William S. Norman	4,000	$14.1650	10/01/11
	4,000	$16.5650	05/01/12
	4,000	$14.8800	04/30/13
James M. Ringler	4,000	$14.1650	10/01/11
	4,000	$16.5650	05/01/12
	4,000	$14.8800	04/30/13

        These options were granted in October 2001, May 2002 and April 2003. This program was then discontinued. One-half of the options became exercisable on the first anniversary of the date of grant, and the balance became exercisable on the second anniversary of the date of grant.

 Security Ownership of Certain Beneficial Owners and Management

        The following table shows, as of December 31, 2009, all persons or entities that the company knows are beneficial owners of more than five percent of the company's issued and outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
M&G Investment Management Limited(1)	7,530,240	10.02%
Governor's House
Laurence Pountney Hill
London, EC4R 0HH
Black Rock, Inc.(2)	3,852,642	5.15%
40 East 52nd Street
New York, NY 10022

(1)
The ownership information disclosed above is based on the Schedule 13G report that M&G Investment Management Limited filed with the U.S. Securities and Exchange Commission on March 4, 2010. According to the Schedule 13G report, M&G Investment Management Limited has shared voting and investment power for the 7,530,240 shares covered by the report.

(2)
The ownership information disclosed above is based on the Schedule 13G report that Black Rock, Inc. filed with the U.S. Securities and Exchange Commission on January 29, 2010 on behalf of itself and its direct and indirect subsidiaries. According to the Schedule 13G report, Black Rock, Inc. has sole voting and investment power for the 3,852,642 shares covered by the report.

        The following table shows the ownership of company common stock as of March 1, 2010, of each director, each named executive officer and all directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Beneficial Owner	Outstanding Shares of Company Common Stock(1)	Shares Underlying Phantom Stock Units and Restricted Stock Units(2)	Percent of Class(3)
R. J. Almeida	16,928	31,556	*
L. Aranguren-Trellez	919	10,117	*
I. S. Gordon	—	126,120	*
P. Hanrahan	655	17,213	*
K. L. Hendricks	12,932	26,286	*
B. H. Kastory	26,370	33,194	*
G. B. Kenny	—	20,966	*
B. A. Klein	932	13,199	*
W. S. Norman	18,461	49,876	*
J. M. Ringler	12,932	33,919	*
S. C. Scott	841,461	14,200	1.1%
C. K. Beebe	235,131	—	*
J. C. Fortnum	302,513	4,529	*
J. L. Fiamenghi	247,849	—	*
J. F. Saucier	90,502	—	*
All directors and executive officers as a group (19 persons)	2,096,060	403,352	3.3%

(1)
Includes shares of company common stock held individually, jointly with others, in the name of an immediate family member or under trust for the benefit of the named individual. Unless otherwise noted, the beneficial owner has sole voting and investment power. Fractional amounts have been rounded to the nearest whole share.

Includes shares of company common stock that may be acquired within 60 days of March 1, 2010, through the exercise of stock options granted by the company in the following amounts: R. J. Almeida, 12,000; K. L. Hendricks, 12,000; B. H. Kastory, 12,000; W. S. Norman, 12,000; J. M. Ringler, 12,000; S. C. Scott, 622,000; C. K. Beebe, 170,766; J. C. Fortnum, 230,932; J. L. Fiamenghi, 68,633; J. F. Saucier, 61,533; and for all directors and executive officers as a group, 1,427,728.

Includes shares of the company's common stock subject to restricted stock awards in the following amounts: C. K. Beebe, 10,000; J. C. Fortnum, 10,000; J. L. Fiamenghi, 10,000; and J. F. Saucier, 18,000. Also includes shares of the company's common stock subject to restricted stock awards to directors of 888 shares each to R. J. Almeida, L. Aranguren-Trellez, K. L. Hendricks, B. H. Kastory, B. A. Klein, W. S. Norman and J. M. Ringler. These restricted stock awards, which were granted to these directors as part of their annual retainers, are vested but are restricted as to transfer until termination from the board. Holders of restricted stock are entitled to vote the shares of company common stock subject to the restricted stock awards prior to vesting.

Includes shares of the company's common stock held in the Corn Products International Stock Fund of our Retirement Savings Plan as follow: C. K. Beebe, 3,896; J. C. Fortnum, 7,282; and J. L. Fiamenghi, 2,797.

(2)
Includes shares of company common stock that are represented by deferred phantom stock units and restricted stock units of the company credited to the accounts of the outside directors and certain executive officers. For I. S. Gordon this amount consists of 126,120 restricted stock units which includes the restricted stock units granted in connection with her hire and dividend equivalents which were credited as additional restricted stock units. The directors and executive officers have no voting or investment power over the company's common stock by virtue of their ownership of phantom stock units or restricted stock units.

(3)
Less than one percent, except as otherwise indicated.

Executive Compensation

Compensation Discussion and Analysis

        This section provides information concerning our compensation programs in which our principal executive officer, our former principal executive officer, our principal financial officer and our three most highly compensated executive officers other than our principal executive officers and principal financial officer (named executive officers) participated in 2009. The named executive officers are based in the U.S., other than J. L. Fiamenghi who is an employee of our Brazilian subsidiary. This discussion includes information concerning, among other things, the overall objectives of our compensation program and each element of compensation that we provide.

Overview of Compensation Philosophy and Programs

        Our Compensation Committee establishes our compensation philosophy. Our executive compensation programs are designed by our Compensation Committee based on recommendations by management and advice from an independent compensation consultant and administered by our Human Resources Department. Our Chief Executive Officer and Vice President, Human Resources make recommendations concerning base salary, short- and long-term incentive compensation and plan design to our Compensation Committee. Our Compensation Committee approves all forms of compensation for our named executive officers, including base salary, short- and long-term incentive compensation, plan design and goals.

        We are committed to maximizing shareholder value, and we are dedicated to attracting and retaining the necessary talent to accomplish this objective. Our compensation philosophy is designed to directly align the interests of shareholders and employees through compensation programs that will reward employees for performance that builds long-term shareholder value.

        The objectives of our compensation programs are to:

  •
  Focus, align and motivate management to execute our business strategy and to enhance shareholder value,

  •
  Attract and retain outstanding and talented executives who can execute our strategy and deliver the best business results and

  •
  Reinforce pay-for-performance by aligning the distributions from compensation programs with results. Annual adjustments to base salaries and incentive compensation are based on the achievement of tangible measurable results.

        We use a variety of compensation elements to achieve these objectives, including base salary, annual incentives, equity-based awards, employee benefits and a modest amount of perquisites, all of which we discuss in detail below.

        To meet our objectives, elements of compensation are based on three fundamental principles.

        The Named Executive Officers' Compensation Will Be Performance-Based.    Our executive compensation programs are designed to motivate our executive officers to maximize shareholder returns by achieving growth and value generation goals. Our programs provide this motivation in a number of ways. Our named executive officers may earn cash payments under our Annual Incentive Plan with target awards ranging from 75% to 125% of the named executive officer's base salary. Whether and to what extent payments are made under the Annual Incentive Plan depends entirely on the extent to which company-wide and divisional goals approved by the Compensation Committee, based on financial goals for the company approved by the board of directors, are achieved. Equity-based compensation is, as discussed below, delivered in the form of performance shares which are earned if, and only to the extent that, performance goals are met, and stock options, which have realizable value only if our common stock appreciates above the exercise price on the date of grant.

        A Substantial Portion of Named Executive Officer Compensation Will Be Delivered in the Form of Equity Awards.    The Compensation Committee believes that a substantial portion of total compensation should be delivered in the form of equity in order to align the interests of our named executive officers with the interests of our shareholders. In 2009, approximately half of the equity compensation provided to our named executive officers was delivered in the form of performance shares. The balance of the equity compensation delivered to our named executive officers in 2009 was in the form of stock options that vest based on the passage of time. These awards in combination focus executives on the creation of shareholder value over the long term and encourage equity ownership. In addition, due to the leadership transition, our named executive officers (other than our former Chief Executive Officer) received shares of restricted stock that vest on the one-year anniversary of their May 2009 grant date. The restricted stock units granted to our Chief Executive Officer were awarded to attract her to the company as well as to provide her with an immediate equity stake to align her interests with that of shareholders. The shares of restricted stock granted to our Chief Financial Officer and three Division Presidents were awarded to retain critical executive talent during the leadership transition.

        Our Compensation Program for Named Executive Officers is Designed to Enable Us to Attract and Retain First-Rate Executive Talent.    We believe that shareholders are best served when we can attract and retain talented executives with compensation packages that are competitive. Therefore, we target base salary for the named executive officers at the 50th percentile relative to officers of a compensation survey group of companies. We target annual cash compensation (base salary plus target short-term incentive) and long-term incentive compensation opportunities at the 60th percentile of that group of companies. We target incentive compensation at a level greater than the 50th percentile to place more emphasis on variable compensation and to motivate and reward exceptional results. The Compensation Committee engaged Hewitt Associates in 2009 to provide information regarding compensation practices of the compensation survey group to assist it in making the comparison to the survey group. This market data was also shared with management. The compensation survey group used for 2009 compensation decisions consisted of the following 24 companies:

Archer Daniels Midland Company	McCormick & Company, Inc.
Avery Dennison Corporation	MeadWestvaco Corporation
Brown-Forman Corporation	The Mosaic Company
Cargill, Incorporated	Olin Corporation
The Clorox Company	Packaging Corporation of America
ConAgra Foods, Inc.	Potash Corporation of Saskatchewan Inc.
Del Monte Foods Company	Rayonier Inc.
General Mills, Inc.	Reynolds American Inc.
Graphic Packaging Corporation	The Sherwin-Williams Company
Henkel of America, Inc.	Sonoco Products Company
Kellogg Company	UST Inc.
Kimberly-Clark Corporation	Wm. Wrigley Jr. Company

        The survey group data generally reflects companies that have business operations that are similar to ours, including broadly similar industries, sales volumes, market capitalizations and international operations.

        We use this compensation survey group because we believe it is representative of industries from which we may attract management talent. For the purposes of the 2009 compensation study, we would rank 17th in terms of annual sales if we were included in the compensation survey group. Hewitt Associates applied regression analysis to account for differences in size (i.e., revenues) of these companies in deriving the market value of each compensation element. We also periodically obtain compensation data concerning a wider group of general industrial companies of similar size to us to provide an additional and broader view of compensation levels and trends. For purposes of measuring relative total shareholder return we utilize a different group of 22 companies (the performance plan peer group) who, based on their Standard Industrial Classification codes, are engaged in businesses similar to ours. We use this group, which consists of companies that were included in the former S&P Basic Materials Index, as we were, because we believe investors are more likely to consider the stocks of these companies as alternatives to an investment in our stock than the companies in the compensation survey group, in part because their business operations are more similar to ours. We believe the use of two separate groups of companies is appropriate and not uncommon given the different purposes for comparison.

        We determine all elements of compensation annually at the same time in order to consider the relationships between all of the compensation elements as well as assess the appropriateness of the total compensation package for each named executive officer. To accomplish this, we review the strength of our financial performance, the executive officers' positions and levels of responsibility, internal comparisons, individual performance and historical grant levels, as well as the competitive market data of the compensation survey group.

Chief Executive Officer Succession

        Pursuant to the letter concerning her employment as Chairman of the Board, President and Chief Executive Officer, on May 4, 2009 Ms. Gordon was awarded stock options with a grant date Black-Scholes value of $1,000,000 that vest ratably over three years and performance shares with a target award grant value of $1,000,000 that vest at the end of 2011 contingent upon the achievement of performance goals. The company also provided a sign-on award of restricted stock units with a face value (based on the closing price of the common stock on May 4, 2009) of $2,649,000 that vest ratably over two years and restricted stock units with a face value of $550,000 that vest ratably over seven years. The company entered into a Severance Agreement with Ms. Gordon with the same terms as the agreements with other named executive officers. In addition, under the letter of employment the company agreed to provide Ms. Gordon a severance payment in the event of her termination without cause equal to her annual salary plus her target annual incentive bonus. For a more complete discussion of Ms. Gordon's compensation arrangements, please see the discussions under the headings "Potential Payments upon Termination" and "Employment Agreements."

        Mr. Scott served as Chairman of the Board, President and Chief Executive Officer through May 1, 2009. In connection with his retirement, the vesting was accelerated for Mr. Scott's unvested stock option awards, including 27,000 stock options awarded on January 23, 2007 and 53,334 stock options awarded on January 30, 2008. Mr. Scott also received a cash bonus in February 2010 prorated for the portion of 2009 when he served as our Chief Executive Officer. Consistent with the treatment of previous retirements of senior executive officers, the Compensation Committee recommended to the board and the board approved the transfer to Mr. Scott of the automobile leased by the company for Mr. Scott. To ensure a smooth leadership transition, the company also entered into a Consulting Agreement, dated as of April 27, 2009, under which Mr. Scott provided consulting services to the company during the period from the date of his retirement through December 31, 2009 for fees totaling $662,118 ($83,333 per month, an amount equal to his current monthly salary at the time of his retirement) and reimbursement of reasonable and customary business expenses in providing such services. Under the agreement, Mr. Scott is subject to non-competition and non-solicitation covenants through December 31, 2010.

Elements of Compensation

        This diagram depicts the elements of compensation we provide, and the shaded boxes under the Annual Incentives box and those under the Performance Shares box identify the financial metrics we used in 2009 to measure performance and earn those two components of performance-based compensation.

        Our compensation program has five components:    base salary, annual incentives, long-term incentive compensation, benefit programs broadly available to employees and a modest amount of perquisites. Each element is addressed in the context of competitive conditions and internal comparisons. The annual and long-term incentive plans' designs, including objectives, metrics, thresholds and other elements, are reviewed annually for alignment with our business objectives. Accordingly, there may be changes from year to year in the metrics or other plan design elements we use to measure performance and as the basis for earning those two components of compensation.

        Base Salary:    We target base salaries at the 50th percentile of the compensation survey group in an effort to be competitive with median compensation levels. The specific named executive officer's salary varies based on the level of his or her responsibility, experience, time in position, internal equity considerations and individual performance. Salaries are reviewed annually. All salary actions with respect to named executive officers other than the Chief Executive Officer are recommended by our Chief Executive Officer and reviewed and approved by the Compensation Committee. Our Chief Executive Officer's recommendations are made at the conclusion of our Performance Enhancement Process (PEP). The PEP requires our Chief Executive Officer to evaluate the other named executive officers' performance and contributions against objective metrics and assign a performance rating on a seven-point scale from a rating of not meeting expectations to a rating of consistently exceeding expectations. This rating system is used for all domestic employees and management-level employees of our international operations. Based on these ratings our Chief Executive Officer makes salary recommendations considering the named executive officer's time in position and the salary midpoint for the corresponding position in the compensation survey group.

        In 2009, in recognition of the unprecedented economic environment, the Compensation Committee did not provide a salary increase to any of the named executive officers or any of the company's other executive officers.

        Annual Incentive Plan:    Our Annual Incentive Plan is our short-term incentive cash compensation program for officers and other key domestic and international employees, including the named executive officers. This plan was adopted by our board of directors in December 1997, approved by our shareholders in 2000 and approved by our shareholders as amended in 2005. You are being asked to approve the plan again at our 2010 annual meeting.

        Since its implementation, our Annual Incentive Plan has fostered and supported our pay-for-performance philosophy by providing executive officers and other employees with direct incentives to achieve specific financial goals that are recommended by management and reviewed and approved by the Compensation Committee based upon financial goals for the company approved at the beginning of the year by our board of directors. These plan goals are intended to align performance with our shareholders' interests. For our executive officers our objective is to provide pay opportunities at the 60th percentile for target annual cash compensation (base salary plus target short-term incentive) in order to place more emphasis on variable compensation and to motivate and reward exceptional goal achievement. Actual payments relative to target levels are based on our performance relative to the financial goals. This variable annual incentive compensation closely links total cash compensation to annual financial results, delivering lower than market total cash compensation in times of poor financial performance and higher total cash compensation in times of excellent performance.

        The Compensation Committee approves a cash short-term incentive target for each named executive officer expressed as a percentage of base salary. For 2009, the target awards for the named executive officers ranged from 75% to 125% of base salary depending on the officer's position, as shown in the table below. Incentive targets are established by the Compensation Committee in part based on market data provided by the Committee's compensation consultant and in part based on our Chief Executive Officer's recommendations concerning short-term incentive target awards for specific named executive officers (other than herself). Ms. Gordon's targets were agreed to in the negotiations in connection with her being hired to serve as Chairman of the Board, President and Chief Executive Officer. Those targets were approved by the Compensation Committee and specified in her letter of agreement described under the heading "Employment Agreements."

Executive Annual Incentives — 2009

	AIP Target			AIP Maximum(1)			2009 AIP Payout (paid in February 2010)
Name	% of Salary	Amount ($)		% of AIP Target	Amount ($)		% of AIP Target	Amount ($)
I. S. Gordon(2)	115%	$648,096		200%	$1,296,192		98%	$635,000
S. C. Scott(3)	125%	$1,250,000		200%	$2,500,000		—%	$—
C. K. Beebe	80%	$380,000		200%	$760,000		97%	$370,000
J. C. Fortnum	80%	$368,000		200%	$736,000		103%	$380,000
J. L. Fiamenghi	75%	$374,682	(4)	200%	$749,364	(4)	99%	$371,000	(4)
J. F. Saucier	75%	$300,000		200%	$600,000		57%	$171,000

(1)
These amounts reflect 200% of the target opportunity. In 2009, awards granted to our named executive officers were based upon an incentive pool equal to 3% of our total operating income and an individual allocation of this pool of 40% to our Chief Executive Officer and 15% each to our Chief Financial Officer and each of the other three named executive officers, subject to a maximum award of $2.5 million in each case. The Committee exercised its discretion to reduce these award amounts based on the metrics described in this table and the discussion of our Annual Incentive Plan.

(2)
Ms. Gordon's 2009 Annual Incentive Plan award was prorated based upon her length of employment during the 2009 performance period.

(3)
Mr. Scott retired from the company in May 2009 after 35 years of service to the company. In connection with his retirement, the Committee recommended to the board and the board approved that Mr. Scott receive a cash bonus prorated for the portion of 2009 when he served as our Chief Executive Officer. The amount paid to Mr. Scott and reflected as "Bonus" in the Summary Compensation Table is $343,500 which was 82% of his 2009 AIP pro rata target award.

(4)
Mr. Fiamenghi is employed by our Brazilian subsidiary and is paid in Brazilian Reais. In calculating the U.S. Dollar equivalent for disclosure purposes, we used the average annual exchange rate for 2009 (2.01 Reais per U.S. Dollar).

        Annual incentives paid for 2009 were determined based upon achievement of goals set for corporate and divisional financial results including earnings per share, cash flow from operations, working capital and business unit operating income. For 2009, the performance goals for each of the named executive officers were established by the Committee and were based upon our annual business plan. The following chart sets forth our 2009 performance goals established for each named executive officer for 2009 as well as the actual results achieved:

Summary of 2009 Goals and Actual Results under the
Annual Incentive Plan for the Named Executive Officers

Financial Metrics	2009 Target-Level Goals	2009 Financial Results
Earnings per Share	$2.30 to $2.60	$1.99	(1)
Cash Flow from Operations	$321.9 million	$343.5 million	(2)
Working Capital(3)	46 days	50 days
North America Division Operating Income(4)	$190.2 to $215.0 million	$174.5 million
South America Division Operating Income	$137.7 to $155.6 million	$137.9 million
Asia/Africa Division Operating Income(4)	$26.6 to $30.1 million	$16.9 million

(1)
For Annual Incentive Plan purposes, the 2009 earnings per share results were adjusted to exclude unanticipated or unusual expenses impacting 2009 results; this adjustment included impairment and restructuring charges totaling $122 million ($108 million net of taxes, or $1.45 per diluted common share).

(2)
For Annual Incentive Plan purposes, the cash flow from operations results were adjusted to exclude the positive impact of the decrease in margin accounts totaling $242 million.

(3)
Working capital days is defined for purposes of the Annual Incentive Plan as the annual monthly average of current assets less current liabilities excluding cash and cash equivalents, deferred income tax assets and liabilities, short-term financing and margin and derivative accounts divided by average monthly net sales multiplied by 30 days.

(4)
For Annual Incentive Plan purposes, results of a small business unit included in the North America Division were allocated to Mr. Saucier instead of Mr. Fortnum. Mr. Saucier's goal with respect to that unit is not material and is not reflected in the table.

        Management recommended and the Compensation Committee approved the weightings with respect to those goals in the table below because they viewed earnings per share and operating income as the foundation for our growth and, as a result, shareholder value, and viewed cash flow from operations and working capital as other key financial metrics. Mr. Fortnum's, Mr. Fiamenghi's and Mr. Saucier's goals included divisional operating income goals for the divisions of which they were the Presidents in order to provide an incentive for superior performance of those divisions and as incentives with respect to matters they were in a better position to impact directly.

Weightings Assigned in 2009 to Each Performance Objective under the
Annual Incentive Plan for the Named Executive Officers

	Earnings per Share	Divisional Operating Income	Cash Flow from Operations	Working Capital
I. S. Gordon	50%	—	25%	25%
S. C. Scott	50%	—	25%	25%
C. K. Beebe	50%	—	25%	25%
J. C. Fortnum	30%	20%	25%	25%
J. L. Fiamenghi	30%	20%	25%	25%
J. F. Saucier	30%	20%	25%	25%

        A scale developed for each metric permits participants in our Annual Incentive Plan to earn from 0% up to 200% of their annual incentive targets based on achievement of from 80% to 140% of the earnings per share and operating income goals and 80% to 120% of the cash flow from operations goal. Achievement of a minimum of 65% of the earnings per share goal was required to earn any portion of the Annual Incentive Plan award.

        Our board of directors reviews goals and objectives for the company. The Compensation Committee, together with the company's other independent, outside, non-employee directors, reviews and approves corporate goals and objectives relevant to our Chief Executive Officer's compensation in light of those objectives for the company. The Committee in conjunction with the company's other independent, outside, non-employee directors evaluates the Chief Executive Officer's performance in light of those goals and objectives. The Committee discusses the evaluation with the other directors and recommends compensation for the Chief Executive Officer to the independent, outside, non-employee directors who approve the Chief Executive Officer's compensation, including base salary and short- and long-term incentive awards.

        Our Chief Executive Officer can recommend an adjustment to the amount of the Annual Incentive Plan award earned by any other named executive officer (positively or negatively) based on her judgment of that individual's performance and/or her judgment of the degree of difficulty of the goal. Historically, this adjustment has been generated from a +/- 15% pool which is established by multiplying the sum of the calculated earned awards for the executive officer group excluding the Chief Executive Officer by 15%. Due to the strength of individual contributions, Ms. Gordon recommended adjustments that equaled 15% of the aggregate calculated awards for the executive officer group excluding the Chief Executive Officer, and the Committee approved her proposed adjustments and additional adjustments that equaled 0.8% of the aggregate calculated awards for the executive officer group excluding the Chief Executive Officer. Furthermore, the Committee can adjust the total amount earned and calculated in accordance with the metrics described above from 0% to 150% based on its determination of the relative strength or weakness of an individual's performance. As a result, an outstanding performer can have his or her total bonus payment increased by 50%; conversely, the bonus can be reduced incrementally to $0 for an unsatisfactory performer. No such adjustments were made for 2009.

        To be eligible to receive an incentive payment for a performance period, a named executive officer must (i) be an employee of the company on the last day of the performance period, or have terminated employment during the performance period due to retirement, disability or death, and (ii) have been employed by the company more than six months of the performance period. A named executive officer who is eligible to receive an incentive payment for a performance period, but who was not actively employed during the entire performance period, will receive a prorated payment determined in accordance with rules approved by the Compensation Committee. Annual incentive awards for each performance period are to be paid within two and one-half months after the end of the one-year performance period.

        Long-term Incentive Compensation:    The principal purpose of our long-term incentive compensation program is to promote our long-term financial success through achievement of long-range performance goals that will enhance shareholder value, and, as a result, should enhance the price of our stock and our shareholders' returns on their investments. For our named executive officers, long-term incentive compensation comprised from 42% to 52% of their total 2009 target compensation (base salary plus short- and long-term incentive compensation) which we feel provides an appropriate balance between shorter- and longer-term compensation and fixed and variable components. We award long-term incentives to our executive officers in the form of nonqualified stock options and performance shares granted pursuant to our Stock Incentive Plan. Our goal is to provide awards such that we deliver approximately 50% of the grant date fair value of the long-term incentive award in the form of nonqualified stock options and the remaining 50% in the form of performance shares. Because we consider vesting restrictions and forfeiture assumptions to determine the grant date fair value of the long-term incentive award, the target value utilized by the Compensation Committee to determine equity awards differs slightly from the valuation used for accounting purposes and disclosed in the Summary Compensation Table. We use these allocations between stock options and performance shares to provide a balance of the key drivers of shareholder value creation, with stock options providing compensation based solely on increases in our share price, and performance shares providing compensation based both on relative total shareholder return (TSR) and the achievement of specific financial goals such as return on capital employed (ROCE) that are not subject to market fluctuations but ultimately tend to be closely correlated with increasing shareholder value. We continue to evaluate the appropriate mix of long-term incentive compensation vehicles in comparison to the market to best support our long-term business strategy.

        Stock Options.    We determined the January 2009 grant of nonqualified stock options by converting 50% of the targeted long-term incentive compensation value for each named executive officer to a number of stock options using an estimated Black-Scholes option value. Stock options were granted to eligible management employees, and the exercise price of such options was established on January 27, 2009. The exercise price for the options granted to Ms. Gordon was established on May 4, 2009, the date of her commencement of employment with the company. All of the options granted to our named executive officers are nonqualified stock options with ten-year terms that vest in one-third increments on the first three anniversaries of the date of the grant. Mr. Scott did not receive a stock option grant in 2009 in light of his anticipated retirement.

        In recent years we have made option grants annually in January. We make the grants at the same time other elements of compensation are determined so that we can consider all elements of compensation simultaneously.

        Performance Shares.    Each year we have granted performance shares with an estimated grant date value of 50% of the targeted long-term incentive compensation value for an overlapping three-year performance period beginning with the year of the grant. This multi-year incentive plan is intended to focus our executive officers on achieving critical multi-year performance goals. These goals, such as return on capital employed, earnings growth and total shareholder return, are designed to increase shareholder value. The Committee regularly reviews the design of the performance shares, including performance metrics, to ensure the grants continue to be aligned with maximizing shareholder returns by achieving growth and value generation goals. To further promote executive share ownership and shareholder alignment, vested performance shares are paid in common stock. No dividends are earned on any performance shares prior to the end of the three-year performance cycle.

        The total shareholder return goals have been established based on relative percentile ranking with respect to total shareholder return for members of a performance plan peer group. The performance plan peer group for the 2007 performance shares consisted of the 21 companies listed below who, based on their Standard Industrial Classification codes, are similar to us. If two companies in the group merge, or one is acquired by another member of the group, the new company will be included in the group. If a company merges with a company not in the group, that company will be removed and its total shareholder return will be excluded from the peer group.

AGRICULTURAL PROCESSING	AGRICULTURAL CHEMICALS
Archer-Daniels-Midland Company	Agrium, Inc.
Bunge Limited	Monsanto Company
Gruma, S.A. de C.V.	Potash Corporation of Saskatchewan Inc.
MGP Ingredients, Inc.	Syngenta AG
Penford Corporation	Terra Industries Inc.
Tate & Lyle PLC	Terra Nitrogen Company, L.P.
AGRICULTURAL PRODUCTION/FARM PRODUCTION	PAPER/TIMBER
Alico, Inc.	Buckeye Technologies Inc.
Alliance One International, Inc.	Deltic Timber Corporation
Charles River Laboratories International Inc.	MeadWestvaco Corporation
Universal Corporation	Potlach Corporation
Wausau Paper Corp.

        These companies were recommended by management and approved by our Compensation Committee on the basis of their Standard Industrial Classification codes and their inclusion in the former S&P Basic Materials Index in which we were also included. The performance plan peer group is utilized for this purpose rather than the compensation survey group because we believe investors are more likely to consider the stocks of these companies as alternatives to an investment in our stock than the companies in the compensation survey group, in part because their business operations are more similar to ours. We would rank 9th in terms of annual sales if we were included with the performance plan peer group. We believe that the compensation survey group is more representative of industries from which we may attract talent. Therefore, we use it to determine competitive compensation levels.

        Vesting of 2007 Performance Shares.    No portion of the performance shares granted in January 2007 were earned based upon our performance for 2007, 2008 and 2009. The following chart summarizes the performance goals at threshold, target and maximum levels, and the actual performance we achieved.

 Performance Metrics, Goals and Actual Results for
2007 Performance Shares

	Threshold Performance (50% of Shares)	Target Performance (100% of Shares)	Maximum Performance (200% of Shares)	Actual Results

Relative Total Shareholder Return (50% of Shares)	40th percentile	55th percentile	80th percentile	43rd percentile
Return on Capital Employed (50% of Shares)	8.1%	8.7%	9.7%	7.7%

        Although the company's percentile ranking for this period was above the required threshold 40th percentile and therefore ordinarily a partial payout would be made, because absolute TSR was negative over the performance cycle no award was earned.

Total Shareholder Return

        Fifty percent of the performance shares could be earned based on the achievement of a relative TSR goal. The TSR goal for the 2007-2009 cycle was based on the relative percentile ranking with respect to the performance plan peer group. We set the target award at the 55th percentile because we want to reward for above-average performance in our long-term incentive plan.

        TSR is determined for this purpose as follows:

        TSR = (Change in Stock Price + Dividends Paid)/Beginning Stock Price

        Change in Stock Price is the difference between the Beginning Stock Price and the Ending Stock Price. Beginning Stock Price is the average of the daily average prices for each of the 20 trading days immediately prior to the first day of the performance period. Ending Stock Price is the average of daily average prices for each of the last 20 trading days of the performance period. The daily average prices are the average of the high and low price on the New York Stock Exchange for one share of common stock on the date of determination. Dividends Paid are the total of all dividends paid on one share of common stock during the applicable calendar quarter(s) during the performance period with dividends treated as though they are reinvested at the end of each calendar quarter based on the stock price at the end of each calendar quarter. The Beginning Stock Price for the 2007-2009 cycle was $35.87.

Return on Capital Employed

        Fifty percent of the performance shares could be earned based on the achievement of a return on capital employed (ROCE) goal that was established at the commencement of the three-year performance cycle. ROCE is determined by dividing our net operating profit after tax for the third year of the performance cycle by the amount of our capital employed based on the opening balance sheet of the third year of the three-year performance cycle. Capital employed is defined for this purpose as the sum of our total stockholders' equity plus cumulative translation adjustment, minority interest in subsidiaries, redeemable common stock and total debt less our cash and cash equivalents.

        Once the number of performance shares to be awarded has been determined based on our results, the Compensation Committee may decrease or eliminate entirely the number of performance shares earned based on whether the participant's individual performance during the performance period was unacceptable. The Compensation Committee relies upon management recommendations, which are based on their judgment, to determine whether performance by named executive officers other than the Chief Executive Officer was unacceptable.

        2008 Performance Shares.    Performance shares granted in January 2008 will be earned based upon our performance for 2008, 2009 and 2010. In January 2008, the Committee revised the plan design in response to the achievement of ROCE in excess of our cost of capital. The Committee determined that a goal based on ROCE should be complemented with a goal to achieve earnings per share growth objectives. Therefore, half of the 2008 performance shares will be earned based upon a matrix that combines a compounded annual earnings per share growth goal with ROCE results for the three-year performance period. Relative total shareholder return continues to represent half of the award opportunity.

        2009 Performance Shares.    Performance shares granted in January 2009 will be earned based upon the performance for 2009, 2010 and 2011. The 2009 performance shares will be earned based on relative TSR and ROCE like the 2007 awards and do not have a compounded annual earnings per share growth goal as the 2008 awards did. The portion of the 2009 performance shares awarded in 2009 to be earned based on relative total shareholder return will not require that a positive total shareholder return be achieved to earn that portion of the award.

        2010 Performance Shares.    In 2010, the Committee determined to use relative TSR as the single performance metric on which to earn awards.

        Retirement and Other Benefits.    We also provide benefits such as medical, dental and life insurance and disability coverage to each U.S.-based named executive officer. These benefits are also provided to all eligible U.S.-based employees. Eligible employees, including the named executive officers, can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their active employee benefits. In addition, all salaried employees in the U.S. are eligible to participate in our Cash Balance Pension Plan, our Retirement Savings Plan and our Retiree Health Care Spending Accounts (RHCSA). Select employees are provided with split-dollar life insurance under our legacy Executive Life Insurance Plan that was established prior to our becoming an independent public company and is now frozen.

        Cash Balance Plan.    Our Cash Balance Plan is a defined benefit qualified pension plan which is available to all U.S. salaried employees. Accounts of participants in the Cash Balance Plan accrue pay credits based on years of service and monthly interest credits using a rate equal to a specified amount above the interest rate on short-term Treasury notes. Pay credits are calculated as a percentage (3% to 10%) of a salaried employee's eligible compensation (defined as base salary, overtime and earned Annual Incentive Plan award). The pay credit percentage is determined by the employee's years of service and reaches and remains at 10% after 35 years of service. The value of a participant's account at retirement is paid out either as a life or a joint and survivor annuity or in an optional form, such as a lump sum if certain funding conditions are met. The Cash Balance Plan provides for a three-year vesting period. All of the named executive officers other than Mr. Fiamenghi participate in the Cash Balance Plan.

        To the extent that an employee's annual retirement income benefit under the Cash Balance Plan exceeds the limitations imposed by the Internal Revenue Code of 1986, as amended, additional benefits may be provided by our nonqualified Supplemental Executive Retirement Plan (discussed below) through a Cash Balance Make-up Account to which we contribute the amounts that we would contribute to the Cash Balance Plan absent those limitations. All of the named executive officers other than Mr. Fiamenghi participate in Cash Balance Make-up Accounts.

        Supplemental Executive Retirement Plan (SERP).    Certain of our U.S.-based eligible employees, including all the named executive officers other than Mr. Fiamenghi, are entitled to participate in our Supplemental Executive Retirement Plan. The purpose of this nonqualified, unfunded plan is to (a) permit certain key executives to defer receipt of a portion of current compensation, including short-and long-term incentive payments, until a later year, (b) provide participants and their beneficiaries with the amount of retirement income that is not provided under the Cash Balance Plan or the Retirement Savings Plan by reason of Internal Revenue Service limits on eligible compensation and (c) preserve the opportunity for executives to continue to defer compensation that was deferred under previously maintained plans.

        SERP participants are general unsecured creditors of the company.

        Retirement Savings Plan.    Our Retirement Savings Plan is a tax-qualified 401(k) savings plan that offers U.S. salaried employees the opportunity to contribute up to 25% of their eligible compensation on either a before-tax or after-tax basis. The company matches 100% of employee contributions up to the first 6% of eligible compensation contributed. Employee contributions are fully vested upon contribution. Company contributions are vested after three years of qualified employment with the company.

        In addition to the Retirement Savings Plan, certain U.S.-based eligible employees, including all the named executive officers other than Mr. Fiamenghi, may participate in Annual Deferral Accounts and Savings Plan Make-up Accounts under the nonqualified SERP. To the extent that benefits are limited under the Retirement Savings Plan due to Internal Revenue Service limits on compensation and deferral limits, participants are permitted to make contributions to Annual Deferral Accounts under the SERP. We make matching contributions to Savings Plan Make-up Accounts that mirror our contributions to the Retirement Savings Plan. A participant is vested in his or her Savings Plan Make-up Account to the extent that he or she is vested in the Retirement Savings Plan employer matching contributions.

        Mr. Fiamenghi participates in our Brazilian subsidiary's defined contribution plan. Accounts of participants in this plan accrue monthly interest credits according to the actual investment return gained and company contributions. The value of a participant's account at retirement is paid out as an annuity over a specified time period or as a percentage of the outstanding balance.

        Retiree Health Care Spending Accounts (RHCSA).    RHCSA accounts are provided to all eligible U.S.-based employees and provide employees whose employment with the company is terminated at or after age 55 with 10 years of service with assistance in purchasing retiree medical and dental care from the company. At termination, qualified employees have access to a RHCSA for themselves and a RHCSA in an equal amount for their then qualified dependents. The balances in these accounts may be used by the retiree and dependents to purchase from the company, at the company's full cost, the medical and dental benefits provided by the company to active employees.

        The balances in these notional accounts are forfeited if the employee terminates employment unless the employee is at least age 55 with 10 years of service at the time of termination. The accounts otherwise terminate after termination of employment on the death of the employee for the employees' RHCSA and upon the death of the qualified dependent in the case of his or her RHCSA.

        Executive Life Insurance Plan.    We provide 29 present and former U.S. salaried employees, including Mr. Scott, Ms. Beebe and Mr. Fortnum, with the opportunity to participate in our Executive Life Insurance Plan. This is a legacy plan which was established by our former parent company before we became an independent public company, and all of the insurance policies were purchased by our former parent company. This plan and plan benefits are frozen, and it is not our policy to offer this benefit to any non-legacy officers. This is a split-dollar life insurance plan which provides the participant with a greater death benefit than provided under our basic life insurance plan. Additionally, after the later of age 65 or 15 years from the purchase of a policy included in this plan, participants are given full ownership of the life insurance policies. Participants' annual premiums are calculated to pay for the cost of the life insurance being provided.

        Mr. Scott, Ms. Beebe and Mr. Fortnum participate in this plan. In 2009, Mr. Scott received full ownership of one of the two policies provided to him purchased more than 15 years ago. We make payments to the participating named executive officers in the amount of the participant premiums under the Executive Life Insurance Plan and continue to do so after their retirement from the company. We also make payments to these three named executive officers in the amount of taxes due as a result of such payments.

        Perquisites and Other Personal Benefits.    We provide our named executive officers with perquisites and other personal benefits that we believe are reasonable and appropriate because they help make our compensation packages competitive, better enable the company to attract and retain executives for key positions and are not excessive.

        We provide each named executive officer a car. We lease and pay all the costs of operating those cars, including insurance. Each of the named executive officers also receives financial planning and tax preparation services the value of which constitutes taxable income to the recipient. We also provide annual physical examinations to our named executive officers and other eligible employees.

        The values of these perquisites are included in the Summary Compensation Table in the column headed "All Other Compensation."

        Change in Control Agreements.    We have a severance agreement with each of the named executive officers that requires us or a successor company to make certain payments and provide certain benefits if the officer's employment is terminated by us or the successor company other than because of death, "Disability" or "Cause," or is terminated by the officer for "Good Reason," in each case, within two years after a change in control of the company. Disability, Cause and Good Reason are defined in these severance agreements. These agreements are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of the company. In addition, for executives, these agreements are intended to align executives' and shareholders' interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives' own employment. Because these agreements are provided to satisfy different objectives than our regular compensation program, decisions made under this program do not affect our regular compensation program.

        The terms of these agreements are similar to those provided by other companies, and we provide them in part because we believe we need to do so to provide a competitive compensation package. Information regarding potential payments under these agreements for the named executive officers is provided under the heading "Estimated Potential Payments upon Change in Control" on page 52.

Executive Stock Ownership Targets

        We maintain stock ownership targets for our named executive officers. The ownership target for our Chief Executive Officer is five times her current annual base salary. We count direct and indirect ownership of our common stock, including restricted stock, restricted stock units and phantom shares, but do not include stock options or unvested performance shares. The target for each of our other named executive officers is three times his or her current annual base salary. Named executive officers are expected to attain their ownership targets within five years from the time the targets become applicable. As of December 31, 2009 all the named executive officers either exceeded their stock ownership targets or were within the five-year compliance window in which to meet those ownership targets.

Timing of Stock Option Grants

        Our Compensation Committee reviews and approves management's recommendations for option grants annually. This has occurred in January in recent years. The Committee approves grants of options to named executive officers at the same time they are granted to all other eligible employees. We do not time such grants in coordination with the company's possession or release of material, non-public or other information. Meetings of the Compensation Committee are generally scheduled at least a year in advance.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company's Chief Executive Officer or any of the company's four other executive officers, other than the Chief Executive Officer, whose compensation is required to be disclosed in this proxy statement by reason of their being among the most highly compensated officers for the taxable year and who are employed by us as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by shareholders). For 2009, the grants of stock options, the payments under the Annual Incentive Plan and the performance share awards were designed to satisfy the requirements for deductible compensation. Because a 2006 amendment to U.S. Securities and Exchange Commission regulations requires that we disclose the Chief Financial Officer's compensation in our proxy statement whether or not she is one of our four most highly compensated executive officers other than the Chief Executive Officer, Section 162(m) does not limit our deduction for compensation paid to our Chief Financial Officer.

Summary Compensation Table

        The following narrative, tables and footnotes describe the total compensation earned by our named executive officers for 2007, 2008 and 2009. The components of the total compensation reported in the Summary Compensation Table are described below. For information on the role of each component within the total compensation package, refer to the description under "Compensation and Discussion Analysis" beginning on page 24.

        Salary.    This column represents the base salary earned during 2007, 2008 and 2009 by each of our named executive officers and includes any amounts deferred by the named executive officer under our Retirement Savings Plan and SERP.

        Bonus.    Mr. Scott received a cash bonus prorated for the portion of 2009 when he served as our Chief Executive Officer. We did not pay any bonuses, as defined for purposes of the disclosure requirements, to any of our other named executive officers in 2009 or to any of our named executive officers in 2008. Mr. Scott, Ms. Beebe, Mr. Fortnum and Mr. Fiamenghi received cash bonuses in addition to amounts earned under our Annual Incentive Plan for 2007 performance.

        Stock Awards.    This column represents the aggregate grant date fair value of performance shares, restricted stock units and shares of restricted stock granted to each of the named executive officers in the current and prior years, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Additional information regarding the awards is set forth in the "Grants of Plan-Based Awards in Fiscal 2009" table on page 41 and the "Outstanding Equity Awards at 2009 Fiscal Year-End" table on page 43. The assumptions used in determining the fair value of the awards are set forth in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for each respective year covered by the Summary Compensation Table (notes 2 and 11 in the report for 2007 and notes 2 and 12 in the reports for 2008 and 2009). We caution that the actual amounts ultimately realized by the named executive officers from the disclosed performance share awards, restricted stock units and shares of restricted stock will likely vary from the disclosed amounts based on a number of factors, including the amounts of the actual awards, our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting. The actual value the named executive officer receives will depend on the number of shares earned and the price of our common stock when the shares vest. Because we consider vesting restrictions and forfeiture assumptions to determine the grant date fair value of performance share awards, the target value utilized by the Compensation Committee to determine the number of performance shares to grant differs slightly from the valuation used for accounting purposes and disclosed in this column.

        Option Awards.    This column represents the grant date fair value of option awards granted to each of the named executive officers in the current and prior years, computed in accordance with FASB ASC Topic 718. Additional information regarding the awards is set forth in the "Grants of Plan-Based Awards in Fiscal 2009" table on page 41 and the "Outstanding Equity Awards at 2009 Fiscal Year-End" table on page 43. The assumptions used in determining the fair value of the awards are set forth in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for each respective year covered by the Summary Compensation Table (notes 2 and 11 in the report for 2007 and notes 2 and 12 in the reports for 2008 and 2009). We caution that the actual amounts ultimately realized by the named executive officers from the disclosed option awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting. Because we consider vesting restrictions and forfeiture assumptions to determine the grant date fair value of stock option awards, the target value utilized by the Compensation Committee to determine the number of stock options to grant differs slightly from the valuation used for accounting purposes and disclosed in this column. Stock options granted in 2007, 2008 and 2009 vest in three equal installments on the first three anniversaries of their dates of grant.

        Non-Equity Incentive Plan Compensation.    This column represents cash awards earned by our named executive officers during the respective year under our Annual Incentive Plan, which is discussed in further detail on page 28 under "Compensation Discussion and Analysis" beginning on page 24.

        Change in Pension Value and Nonqualified Deferred Compensation.    This column represents the aggregate actuarial increase in the present value of benefits under all of our pension plans during the respective years for each of our named executive officers. The amounts were determined by using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements. These amounts also include the amount by which interest earned on deferred compensation deemed to be invested at the prime rate exceeded the interest that would have been earned on those investments at 120% of the applicable federal long-term rate (as prescribed under section 1274(d) of the Internal Revenue Code).

        All Other Compensation.    Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope and are primarily comprised of retirement benefit contributions and payments to maintain legacy executive life insurance benefits.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(5)		Total
Ilene S. Gordon,	2009	$563,942		$—		$4,505,297		$750,817	$635,000		$16,528	$45,794		$6,517,378
Chairman of the Board, President and Chief Executive Officer(1)
Samuel C. Scott III,	2009	$337,180		$343,500	(2)	$—		$—	$—		$655,749	$1,043,415	(4)	$2,379,844
Former Chairman of the Board, President and	2008	$993,917		$—		$876,420	(3)	$723,330	$2,129,545		$722,406	$297,982		$5,743,600
Chief Executive Officer	2007	$921,250		$200,000		$1,034,160	(3)	$826,400	$1,749,243		$604,826	$265,530		$5,601,409
Cheryl K. Beebe,	2009	$475,000		$—		$700,587		$229,320	$370,000		$131,770	$90,788		$1,997,465
Vice President and	2008	$471,083		$—		$331,092		$273,612	$621,000		$137,453	$88,169		$1,922,409
Chief Financial Officer	2007	$425,667		$73,000		$393,648		$315,065	$577,000		$119,931	$72,780		$1,977,091
Jack C. Fortnum,	2009	$460,000		$—		$763,738		$262,080	$380,000		$127,543	$99,147		$2,092,508
Vice President and	2008	$448,833		$—		$347,322		$286,296	$630,000		$113,642	$100,141		$1,926,234
President, North America	2007	$409,000		$83,000		$410,329		$330,560	$592,000		$104,831	$86,662		$2,016,382
Division
Jorge L. Fiamenghi,	2009	$499,577	(6)	$—		$591,508		$171,990	$371,000	(6)	$—	$92,965	(6)	$1,727,040
Vice President and	2008	$528,921	(6)	$—		$259,680		$213,816	$604,000	(6)	$—	$171,428	(6)	$1,777,845
President, South America	2007	$501,804	(6)	$90,103	(6)	$306,912		$245,854	$616,559	(6)	$—	$91,888	(6)	$1,853,120
Division
John F. Saucier,	2009	$400,000		$—		$591,508		$171,990	$171,000		$29,288	$37,932		$1,401,718
Vice President and President, Asia/Africa Division and Global Business Development	2008	$400,000		$—		$259,680		$213,816	$400,000		$27,049	$32,804		$1,333,349

(1)
Ms. Gordon was appointed Chairman of the Board, President and Chief Executive Officer effective May 4, 2009. The Stock Awards aggregate value includes Ms. Gordon's sign-on award of restricted stock units with a face value of approximately $3.2 million in addition to the dividend equivalents credited to Ms. Gordon during 2009 as additional restricted stock units. During the vesting period, nonvested awards earn dividend equivalents, which are credited as additional restricted stock units, subject to the same vesting and restricted period as the original awards.

(2)
Mr. Scott retired in May 2009. He was paid a cash bonus prorated for the portion of 2009 when he served as our Chief Executive Officer.

(3)
These stock awards reflect the full grant date fair value of performance share awards granted in 2007 and 2008. As a result of his retirement, Mr. Scott is entitled to receive pro rata amounts for the portions of the applicable performance periods for these awards during which he served as our Chief Executive Officer.

(4)
Mr. Scott served as a consultant to the company for the balance of 2009 after his retirement under a Consulting Agreement providing for a monthly consulting fee of $83,333.

(5)
The following table provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for 2009.

All Other Compensation Table

Named Executive Officer	Company Contributions to Qualified and Non- Qualified Plans	Payments Equal to Life Insurance Premiums	Tax Gross-up Related to Life Insurance	Other Tax-related Payments	Perquisites	Dividends on Restricted Stock	Consulting Fees	Total All Other Compensation
I. S. Gordon	$33,837	$—	$—	$—	$11,957	$—	$—	$45,794
S. C. Scott	$157,003	$17,820	$11,880	$73,622	$120,972	$—	$662,118	$1,043,415
C. K. Beebe	$65,760	$3,741	$2,494	$—	$15,993	$2,800	$—	$90,788
J. C. Fortnum	$65,400	$8,664	$5,776	$—	$16,507	$2,800	$—	$99,147
J. L. Fiamenghi	$75,735	$—	$—	$—	$14,430	$2,800	$—	$92,965
J. F. Saucier	$14,700	$—	$—	$—	$15,952	$7,280	$—	$37,932
•
Company Contributions to Savings Plans: The company makes matching contributions for compensation contributed by participants under our Retirement Savings Plan and SERP Savings Plan Make-up Accounts. For our U.S.-based named executive officers, these matching contributions for 2009 are set forth in the table above. For Mr. Fiamenghi, this amount represents our Brazilian subsidiary's company contribution under its defined contribution plan.

•
Life Insurance: Mr. Scott, Ms. Beebe and Mr. Fortnum participate in our Executive Life Insurance Plan. The amounts in the table include payments equal to the amount of participant premiums on life insurance policies for their benefit. These policies were purchased by our former parent company, and we have continued to maintain the policies based upon the commitment to provide such benefits to each participant. The premiums on these policies are based on the insurance company's underwriting requirements.

•
Tax-related Payments: As participants in the Executive Life Insurance Plan, Mr. Scott, Ms. Beebe and Mr. Fortnum receive payments in the amount of taxes due as a result of the payments made equal to the amount of their participant premiums.

•
Perquisites and Other Tax-Related Payments: These amounts include the costs of providing a leased car to each of our named executive officers and the costs of providing financial planning and tax preparation services. Mr. Scott's amounts include the $105,113 value of the automobile then being leased for him that was transferred to him upon his retirement and a payment of $73,622, the amount of the taxes due as a result of the transfer of the automobile and the taxes due upon that payment.
(6)
Mr. Fiamenghi is employed by our Brazilian subsidiary and is paid in Brazilian Reais. The amounts shown as salary, bonus and non-equity incentive plan compensation are based on the yearly average exchange rates of 1.95, 1.84 and 2.01 Reais per U.S. Dollar for 2007, 2008 and 2009, respectively. Prior to March 2008, we established Mr. Fiamenghi's compensation in U.S. Dollars and set an exchange rate each January to convert his cash compensation from U.S. Dollars to Brazilian Reais. The exchange rate used for conversion was a five-year rolling average exchange rate which was used to mitigate the impact of currency fluctuations. The five-year rolling average exchange rates were 2.71 and 2.51 Reais per U.S. Dollar at January 2007 and 2008, respectively. In March 2008, we established Mr. Fiamenghi's salary in Reais instead of U.S. Dollars, effective April 1, 2008, in an effort to mitigate exchange rate volatility.

Grants of Plan-Based Awards in Fiscal 2009

        The following table contains information relating to grants to the named executive officers during 2009 of awards under our Annual Incentive Plan and performance shares, restricted stock, restricted stock units and stock options under our Stock Incentive Plan.

									All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)
										Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
I. S. Gordon(5)	05/04/09	$324,048	$648,096	$1,296,192
	05/04/09				22,852	45,704	91,408				$1,271,485
	05/04/09							102,914			$2,649,006
	05/04/09							21,368			$550,012
	05/04/09								108,814	$25.74	$750,817
S. C. Scott	01/28/09	$625,000	$1,250,000	$2,500,000
					—	—	—				—
								—	—	—	—
C. K. Beebe	01/27/09	$190,000	$380,000	$760,000
	01/27/09				7,650	15,300	30,600				$439,187
	05/19/09							10,000			$261,400
	01/27/09								36,400	$25.58	$229,320
J. C. Fortnum	01/27/09	$184,000	$368,000	$736,000
	01/27/09				8,750	17,500	35,000				$502,338
	05/19/09							10,000			$261,400
	01/27/09								41,600	$25.58	$262,080
J. L. Fiamenghi(6)	01/27/09	$187,341	$374,682	$749,364
	01/27/09				5,750	11,500	23,000				$330,108
	05/19/09							10,000			$261,400
	01/27/09								27,300	$25.58	$171,990
J. F. Saucier	01/27/09	$150,000	$300,000	$600,000
	01/27/09				5,750	11,500	23,000				$330,108
	05/19/09							10,000			$261,400
	01/27/09								27,300	$25.58	$171,990

(1)
These amounts reflect the terms of the awards under our Annual Incentive Plan. The actual amounts paid under the Annual Incentive Plan with respect to awards made in 2009 are included in amounts for 2009 in the column captioned "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table above. Ms. Gordon's target under the Annual Incentive Plan was established on a pro rata basis because she commenced employment on May 4, 2009. Mr. Scott retired in May 2009. He was paid a cash bonus prorated for the portion of 2009 when he served as our Chief Executive Officer.

(2)
These amounts reflect the terms of grants of performance shares under our Stock Incentive Plan. The grant date fair values of these shares are included in the column captioned "Stock Awards" in the Summary Compensation Table above.

(3)
The exercise price for these options is the closing price on the date of grant.

(4)
This column shows the grant date fair value of stock awards and option awards under FASB ASC Topic 718. Generally, the full grant date fair value is the amount the company would expense in its financial statements over the award's vesting schedule. For stock options, fair value is calculated based on the grant date fair values estimated by us using the Black-Scholes option pricing model for financial reporting purposes, $6.30 for the grants on January 27, 2009 and $6.90 for the grant on May 4, 2009. For additional information on the valuation assumptions, see notes 2 and 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009. We caution that the actual amounts ultimately realized by the named executive officers from the disclosed stock and option awards will likely vary based on a number of factors, including the amounts of the actual awards, our actual operating performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting. The options vest in three equal installments on the first, second and third anniversaries of the date of grant.

(5)
In connection with her hire, Ms. Gordon was awarded 102,914 restricted stock units that vest ratably over two years and 21,368 restricted stock units that vest ratably over seven years. During the vesting period, nonvested awards earn dividend equivalents which are credited as additional restricted stock units, subject to the same vesting and restricted periods as the original awards.

(6)
Cash-based awards to Mr. Fiamenghi are paid in Brazilian Reais. In calculating the U.S. Dollar equivalent for disclosure purposes, we used the average yearly exchange rate for 2009 (2.01 Reais per U.S. Dollar).

Outstanding Equity Awards at 2009 Fiscal Year-End

        The following table contains information relating to stock options, performance shares, restricted stock and restricted stock units held by our named executive officers at December 31, 2009.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(10) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(11) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(10) ($)
I. S. Gordon
			108,814	(1)		$25.74	05/03/19
								124,282	(2)	$3,632,763
											45,704	$1,335,928
S. C. Scott
	47,600					$14.52	10/25/11
	120,000					$14.33	10/24/12
	120,000					$16.92	10/30/13
	120,000					$24.70	11/04/14
	121,000					$25.83	01/23/16
	81,000	(3)				$33.80	01/22/17
	80,000	(4)				$33.82	01/29/18
											12,000	$350,760
C. K. Beebe
	16,000					$14.33	10/24/12
	16,000					$16.92	10/30/13
	36,000					$24.70	11/04/14
	40,000					$25.83	01/23/16
	20,333		10,167	(5)		$33.80	01/22/17
	10,066		20,134	(6)		$34.36	01/28/18
			36,400	(7)		$25.58	01/26/19
								10,000	(8)	$292,300	25,500	$745,365
J. C. Fortnum
	26,000					$14.52	10/25/11
	33,000					$14.33	10/24/12
	33,000					$16.92	10/30/13
	36,000					$24.70	11/04/14
	36,000					$25.83	01/23/16
	21,333		10,667	(5)		$33.80	01/22/17
	10,533		21,067	(6)		$34.36	01/28/18
			41,600	(7)		$25.58	01/26/19
								10,000	(8)	$292,300	28,200	$824,286
J. L. Fiamenghi
	20,000					$25.83	01/23/16
	15,866		7,934	(5)		$33.80	01/22/17
	7,866		15,734	(6)		$34.36	01/28/18
			27,300	(7)		$25.58	01/26/19
								10,000	(8)	$292,300	19,500	$569,985
J. F. Saucier
	20,000					$29.80	04/02/16
	11,133		5,567	(5)		$33.80	01/22/17
	7,866		15,734	(6)		$34.36	01/28/18
			27,300	(7)		$25.58	01/26/19
								18,000	(9)	$526,140	19,500	$569,985

(1)
One third of these options will vest on May 4, 2010, May 4, 2011 and May 4, 2012, respectively.

(2)
In connection with her hire, Ms. Gordon was awarded 102,914 restricted stock units that vest ratably over two years and 21,368 restricted stock units that vest ratably over seven years. During the vesting period, nonvested awards earn dividend equivalents, which are credited as additional restricted stock units, subject to the same vesting and restricted periods as the original awards.

(3)
In connection with Mr. Scott's retirement as Chairman of the Board, President and Chief Executive Officer, vesting of 27,000 stock options awarded on January 23, 2007 was accelerated.

(4)
In connection with Mr. Scott's retirement as Chairman of the Board, President and Chief Executive Officer, vesting of 53,334 stock options awarded on January 30, 2008 was accelerated.

(5)
These stock options vested on January 23, 2010.

(6)
One half of these stock options vested on January 29, 2010, and the other one half will vest on January 29, 2011.

(7)
One third of these options vested on January 27, 2010, and the other two thirds will vest in equal installments on January 27, 2011 and 2012, respectively.

(8)
These shares of restricted stock will vest on May 19, 2010.

(9)
10,000 shares will vest on May 19, 2010, and 8,000 shares vest in equal installments on April 3, 2010 and April 3, 2011.

(10)
Value stated is the value of unvested shares multiplied by the closing price of our shares of common stock on December 31, 2009 ($29.23).

(11)
Reflects unearned performance shares in the 2008 and 2009 performance plan awards (at the target performance level).

        There were two grants of options in 2001 when we changed the grant date from January to October and no annual grants in 2005 when we changed the grant date back to January.

Option Exercises and Stock Vested in Fiscal 2009

        The following table contains information concerning the exercise of stock options by our named executive officers and vesting of restricted shares held by them during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
I. S. Gordon
Options	—	—
Restricted Stock			—	—
S. C. Scott
Options	162,400	$2,624,074
Restricted Stock			—	—
C. K. Beebe
Options	—	—
Restricted Stock			—	—
J. C. Fortnum
Options	—	—
Restricted Stock			—	—
J. L. Fiamenghi
Options	—	—
Restricted Stock			—	—
J. F. Saucier
Options	—	—
Restricted Stock			—	—

        Value realized upon exercise is equal to the number of options exercised multiplied by the difference between the closing price on the date of exercise and the exercise price. Value realized on vesting of restricted shares is the closing price on the date of vesting multiplied by the number of shares vested.

Pension Benefits in Fiscal 2009

        The following table states the actuarial present value of each named executive officer's accumulated benefit under each of our pension plans.

        Cash Balance Plan.    Our Cash Balance Plan is a defined benefit qualified pension plan which is available to all U.S. salaried employees. Accounts of participants in the Cash Balance Plan accrue pay credits based on years of service and monthly interest credits using a rate equal to a specified amount above the interest rate on short-term Treasury notes. Pay credits are calculated as a percentage (3% to 10%) of a salaried employee's eligible compensation (defined as base salary, overtime and earned Annual Incentive Plan award). The pay credit percentage is determined by the employee's years of service and reaches and remains at 10% after 35 years of service. The value of a participant's account at retirement is paid out either as a life or a joint and survivor annuity or in an optional form, such as a lump sum if certain funding conditions are met. The Cash Balance Plan provides for a three-year vesting period.

        Mr. Fortnum participated in the Casco Pension Plan for Salaried Employees prior to his transfer from our Canadian subsidiary to the parent company on March 1, 1993. Mr. Fortnum has ceased to accrue benefits under this plan and has 7.5 years of credited service under the plan at December 31, 2009.

        Nonqualified Cash Balance Make-up Accounts.    To the extent that an employee's annual retirement income benefit under the Cash Balance Plan exceeds the limitations imposed by the Internal Revenue Code, additional benefits may be provided by our nonqualified Supplemental Executive Retirement Plan through a Cash Balance Make-up Account. All of the named executive officers other than Mr. Fiamenghi participate in Cash Balance Make-up Accounts. Our named executive officers other than Ms. Gordon, Mr. Fiamenghi and Mr. Saucier were participants in a defined benefit plan operated by the company that owned us before we became an independent public company. The named executive officers who became officers of Corn Products when we became an independent company (Mr. Scott, Ms. Beebe and Mr. Fortnum) receive additional pay credits in Cash Balance Make-up Accounts to offset a portion of pension benefits lost as a result of our becoming an independent public company and the change from a final average pay plan maintained by our predecessor to our Cash Balance Plan.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
I. S. Gordon	Cash Balance Plan	—	$7,461	—
	Nonqualified Cash Balance Make-up Account	—	$9,712	—
S. C. Scott	Cash Balance Plan	35	$1,003,098	$973,964
	Nonqualified Cash Balance Make-up Account	35	$3,872,217	$3,838,964
C. K. Beebe	Cash Balance Plan	29	$335,881	—
	Nonqualified Cash Balance Make-up Account	29	$458,185	—
J. C. Fortnum	Cash Balance Plan	24	$231,903	—
	Nonqualified Cash Balance Make-up Account	24	$466,245	—
	Casco Pension Plan	7.5	$79,056	—
J. L. Fiamenghi	n/a	n/a	n/a	n/a
J. F. Saucier	Cash Balance Plan	3	$30,849	—
	Nonqualified Cash Balance Make-up Account	3	$49,260	—

(1)
For the U.S.-based named executive officers, the present value of the accumulated benefit reflects their current vested balances in the Cash Balance Plan which will be distributed upon termination, regardless of the age of the participant at termination, and balances in their Cash Balance Make-up Accounts will be distributed in accordance with individual elections. In addition, for Mr. Fortnum, the present value includes the present value of accumulated benefits in the Casco Pension Plan. See note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 for a discussion of the assumptions used to determine the present value of accumulated benefits under our pension plans.

Nonqualified Deferred Compensation in Fiscal 2009

        The following table contains information concerning deferred compensation arrangements under our nonqualified Supplemental Executive Retirement Plan (SERP), excluding Cash Balance Make-up Accounts which are reflected in the above "Pension Benefits" table. Under the SERP, named executive officers can defer up to 20% of their annual compensation and up to 100% of the awards earned by them under our Annual Incentive Plan and any earned performance shares. Mr. Fiamenghi, who is an employee of our Brazilian subsidiary, does not participate in the SERP.

        Amounts deferred are, at the election of the named executive officer, deemed to be invested at the prime rate or in phantom units of our common stock, provided that earned performance shares must be deferred into phantom units of our common stock. Deemed investment earnings are credited at the monthly compound equivalent of the prime rate, which is adjusted quarterly based upon the published prime rate, or the increase or decrease of the fair market value of the applicable number of shares of our common stock. When dividends are paid on our common stock, deemed investments in common stock are credited with the amount of the dividends which is deemed to be invested in additional phantom stock units at the fair market value of a share on the dividend payment date. Phantom stock units are paid through the issuance of shares of common stock at the time of distribution equal to the number of phantom stock units owned at that time.

        Our SERP is an unfunded plan and is not ERISA-regulated or protected. SERP participants are general unsecured creditors of the company. Our SERP is a combination of plans that mirrors plans being operated by our former parent company at the time we became an independent public company.

Nonqualified Deferred Compensation

Name	Executive Contributions in 2009(1) ($)	Company Contributions in 2009(2) ($)	Aggregate Earnings in 2009(3) ($)	Aggregate Withdrawals/ Distributions in 2009 ($)		Aggregate Balance at December 31, 2009(5) ($)
I. S. Gordon	$112,788	$19,137	$1,277	$—		$133,202
S. C. Scott	$142,303	$142,303	$58,526	$1,406,832	(4)	$601,779
C. K. Beebe	$85,100	$51,060	$13,304	$—		$453,786
J. C. Fortnum	$169,000	$50,700	$27,718	$—		$928,866
J. L. Fiamenghi	n/a	n/a	n/a	n/a		n/a
J. F. Saucier	—	—	—	—		—

(1)
Employee contributions include any deferrals of annual compensation, including earned awards under the Annual Incentive Plan and any earned performance shares.

(2)
These amounts relate to the company match in Savings Plan Make-up Accounts and are also included in the named executive officers' compensation under "All Other Compensation" in the Summary Compensation Table.

(3)
Deemed investment earnings are credited at the monthly compound equivalent of the prime rate, which is adjusted quarterly based upon the published prime rate, or the increase or decrease of the fair market value of the applicable number of shares of our common stock.

(4)
In November 2009, Mr. Scott received the balances deferred in his Annual Deferral Accounts, Annual Incentive Plan Accounts, Performance Plan Accounts and Prior Plan Accounts in accordance with his deferral elections.

(5)
These balances include income from prior years which was deferred by the named executive officers and earnings on the amounts previously deferred as well as deferred 2009 income which is included as income in the Summary Compensation Table as well as in this amount. In the case of Mr. Scott and Ms. Beebe, the balances include deferrals of income earned with our predecessor before we became an independent public company.

Potential Payments upon Termination

Employment Agreements

        I. S. Gordon.    Effective May 4, 2009, Ms. Gordon was hired as Chairman of the Board, President and Chief Executive Officer. Pursuant to her letter of employment dated as of April 2, 2009, Ms. Gordon is employed on an "at will" basis. The letter of employment provides for, among other things, a base salary of $850,000; a target annual incentive award of 115% of base salary and a maximum of 230% of base salary, prorated for the 2009 performance period based upon the commencement date of employment and based upon the achievement of performance goals previously established by the Compensation Committee; performance shares with a target value of $1,000,000 and stock options with a value of $1,000,000 under the Stock Incentive Plan; and other benefits and perquisites provided to senior executives of the company. For all performance awards granted during Ms. Gordon's employment that provide for other than ratable annual vesting, the letter of agreement provides for a pro rata vesting of each such award (based on the number of days employed during the vesting period) on the date of Ms. Gordon's retirement at any time on or after attaining age 62 and five years of service with the company, with such vested portion subject to attainment of any performance goals that may be provided under any such awards.

        The letter of employment also provides for a grant of restricted stock units under the Stock Incentive Plan with a value of $3,199,000, of which $2,649,000 will vest 50% on each of the first two anniversaries of the date of grant, and the remaining $550,000 will vest 1/7th on each of the first seven anniversaries of the date of grant. The restricted stock units will vest in full in the event of death or disability while employed by the company, upon involuntary termination by the company without cause or upon the occurrence of a change in control (as defined in the company's form of executive severance agreement). Upon vesting, the restricted stock units will be distributed in shares of common stock, together with all dividend equivalents accrued on those units.

        In the event of Ms. Gordon's involuntary termination by the company without cause, the letter of employment provides for a severance payment equal to the sum of her annual base salary plus target annual incentive in effect on the termination date and a pro rata portion of the annual incentive for the year in which the termination occurs based upon actual performance, paid when the annual incentive is paid to other senior executives of the company. The letter of employment contains post-termination restrictions on Ms. Gordon including a two-year non-solicitation of employees covenant and a one-year non-competition covenant.

        J. L. Fiamenghi.    We have a letter of employment with Mr. Fiamenghi because we are required to do so under Brazilian law. This letter is dated April 2, 1971 and confirms Mr. Fiamenghi's beginning monthly salary at that time.

        Other Named Executive Officers.    None of our other named executive officers has an employment contract or letter agreement concerning employment. The terms of these executives' severance, except Mr. Fiamenghi's, are the same as the terms for other salaried employees except in the event of a change in control. Mr. Fiamenghi's entitlements under Brazilian law are described in the section below.

Potential Payments upon Termination or Change in Control

        For terminations other than those relating to a change in control, the named executive officers are not entitled to receive any additional benefits that are not otherwise available to other salaried employees. These benefits may include distributions under the Cash Balance Plan, Retirement Savings Plan, retiree medical benefits, disability benefits, accrued vacation pay and death severance benefits. However, termination of senior executive officers may result in severance payments or a paid consulting arrangement for some period of time after termination in addition to the payments to which the executive is otherwise entitled in exchange for confidentiality, non-compete, non-solicitation or other agreements. Persons who retire (after age 55 with at least ten years of service, after age 62 with at least five years of service in the case of Ms. Gordon), die or become disabled after the first year of a three-year cycle with respect to performance shares issued under our Stock Incentive Plan will receive a prorated award for each such cycle payable after the end of the cycle when other participants receive their payments. If Ms. Beebe or Mr. Fortnum is terminated for any reason after reaching age 55, they will be entitled to the continuation of payments equal to the premiums on their executive life insurance policies for their benefit and payments of amounts equal to taxes due as a result of such payments until the later of age 65 or the 15th year of the applicable insurance policies. In cases of prior retirements by persons who were executive officers, including Mr. Scott, the Compensation Committee has exercised its discretion to accelerate the vesting of stock options and to transfer to the retiring executive title to the automobile being leased by the company for the use of the executive.

        In addition to payments described under the heading "Estimated Potential Payments upon Change in Control" on page 52, Mr. Fiamenghi would receive payments in accordance with our Brazilian subsidiary's policies. Under a Brazilian statute we deposit an amount equal to 8% of Mr. Fiamenghi's monthly salary into a government bank account under the Government Severance Indemnity Fund for Employees (FGTS) that earns interest at an annual rate of 6% and is adjusted for inflation. In the event of termination with or without cause as defined in the Brazilian statute, Mr. Fiamenghi is entitled to the amount in the account. He is also entitled to that amount upon reaching retirement age, which he has reached. If he is terminated without cause (as defined in the Brazilian statute), he is entitled to receive that amount plus 40% of the sum of all contributions to and earnings in that account (whether or not previously distributed), which we are required to provide. The amount due to Mr. Fiamenghi under his severance agreement with us will be reduced by all or any portion of such additional 40% received by Mr. Fiamenghi.

Retirement of S. C. Scott

        Mr. Scott served as our Chairman of the Board, President and Chief Executive Officer through May 1, 2009. In connection with his retirement, the vesting was accelerated for Mr. Scott's unvested stock option awards including 27,000 stock options awarded on January 23, 2007 and 53,334 stock options awarded on January 30, 2008. The value of the accelerated vesting was $0, based on the closing price of the company's common stock on that date being less than the applicable exercise prices. Mr. Scott also received a cash bonus of $343,500 (prorated for the portion of 2009 when he served as our Chief Executive Officer). Consistent with the treatment of previous retirements of senior executive officers, the Compensation Committee recommended to the board and the board approved the transfer to Mr. Scott of the automobile leased by the company for Mr. Scott. The value of that automobile was $105,113, and Mr. Scott was paid $73,622 to pay the taxes resulting from the transfer of the automobile and taxes on that payment. To ensure a smooth leadership transition, the company also entered into a Consulting Agreement, dated as of April 27, 2009, under which Mr. Scott provided consulting services to the company during the period from the date of his retirement through December 31, 2009 for a monthly fee of $83,333 (equal to Mr. Scott's current monthly salary at the time of his retirement) and reimbursement of reasonable and customary business expenses in providing such services. Under the agreement, Mr. Scott is subject to non-competition and non-solicitation covenants through December 31, 2010. Mr. Scott received $662,118 in consulting fees under his Consulting Agreement. Mr. Scott also will receive payments totaling $29,699 to assist in the payment of premiums on life insurance policies for his benefit and to assist in the payment of taxes due as a result of such payments. All of the payments made in 2009 and reflected in this paragraph are included compensation for Mr. Scott in the Summary Compensation Table under the heading "All Other Compensation."

Executive Severance Agreements

        We have a severance agreement with each of the named executive officers that requires us to make certain payments and provide certain benefits if the officer's employment is terminated by us other than because of death, "Disability" or "Cause" or is terminated by the officer for "Good Reason" within two years after a change in control of the company.

        Under the severance agreements a change in control results from any of the following:

  •
  the acquisition by an individual, entity or group of persons of beneficial ownership of 20% or more of our common stock other than pursuant to most transactions in which we directly issue or purchase shares of our common stock,

  •
  a majority of our directors at the start of a two-year period, and persons whose nominations are approved by those directors, or directors approved by those directors not constituting a majority of our board at the end of the two-year period,

  •
  a merger or sale of substantially all of our assets except where owners of our shares own a majority of the voting shares of the surviving corporation or purchaser of the assets and no person other than us or our benefits plans who owned 15% of our stock before the transaction owns 25% or more of the stock of the survivor or purchaser and the directors who must be a majority under the preceding provision are a majority of the directors of the surviving corporation or purchaser, or

  •
  the consummation of a plan of our complete liquidation or dissolution.

        For the purposes of the severance agreements:

  •
  We have "Cause" to terminate the named executive officer if the named executive officer (a) has willfully engaged in conduct which involves dishonesty or moral turpitude which either (1) results in substantial personal enrichment of the named executive officer at our expense or (2) is demonstrably and materially injurious to our financial condition or reputation, (b) has willfully violated the provisions of the confidentiality or non-competition agreement entered into between the company or any of its subsidiaries and the named executive officer or (c) has committed a felony.

  •
  The named executive officer is said to have "Good Reason" to terminate his or her employment (and thereby become entitled to the benefits described below) if we reduce the named executive officer's base salary, require the named executive officer to relocate more than 35 miles from his or her office location immediately prior to the change in control, reduce in any manner which the officer reasonably considers important the named executive officer's title, job authorities or responsibilities immediately prior to the change in control or take certain other actions as specified in the definition.

        Each severance agreement requires, as a precondition to the receipt of payments, that the named executive officer sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. They also include a prohibition of soliciting or recruiting any of our employees or consultants that would apply for one year following the named executive officer's termination of employment (two years in the case of Ms. Gordon) and confidentiality provisions that would apply for an unlimited period of time following the named executive officer's termination of employment.

        The agreements provide for the payment of salary and vacation pay accrued through the termination date plus amounts under the Annual Incentive Plan based on the assumption that the target award level was achieved, prorated for the relevant year or portion thereof. In addition, the terminated officer would receive, as a severance payment, a lump sum amount equal to three times the sum of his or her (a) highest base salary in effect during any consecutive 12-month period within the 36 months immediately preceding the date of termination and (b) his or her target Annual Incentive Plan payment for the year in which the termination occurs. We provide this level of severance because we believe it to be typical and necessary to provide a competitive benefit. Mr. Fiamenghi's lump sum payment would be reduced by 40% of the sum of the balance of his Brazilian government-mandated FGTS account and previous distributions from that account.

        The agreements provide for certain continued insurance and other benefits for a period of 36 months (if the named executive officer is at least 62 years old, our Compensation Committee has the discretion to provide such continued insurance and other benefits only until the executive officer attains age 65) and certain allowances for a period of three months, which include, based on current allowances, continued use of a leased car for three months. These agreements also provide for accelerated vesting pursuant to our Stock Incentive Plan of the terminated officer's then unvested restricted stock awards and other stock-based awards, including, but not limited to, performance share awards under our long-term incentive compensation program on a change in control.

        These agreements also provide for the terminated officer to receive three additional years of service under our Cash Balance Plan based on the officer's target total cash compensation (if the executive is at least 62 years old he or she will receive a pro rata amount of additional service credits based on the number of full months until the executive reaches age 65) and three years of benefits under his or her nonqualified Cash Balance Make-up Account. These agreements also provide for vesting of the officer's accounts under the Cash Balance Plan and nonqualified Cash Balance Make-up Accounts, if they are not already vested.

        The officer will receive cash payments or nonqualified plan credits equal to three years of employee matching contributions in addition to the contributions made to the Retirement Savings Plan and Savings Plan Make-up Accounts. These agreements also provide for vesting of the officer's accounts under the Retirement Savings Plan and Savings Plan Make-up Accounts, if they are not already vested.

        The officer will receive the cash value of his or her current Retiree Health Care Spending Account (RHCSA) and related dependent account, plus the value of three additional years of company contributions to that account. These agreements also provide for vesting of the officer's current RHCSA and related dependent account, if they are not already vested.

        We will provide a terminated officer with executive-level outplacement services for a period of one year from the date of his or her termination of employment. Such outplacement services are required to be provided through an outplacement firm that is mutually agreed upon by the parties.

        We will reimburse any excise tax paid by the terminated officer as a result of payments under his or her severance agreement unless a less than 10% reduction in the payments would make the excise tax inapplicable, in which case the payments will be reduced by the least amount that would make the excise tax inapplicable. If we are barred from providing any of the benefits contemplated by the severance agreements, we are obligated to arrange to provide substantially similar benefits or the after-tax cash equivalent.

        To the extent the payments may not be paid from a qualified plan, such amounts will be paid from our general assets.

Change in Control Provisions of the Stock Incentive Plan

        The Stock Incentive Plan provides that upon a change in control, all outstanding awards made under it will be surrendered to the company in exchange for a cash payment except, in the case of a merger or similar transaction in which the shareholders receive publicly traded common stock, all outstanding options and stock appreciation rights immediately will become exercisable in full, all other awards immediately will vest, all performance periods will lapse, each performance period will be deemed satisfied at the target level and each option, stock appreciation right and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction. These provisions are intended to permit our senior executives to focus on our success in the event of a change in control and to encourage them to remain in our employ in the event of a possible change in control. These provisions are similar to terms of other companies' stock incentive plans and are included in part because we believe we need to do so to provide a competitive compensation package.

Estimated Potential Payments upon Change in Control

        The estimated amounts payable to each named executive officer other than S. C. Scott, who retired in May 2009, upon a change in control and termination of the named executive officer's employment for reasons other than for death, "Disability" or "Cause," by us or our successor or by the named executive officer for "Good Reason" within two years after a change in control in accordance with the terms of the severance agreements discussed above, are shown in the table below. The amounts assume such termination was effective as of December 31, 2009 and are estimates of the amounts that would be paid to the executives upon their termination. Due to a number of factors that affect the nature and amount of any benefits, actual amounts paid or distributed to the other named executive officers may be different from the amounts in the table. Factors that could affect these amounts include the timing during the year of any such event, the company's stock price and the executive's age.

	I. S. Gordon	C. K. Beebe		J. C. Fortnum	J. L. Fiamenghi		J. F. Saucier
Cash Severance	$5,482,500	$2,210,725	(10)	$2,484,000	$2,188,327	(11)	$2,100,000
Pro rata Bonus Payment(1)	$977,500	$380,000		$368,000	$374,683		$300,000
Early Vesting of Stock Options(2)(3)	$379,761	$132,859		$151,841	$99,645		$99,645
Early Vesting of Restricted Stock(2)(4)	$3,668,541	$292,300		$292,300	$292,300		$526,140
Early Vesting of Performance Shares(2)(5)	$1,440,133	$1,175,323		$1,276,155	$904,337		$819,260
Retirement Benefit Payment(6)	$97,535	$324,526		$297,897	$—		$82,000
Defined Contribution Plan Payments(7)	$138,120	$201,795		$202,290	$227,206		$44,100
Health and Welfare Benefit Values	$37,029	$31,413		$51,860	$15,904		$50,888
Post-Retirement Medical Coverage(8)	$5,524	$63,966		$49,408	$—		$9,834
Outplacement Services	$25,000	$25,000		$25,000	$25,000		$25,000
Personal Allowances	$5,424	$4,084		$4,127	$3,607		$4,069
Excise Tax and Gross Up	$4,050,200	$—		$1,717,269	$—		$1,416,906
Executive Life Insurance(9)	$—	$58,483		$143,661	$—		$—
FGTS Payment(11)	$—	$—		$—	$434,453		$—

Total	$16,307,267	$4,900,474		$7,063,808	$4,565,462		$5,477,842

(1)
Pro rata target award based on guaranteed pro rata target payment under severance agreements.

(2)
Upon a change in control, all outstanding options will become fully exercisable, all restrictions imposed on outstanding shares of restricted stock and restricted stock units will immediately lapse and all outstanding performance shares will immediately vest as described in footnote 5.

(3)
Based on the closing price of shares of our common stock on December 31, 2009 ($29.23) minus the applicable exercise price.

(4)
The number of shares of restricted stock or restricted stock units multiplied by $29.23 (the closing price on December 31, 2009).

(5)
Reflects the target number of performance shares for the 2007 through 2009, 2008 through 2010 and 2009 through 2011 performance periods multiplied by the highest stock price of a share of common stock during the 90-day period immediately preceding the date of the assumed change in control ($31.51).

(6)
Reflects only the additional amounts earned under the Cash Balance Plan and nonqualified Cash Balance Make-up Accounts due to a change in control (three extra years of service credits) as well as the continuation of vesting over the severance period.

(7)
Reflects cash payments or nonqualified plan credits equal to three years of employer matching contributions under the Retirement Savings Plan and the Savings Plan Make-up Accounts as well as the continuation of vesting over the severance period. For Mr. Fiamenghi, the amount reflects three years of employer contributions under his Brazilian defined contribution plan.

(8)
Executive officers are vested in their RHCSA accounts at age 55 with ten years of service. Upon a change in control, each named executive officer would receive three additional years of service credits and company contributions and become vested in their RHCSA accounts, if not already vested. Mr. Fiamenghi does not participate in a RHCSA account.

(9)
As a result of a change in control, Ms. Beebe and Mr. Fortnum would continue to participate in the Executive Life Insurance Plan (absent a change in control, participation would cease as these executives are not 55 years of age at the assumed time of termination). The amounts shown reflect the estimated sum of the continued payments these executives would receive to assist in the payment of premiums on life insurance policies for their benefit and to assist in the payment of taxes due as a result of such payments.

(10)
Reflects a reduction of $354,275 in accordance with Ms. Beebe's severance agreement which, like the other named executive officers' severance agreements, provides that if a less than 10% reduction in the severance payment would make the excise tax inapplicable then the payment will be reduced by the least amount that would make the excise tax inapplicable.

(11)
Upon termination of employment from our Brazilian subsidiary following a change in control, Mr. Fiamenghi would receive the balance in his government-mandated FGTS account, an additional 40% of the sum of that balance and previous distributions from that account which is required when termination is without cause, plus three years of salary continuation under his executive severance agreement. The FGTS amount shown is the additional 40% payment. His cash severance amount has been reduced (from $2,622,780 to $2,188,327) by the additional 40% payment on his FGTS account. An exchange rate of 2.01 Reais per U.S. Dollar (the 2009 average rate) has been used to convert payments in Brazilian Reais to U.S. Dollars.

Risk Arising From Compensation Policies and Practices

        We believe that risk associated with our incentive plans is low. All employees participate in the same short-term incentive and long-term incentive plans. The metrics and goals for those plans are developed by management, are reviewed with the Finance Committee of the board and ultimately approved by the full Board of Directors. Management's opinion is that our plan designs do not promote inappropriate risk taking.

Compensation Committee Report

        The Compensation Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement headed "Compensation Discussion and Analysis," and, on the basis of that review and discussion, recommended that that section be included in our Annual Report on Form 10-K and in this proxy statement.

                      Compensation Committee
                      P. Hanrahan, Chairman
                      R. J. Almeida
                      K. L. Hendricks
                      W. S. Norman

Equity Compensation Plan Information as of December 31, 2009

        The following table provides information as of December 31, 2009 about the company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	5,400,576	(1)	$25.32	(2)	2,332,976
Equity compensation plans not approved by security holders	122,632	(3)	N/A		454,175

Total	5,523,208		$25.32	(4)	2,787,151

(1)
This amount includes an aggregate of 269,748 shares of company common stock representing outstanding performance share target awards that will vest only upon the successful completion of the relevant long-term incentive performance cycle and will be payable, if earned, by the company in shares of company common stock. The amount included in this column in respect of these performance awards assumes that all such performance awards vest 100%. This amount also includes 288,794 restricted stock units outstanding as of December 31, 2009. This amount does not include 235,466 shares of restricted stock outstanding as of December 31, 2009.

(2)
This price does not take into account the 269,748 performance share target awards and 288,794 restricted stock units referenced in footnote 1, because those awards have no exercise price.

(3)
This amount assumes that all phantom stock units of the company credited to the Deferred Compensation Plan for Outside Directors and phantom stock units in the Supplemental Executive Retirement Plan of the participating directors and executive officers will be paid in the form of our common stock.

(4)
This price represents the weighted-average exercise price of outstanding options. It excludes the phantom stock units referenced in footnote 3 as well as the 269,748 performance share target awards and 288,794 restricted stock units referenced in footnote 1, because those awards have no exercise price.

Independence of Board Members

        Under the rules of the New York Stock Exchange, a director is not considered to be independent unless the board of directors has affirmatively determined that the director has no material relationship with the company or any of its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company or any of its subsidiaries). In addition, the New York Stock Exchange rules stipulate that certain relationships preclude a director from being considered to be independent. The board has determined that each director and nominee for director, except for I. S. Gordon, the company's Chief Executive Officer, and L. Aranguren-Trellez, is independent.

        In making its determination as to the independent directors, the board reviewed relationships between the company and the directors, including ordinary course relationships arising from transactions (all of which represented substantially less than one percent of the revenues of the entities involved) on terms and conditions substantially similar to those with unaffiliated third parties between the company and entities where the directors or their immediate family members are directors, advisory board members, executive officers or employees or own five percent or more of the equity of the applicable entity (Messrs. Almeida, Hanrahan, Kastory, Ringler and Ms. Klein). The board also reviewed the company's contributions to charitable organizations (none of which exceeded $20,000 in any year) where the directors or their immediate family members serve as officers, directors or trustees (Messrs. Almeida, Kastory, Kenny, Norman and Ringler and Ms. Hendricks and Ms. Klein).

Review and Approval of Transactions with Related Persons

        The board has adopted a policy and procedures for review, approval and monitoring of transactions involving the company and "related persons" (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the company's outstanding stock). The policy covers any related person transaction involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

Policy

        Related person transactions must be approved by the Audit Committee of the board of directors or if a related person involved is a member of the board of directors or a nominee to become a director then by all of the disinterested independent members of the board. In considering the transaction, the committee or independent directors will consider all relevant factors, including as applicable

  •
  the size of the transaction and the amount payable, directly or indirectly, to a related person,

  •
  the nature of the interest or involvement of the related person in the transaction,

  •
  whether the transaction creates an appearance of a conflict of interest or unfair dealing,

  •
  whether the rates or charges and other key terms involved in the transaction were determined by competitive bids,

  •
  whether the transaction involves the provision of goods or services to the company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the company as would be available in comparable transactions with or involving unaffiliated third parties and

  •
  the impact of the transaction on the company and its stockholders.

Procedures

  •
  The Chief Financial Officer will advise the Chairman of the Audit Committee of any related person transaction of which she becomes aware.

  •
  The Audit Committee will consider such related person transaction at its next regularly scheduled meeting or, if it deems it advisable, prior thereto at an interim meeting called for such purpose. If approval or ratification of the related person transaction requires consideration by all of the disinterested and independent members of the board of directors, the related person transaction will be considered at the board's next regularly scheduled meeting or, if the disinterested and independent directors deem it advisable, prior thereto at an interim meeting called for such purpose.

  •
  Except as set forth below, any related person transaction not approved in advance by the Audit Committee or a majority of the disinterested and independent directors will not be entered into by the company unless the consummation of the transaction is expressly subject to ratification by the Audit Committee or a majority of the disinterested and independent directors. If the transaction is not so ratified, the company will not consummate the transaction. It is the responsibility of management to notify the Chief Financial Officer of all potential related person transactions in advance, so as to allow appropriate review under the company's guidelines.

  •
  If the company enters into a transaction that (i) the company was not aware constituted a related person transaction at the time it was entered into but which it subsequently determines is a related person transaction prior to full performance thereof or (ii) did not constitute a related person transaction at the time such transaction was entered into but thereafter becomes a related person transaction prior to full performance thereof, then in either such case the related person transaction will be presented for ratification in the manner set forth above. If the related person transaction is not ratified, then the company will take all reasonable actions to attempt to terminate its participation in the transaction. Reasonable steps will not be deemed to require that the company act in breach of any contractual obligations or otherwise expose itself to legal liability.

  •
  The Chief Financial Officer will update the Audit Committee or the board, as applicable, on the status of any approved related person transaction not less than annually, or upon termination of or anticipated significant change in the related person transaction. Anticipated significant changes will be subject to the approval processes required for initial approval of a related person transaction.

        Currently the only related person transactions are transactions at competitive market rates, through the company's Mexican subsidiary, with companies owned or controlled indirectly by the family of Mr. Aranguren-Trellez described below.

Certain Relationships and Related Transactions

        Transactions with Subsidiaries of Arancia Industrial, S.A. de C.V.    We, through CPIngredientes, S.A. de C.V., continue to engage in transactions at competitive market rates, with companies owned or controlled indirectly by the family of Luis Aranguren-Trellez. During 2009, we sold (a) steam water and starch and (b) other products, in each case at commercial market rates in amounts totaling approximately $516,837 and $300,576 (net of VAT), respectively, and made payments of approximately $41,400 (net of VAT) to another company controlled by Mr. Aranguren-Trellez' family to lease office space for CPIngredientes, S.A. de C.V. Sales of steam water and starch to the company controlled by Mr. Aranguren-Trellez' family are expected to continue in 2010 in the amount of approximately $1 million, and we continue to lease office space from the other company controlled by Mr. Aranguren-Trellez' family.

Proposal 2. Approval of Amendments to the Company's Certificate of Incorporation
to Eliminate the Classified Board Structure

        The board of directors has adopted, and recommends that the company's stockholders approve, amendments to Article EIGHTH of the company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to:

  •
  eliminate the classified board structure on a phase-out basis beginning in 2011; and

  •
  provide that once the board ceases to be classified, directors may, consistent with Delaware law, be removed with or without cause.

        A copy of Article EIGHTH of the Certificate of Incorporation that shows the changes that would be implemented upon stockholder approval of this proposal 2 is attached as Appendix A to this proxy statement. An explanation of the proposed amendments is included below.

Background

        A nonbinding stockholder proposal to declassify the board of directors was included in the proxy statement for our 2009 annual meeting and received favorable votes from 73% of outstanding shares of the company's common stock (94.9% of the shares voted at our 2009 annual meeting). The Corporate Governance and Nominating Committee of the company's board of directors, which is comprised entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the company. While the board of directors believes that the classified board of directors structure has promoted continuity and stability and encouraged a long-term perspective on the part of directors, it recognizes the sentiment of the company's stockholders and a number of institutional investor groups in favor of the annual election of directors. In light of this, the company's board of directors, at the recommendation of the Corporate Governance and Nominating Committee, has determined that it will ask stockholders to approve amendments to the Certificate of Incorporation that would eliminate the company's current classified board structure and make certain related changes.

Current Classification of the Company's Board of Directors

        The Certificate of Incorporation currently provides that the board of directors is divided into three classes, with each class containing as nearly equal a number of directors as is possible. At each annual meeting, only one class of directors is considered by the stockholders for election to a term of three years to succeed those directors whose terms expire at the meeting. Consistent with Delaware corporate law, the Certificate of Incorporation currently provides that directors may be removed only for cause.

Summary of Proposed Amendments

Declassification of the Board of Directors

        If this proposal is approved by stockholders, Article EIGHTH of the Certificate of Incorporation would be amended to eliminate the classification of the board of directors and to provide that the size of the board will be fixed, as is currently contemplated by the company's By-laws, by board resolution. If approved, declassification will be phased-in over a three-year period, beginning at the 2011 annual meeting, as follows:

  •
  Class II directors whose terms will end in 2011 will serve out their current terms in full and they or their successors will stand for election at the 2011 annual meeting, and subsequent annual meetings, for one-year terms;

  •
  Class III directors whose terms will end in 2012 will serve out their current terms in full and they or their successors will stand for election at the 2012 annual meeting, and subsequent annual meetings, for one-year terms; and

  •
  Class I directors whose terms will end in 2013 will serve out their terms in full and they or their successors will stand for election at the 2013 annual meeting and subsequent annual meetings, for one-year terms.

        This proposal will not affect the election of Class I directors at this 2010 annual meeting. Beginning with the 2013 annual meeting, if this proposal is approved, all directors will stand for election at each annual meeting of stockholders for one-year terms.

Removal of Directors Without Cause

        Delaware corporate law provides that members of a board that is classified may be removed only for cause. If this proposal is approved by stockholders, Article EIGHTH of the Certificate of Incorporation would be amended to provide that, once the board has become declassified in 2013, directors may be removed with or without cause. At present, because the board is classified, the Certificate of Incorporation provides that directors are removable only for cause.

Votes Needed

        The affirmative vote of the holders of at least two-thirds of the outstanding shares of the company's common stock is required for approval of the proposed amendments. If approved, the amendments to the company's Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the company would do promptly after the 2010 annual meeting.

The Board recommends a vote FOR the proposed amendments to
the company's Certificate of Incorporation.

 Proposal 3. Amendment and Reapproval of the Stock Incentive Plan

Summary of the Proposal

        The company has maintained the Stock Incentive Plan since it was approved by stockholders in 1998. We refer to the Stock Incentive Plan, as amended and in effect before the 2010 annual meeting, as the "Existing Plan." On March 17 and March 26, 2010, the board of directors, based on the recommendation of the Compensation Committee of the board (the "Committee"), authorized the adoption, subject to stockholder approval, of amendments to the Existing Plan. We use the term the "Plan" to refer to the Existing Plan after amending it to give effect to the proposed amendments. We are asking you to approve the Plan, which includes the following amendments to the Existing Plan:

  •
  an increase by 4,353,084 of the number of shares authorized for issuance under the Plan;

  •
  additions to broaden the performance goals contained in the Plan and conform them to the performance goals contained in our Annual Incentive Plan;

  •
  adding provisions to clarify that (i) shares tendered or withheld to cover the exercise price of options or taxes associated with an award and (ii) shares purchased on the open market with the proceeds from option exercises will not be available again for future grants;

  •
  adding provisions to clarify that the total number of shares subject to stock-settled stock appreciation rights or net-settled options will count against the share authorization regardless of the number of shares issued upon settlement;

  •
  increasing the maximum amounts of awards under the Plan to the amounts reflected in the description of the Plan below;

  •
  providing that a full-value award of one share after our 2010 annual meeting will reduce the shares available for future awards by two shares;

  •
  providing a 10-year maximum term for nonqualified options (the company has only issued options with 10-year terms throughout the life of the Existing Plan);

  •
  adding provisions which prohibit the cancellation of underwater options or stock appreciation rights in exchange for cash and prohibit reducing the minimum purchase price of a share of common stock subject to a stock appreciation right;

  •
  adding a prohibition of the grant of dividends or dividend equivalents with respect to options and stock appreciation rights (the company has never provided for dividends or dividend equivalents payable with respect to options or stock appreciation rights);

  •
  adding a "net exercise" provision whereby the company would withhold shares sufficient to cover the exercise price of an option as an alternative means of paying the exercise price;

  •
  eliminating the current provision that any common stock tendered to satisfy the aggregate purchase price in connection with the exercise of an option must have been held by the recipient for at least six months prior to such tender if acquired under the Plan (or any other compensation plan maintained by the company) or must have been purchased in the open market;

  •
  clarifying that discretion to deem that performance measures have been satisfied will be limited to the maximum or any lower level instead of the maximum or any other level;

  •
  eliminating a provision that requires separate approval for share withholding for taxes;

  •
  amending the provision concerning a change in control resulting from a reorganization, merger or consolidation of the company or sale or other disposition of all or substantially all of the assets of the company or the consummation of a plan of complete liquidation or dissolution of the company, in each case in which holders of the company's common stock receive consideration other than shares of common stock of a public company as the consideration for their shares of our common stock, to provide that cash payments on account of awards under the Plan will not be made until within ten days of the consummation of the change in control instead of within ten days of stockholder approval of the transaction resulting in a change in control; and

  •
  other changes to respond to changes in law or practice since 1998 such as permitting delivery of signed award agreements by participants to the company by facsimile or e-mail and clarifying that the Committee is not authorized to make payments with respect to awards intended to qualify as "qualified performance-based compensation" in connection with retirement if applicable performance goals have not been satisfied.

        The board and the Compensation Committee believe that the proposed changes to the Existing Plan accomplished by the adoption of the Plan would be in the best interests of the company.

        The following table provides the number of shares subject to outstanding awards and the number of shares available for future grants under company plans and programs as of March 1, 2010.

Number of Stock Options Outstanding	5,409,085
Weighted Average Exercise Price	$26.28
Weighted Average Remaining Term (in years)	6.7
Number of Full-Value Awards Outstanding:
Number of Full-Value Awards (restricted shares, restricted stock units, performance shares, and phantom stock units)	953,479
Number of Shares Remaining Available for Future Grant:
Stock Incentive Plan (the "Existing Plan")	1,346,916
Deferred Compensation Plan for Outside Directors and Supplemental Executive Retirement Plan ("Non-Shareholder Approved Plans")	453,610
Common Shares Outstanding (as of March 22, 2010)	75,257,677

        There are no other shares remaining available for grant under any other company plans or programs except as identified in the table above. If the Proposal to amend the Existing Plan is approved, the total number of shares of common stock available for new awards will be increased by 4,353,084 shares to a total of 5,700,000 shares (subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, spin-off or other similar change or event involving the company).

Description of the Plan and Performance Goals

        Purpose of the Plan.    The purpose of the Plan is to promote the long-term financial success of the company by (i) attracting and retaining executive personnel of outstanding ability; (ii) strengthening the company's capability to develop, maintain and direct a competent management team; (iii) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; (v) enabling such executive personnel to participate in the long-term growth and financial success of the company through increased stock ownership and (vi) serving as a mechanism to compensate outside directors. Under the Plan, the company may grant a variety of different stock-based awards including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock and performance shares.

        The Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding deductibility of executive compensation. Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to each of its named executive officers. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as qualified performance-based compensation, certain criteria must be satisfied and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to, and approved by a separate majority vote of, stockholders before the compensation is paid. If approved by the company's stockholders, the Plan will enable the Committee to continue to grant awards under the Plan that will be exempt from the deduction limits of Section 162(m) of the Internal Revenue Code.

        The material features of the Plan are summarized below. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is included as Appendix B to this Proxy Statement.

        Administration.    The Compensation Committee is the Committee responsible for administration of the Plan. Members of the Compensation Committee do not serve for fixed periods but may be appointed or removed at any time by the board. The Plan provides that the Committee administering the Plan (the "Committee") will consist of two or more members of the board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and (iii) an "Independent Director" within the meaning of the rules of the New York Stock Exchange. Subject to the express provisions of the Plan, the Committee has the authority to select eligible directors, officers and other key management employees of the company and its subsidiaries for participation in the Plan and determine all of the terms and conditions of each grant and award.

        Eligibility and Participation.    All non-employee directors of the company and all salaried employees of the company and its affiliates will be eligible to receive awards under the Plan at the discretion of the Committee. The company currently has nine non-employee directors, and the company and its affiliates currently have approximately 3,000 employees eligible to participate in the Plan. Generally, awards have been limited to the company's nine outside directors, each of its nine officers and approximately 130 other management employees. The benefits or amounts that will be received by any of the participants are indeterminable at this time. Each grant and award will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee also has the authority to establish rules and regulations for administration of the Plan and to decide questions of interpretation of any provisions of the Plan. All such rules, regulations, interpretations and conditions will be conclusive and binding on all parties. In addition and subject to compliance with Section 157 of the Delaware General Corporation Law, the Committee may authorize one or more executive officers of the company to make certain awards under the Plan to employees who are not directors or executive officers.

        Available Shares.    As of March 1, 2010, there were 6,240,654 shares of common stock subject to outstanding awards issued under the Existing Plan including 831,569 shares subject to full-value awards (restricted stock, restricted stock units and performance shares) and 1,346,916 shares available for new awards. If the Proposal to amend the Existing Plan is approved, the total number of shares of common stock available for new awards will be increased by 4,353,084 to a total of 5,700,000 (subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, spin-off or other similar change or event involving the company). On March 1, 2010, the closing price of a share of the common stock on the New York Stock Exchange was $33.76. Under the Existing Plan, we reduced the number of shares available for future awards by one share for each share that is subject to a stock option or stock appreciation right under the Plan and each other award granted prior to May 18, 2005 and by 2.5 for all other awards granted after May 18, 2005 and prior to May 19, 2010. Under the Plan we will continue to reduce the number of shares available for future awards by one share for each share that is subject to a stock option or stock appreciation right under the Plan and for all other awards granted after May 19, 2010 we will reduce the number of shares available for future awards by 2.0. For example, if we issue 100 shares of restricted stock after May 19, 2010, we will reduce the number of shares available for new awards by 200, and if we grant someone 100 stock options or stock appreciation rights to be settled in stock, we will reduce the number of shares available by 100. We will not reduce the number of shares available if an award can only be settled in cash or to the extent that an award that can be settled in either stock or cash is settled in cash.

        If an award expires, terminates, is cancelled or forfeited, the shares subject to that award will be available for future awards. Shares of common stock subject to an award under the Plan may not be made available for issuance under the Plan if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued as a result of the net settlement or net exercise of such stock appreciation right, (ii) shares used to pay the exercise price of an incentive stock option or non-statutory stock option, (iii) shares delivered to or withheld by the company to pay withholding taxes related to an award under the Plan or (iv) shares repurchased on the open market with the proceeds of an option exercise.

        Shares of common stock issued in accordance with the Plan will be made available from authorized and unissued shares of common stock, or authorized and issued shares of common stock reacquired and held as treasury shares or otherwise, or a combination thereof.

        To the extent required by Section 162(m) of the Internal Revenue Code and the rules and regulations thereunder, the maximum number of shares of common stock with respect to which options or stock awards or performance share awards or a combination thereof may be granted during any calendar year to any person will be 500,000, subject to adjustment as provided in the Plan.

        Awards under the Plan are to be evidenced by written agreements containing the terms and conditions of the awards. Award agreements are subject to amendment, including unilateral amendment by the company (with the approval of the Committee) unless the amendments adversely affect the participant.

        Change in Control.    In the event of certain acquisitions of 20% or more of the common stock, a change in a majority of the board, a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the company (unless, among other conditions, the company's stockholders receive 50% or more of the stock of the surviving company) or a liquidation or dissolution of the company, all outstanding awards will be surrendered to the company in exchange for a cash payment except, in the case of a merger or similar transaction in which the stockholders receive publicly traded common stock, all outstanding options and stock appreciation rights immediately will become exercisable in full, all other awards immediately will vest, all performance periods will lapse, each performance period will be deemed satisfied at the target level and each option, stock appreciation right and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

        Effective Date, Termination and Amendment.    The Existing Plan became effective as of January 1, 1998 and will terminate on May 1, 2020, unless terminated earlier by the board. The board may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would (i) increase the maximum number of shares of common stock available under the Plan, (ii) effect any change inconsistent with Section 422 of the Internal Revenue Code, (iii) extend the term of the Plan or (iv) reduce the minimum purchase price of a share of common stock subject to an option.

        No Repricing.    Without limiting its ability to make adjustments in connection with stock splits and similar changes in the company's capital structure as described below, the company may not, without stockholder approval, amend or replace any previously granted option or stock appreciation right in a transaction that constitutes a repricing under the rules of the New York Stock Exchange, will not cancel an option or stock appreciation right that has an exercise price which is greater than the fair market value of the underlying common stock in exchange for stock, cash or other consideration and will not cancel an option or stock appreciation right that has an exercise price which is greater than the fair market value of the underlying common stock and regrant such option or stock appreciation right with a lower exercise price or base price.

        Minimum Vesting for Full-Value Awards.    Awards of restricted stock, restricted stock units and performance shares which vest on the basis of the recipient's continued employment with or provision of services to the company may not provide for vesting that is any more rapid than annual pro rata vesting over a three-year period and any restricted stock, restricted stock units and performance shares which vest on the attainment of performance goals must provide for a performance period of at least 12 months; provided that vesting may be shortened in the case of disability, death, retirement, or a change in control and provided further that up to five percent of the shares available for new awards are not subject to these limitations.

        Stock Options and Stock Appreciation Rights — General.    The Committee may grant to eligible participants options to purchase shares of common stock which are either nonqualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code. The Committee also may grant stock appreciation rights either independently of, or in tandem with, stock options. The exercise of a stock appreciation right entitles the holder to receive shares of common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the stock appreciation right.

        The Committee will determine the terms of each option and stock appreciation right, including the number and exercise price or base price of the shares subject to the option or stock appreciation right, the term of the option or stock appreciation right and the conditions to the exercisability of the option or stock appreciation right. Upon exercise of an option, the purchase price must be paid (i) in cash, (ii) by delivery of certain previously acquired shares of common stock, (iii) by delivery of cash in an amount of the aggregate purchase price payable by reason of the exercise by a broker-dealer acceptable to the company to whom the optionee has submitted an irrevocable notice of exercise, (iv) by authorizing the company to withhold whole shares of common stock which would otherwise be delivered having an aggregate fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise or (v) by a combination of cash and delivery of certain previously acquired shares.

        Shares of common stock to be delivered or withheld may not have an aggregate Fair Market Value (as defined in the Plan), determined as of the date of delivery or withholding, in excess of the amount determined by applying the minimum statutory withholding rate.

        Nonqualified Stock Options and Stock Appreciation Rights.    The exercise price of a nonqualified stock option and the base price of a stock appreciation right will not be less than 100% of the fair market value of the common stock on the date of grant, provided that the base price of a stock appreciation right granted in tandem with an option will be the exercise price of the related option.

        No nonqualified stock option will be exercisable more than ten years after its date of grant. Unless otherwise provided in the applicable award agreement, the period for the exercise of a nonqualified stock option or stock appreciation right following termination of employment will be as described herein. In the event of termination of employment (1) by reason of (i) death, or (ii) retirement on or after age 55 with a minimum of ten years of employment with or service to the company, or (iii) permanent disability or (2) for any reason within two years following a Change in Control, each nonqualified stock option and stock appreciation right will be exercisable for the remainder of the option period or stock appreciation right period as stated under the terms of the award agreement, but only to the extent that the option or stock appreciation right was exercisable at the date of such termination of employment. In the event of termination of employment for any other reason, each nonqualified stock option and stock appreciation right will remain exercisable, to the extent that the option or stock appreciation right was exercisable at the date of the termination of employment, for a period of 90 days after the termination of employment, but in no event after the expiration of the option or stock appreciation right. If an employee is terminated for Cause (as such term is defined in the Plan), his or her rights under all options and stock appreciation rights will terminate on the date of the termination.

        Incentive Stock Options.    The exercise price of an incentive stock option will not be less than the fair market value of the common stock on the date of grant of such option, unless the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the company (a "ten percent holder"), in which case the option exercise price will be the price required by the Internal Revenue Code, currently 110% of fair market value.

        No incentive stock option will be exercisable more than ten years after its date of grant, unless the recipient of the incentive stock option is a ten percent holder, in which case the option will be exercisable for no more than five years after its date of grant. Subject to the limit on the total number of shares that may be subject to awards under the Plan, the maximum number of shares of common stock that may be issued after May 19, 2010 in the form of incentive stock options granted under the Plan is 5,700,000 shares.

        Unless otherwise provided in the applicable award agreement, the period for the exercise of an incentive stock option following termination of employment will be as described herein. In the event of a termination of employment by reason of permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code), incentive stock options will be exercisable only to the extent the options were exercisable on the effective date of the optionee's termination of employment for a period of no more than one year after the termination (or such shorter period as determined by the Committee), but in no event after the expiration of the incentive stock option. In the event of a termination of employment by reason of death, incentive stock options will be exercisable only to the extent the options were exercisable on the effective date of the termination for a period of three years after the date of death, but in no event after the expiration of the incentive stock option. In the event an employee is terminated for Cause (as defined in the Plan), any incentive stock options held by such individual will terminate on the date of the termination of employment. In the event of a termination of employment for any other reason, incentive stock options will be exercisable to the extent exercisable on the date of termination for a period of 90 days after the termination, but in no event after the expiration of the incentive stock option. If the holder of an incentive stock option dies during the specified periods following termination of employment by reason of permanent and total disability or for any other reason (except a termination of employment which is for Cause), each incentive stock option will be exercisable only to the extent the option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of no more than three years but in no event after expiration of the incentive stock option.

        Bonus Stock Awards, Restricted Stock Awards and Restricted Stock Unit Awards.    The Plan provides for the grant of (i) bonus stock awards, which are vested upon grant, (ii) restricted stock awards and

(iii) restricted stock unit awards. An award of restricted stock or of a restricted stock unit may be subject to specified performance measures for the applicable restriction period. Shares of restricted stock and restricted stock units will be non-transferable. Shares of restricted stock and restricted stock units other than those issued as payment of all or a portion of non-employee directors' retainers will be subject to forfeiture if the holder does not remain continuously in the employment of the company during the restriction period and, if the restricted stock or restricted stock unit is subject to performance measures, if the performance measures are not attained during the restriction period. However, unless otherwise set forth in the award agreement, upon a termination of employment by reason of retirement on or after age 55 (with a minimum of ten years of employment with or service to the company), disability, death or for any reason within two years following a change in control or under other circumstances as the Committee deems appropriate, will result in the restricted stock or restricted stock units becoming vested in such amount as the Committee determines to be appropriate. Unless otherwise set forth in the award agreement, in the event of termination of employment for any other reason, the portion of a restricted stock award or restricted stock unit award which is then subject to a restriction period will be forfeited and canceled by the company. Unless otherwise set forth in the award agreement, the holder of a restricted stock award will have all of the rights as a stockholder of the company, including the right to vote and receive dividends with respect to the shares of common stock subject to the award. Prior to settlement, the holder of a restricted stock unit award will have no rights as a stockholder of the company with respect to the shares of common stock subject to the award, except that the Committee may grant dividend equivalents with respect to the shares of common stock subject to the award.

        Performance Share Awards.    The Plan also provides for the grant of performance share awards. Each performance share is a right, contingent upon the attainment of performance measures within a specified performance period, to receive one share of common stock, which may be restricted stock, or the fair market value of such performance share in cash. Prior to the settlement of a performance share award in shares of common stock, the holder of the award will have no rights as a stockholder of the company with respect to the shares of common stock subject to the award. Performance shares will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the applicable performance period; provided, however, that unless otherwise set forth in the award agreement, termination of employment (1) by reason of (i) death, or (ii) retirement on or after age 55 with a minimum of ten years of employment with or service to the company or (iii) permanent disability or (2) for any reason within two years following a Change in Control or (3) under certain other circumstances as the Committee deems appropriate, will result in the performance share award becoming vested in such amount as the Committee may determine, provided that the Committee is not authorized to make payments with respect to awards intended to qualify as "qualified performance-based compensation" in connection with retirement if applicable performance goals have not been satisfied. Unless otherwise set forth in the award agreement, in the event of termination of employment for any other reason, the portion of a performance share award which is then subject to a performance period will be forfeited and canceled by the company.

        Performance Goals.    Under the Plan, the vesting or payment of performance shares will and the vesting or payment of other awards, including awards of options, stock appreciation rights, restricted stock or restricted stock units may be subject to the satisfaction of performance goals. All officers and other key employees are eligible to be selected by the Committee to receive such awards. The performance goals applicable to a particular award will be determined by the Committee at the time of grant of the award. Under the Plan, such performance goals may be based on one or more of the following business criteria, determined with respect to the performance of the company as a whole, or, where determined to be appropriate by the Committee, with respect to the performance of one or more divisions or groups within the company, or with respect to the performance of individual participants:

  •
  net sales;

  •
  pretax income before allocation of corporate overhead and bonus;

  •
  budget;

  •
  earnings per share;

  •
  net income;

  •
  return on stockholders' equity;

  •
  return on assets;

  •
  return on capital employed;

  •
  attainment of strategic and operational initiatives;

  •
  appreciation in and/or maintenance of the price of the common stock or any other publicly traded securities of the company;

  •
  market share;

  •
  gross profits;

  •
  earnings before interest and taxes;

  •
  earnings before interest, taxes, depreciation and amortization;

  •
  economic value-added models;

  •
  comparisons with various stock market indices;

  •
  increase in number of customers and/or reductions in costs;

  •
  total stockholder return (based on the change in the price of a share of the company's common stock and dividends paid);

  •
  operating income; and

  •
  cash flows (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment)

for the applicable performance period. If the performance goal or goals applicable to a particular award are satisfied, the amount of compensation would be determined as described below. In the case of a performance share award, the amount of compensation would equal the number of performance shares subject to the award multiplied by (i) the closing sale price of a share of common stock on the New York Stock Exchange at the time the performance shares vest, or (ii) if such performance shares are settled in shares of restricted stock, the value of a share of common stock at the time such restricted stock vests. In the case of restricted stock awards or restricted stock unit awards which are subject to one or more performance goals, the amount of compensation would equal the number of shares of restricted stock or restricted stock units subject to the award multiplied by the value of a share of common stock at the time the restricted stock or restricted stock unit vests. Income with respect to other awards will be as described below under the heading "Federal Tax Considerations." Payments of cash, shares of common stock or any combination thereof to any participant in respect of the settlement of a performance share award for any performance period may not exceed $12,000,000, with respect to the cash payment for such award and also may not exceed 400,000 shares of common stock, with respect to the common stock payment for such award.

Federal Tax Considerations

        The following discussion is only a general summary of the possible U.S. federal income tax consequences that could result under the Plan and should not be relied upon as being a complete statement. This discussion does not address foreign, state, local or other tax consequences that could result under the Plan.

        Nonqualified Stock Options.    A person granted a nonqualified option will not recognize taxable income at the time of grant, and the company will not be allowed a deduction for federal income tax purposes at that time. A recipient of a nonqualified stock option generally will recognize compensation taxable as ordinary income, and the company will be allowed a deduction for federal income tax purposes, subject to Section 162(m) of the Internal Revenue Code, on the date a nonqualified option is exercised in an amount equal to the excess, if any, of the fair market value (determined as of the date of exercise) of the shares so acquired over the option exercise price.

        The tax basis of a share acquired by exercise of a nonqualified option with a cash payment will be its fair market value used to determine the amount of taxable compensation arising from the exercise of the option. The holding period for purposes of determining whether a subsequent sale of such share results in the recognition of short-term or long-term capital gain or loss ("holding period") will commence on the day of transfer of the share to the optionee.

        Incentive Stock Options.    A recipient of an incentive stock option will not recognize taxable income at the time of grant or at the time of exercise thereof, and the company will not be allowed a deduction for federal income tax purposes at either time. However, the excess, if any, of the fair market value (determined as of the date of exercise) of the shares acquired by exercise over the option exercise price is included in alternative minimum taxable income subject to the alternative minimum tax and, if the recipient is subject to such tax, increases the amount thereof, unless such shares are disposed of in a disqualifying disposition (as defined below) during the same year. If a recipient exercises an incentive stock option and does not dispose of the shares so acquired within the period ending on the later of (i) two years after the option was granted and (ii) one year after the date of transfer of the shares to the optionee (any disposition within such period being called a "disqualifying disposition"), then upon disposition of the shares: (1) the amount, if any, realized in excess of the option exercise price will be treated as long-term capital gain; (2) the amount, if any, by which the option exercise price exceeds the amount realized upon such disposition will be treated as long-term capital loss; and (3) the company will not be allowed any deduction for federal income tax purposes with respect to the sale of the shares.

        If a recipient exercises an incentive stock option and disposes of the shares so acquired in a disqualifying disposition, then upon such disposition of such shares:

        (1)   if the amount realized upon the disposition is equal to or greater than the fair market value of the shares on the date of exercise: (a) the amount, if any, by which such fair market value exceeds the option exercise price of the shares will be treated as compensation taxable as ordinary income to the optionee in the year of the disposition; and (b) the amount, if any, realized in excess of such fair market value will be treated as short-term or long-term capital gain (depending upon how long such shares were held);

        (2)   if the amount realized upon the disposition is less than the fair market value of the shares on the date of exercise but not less than the option exercise price of the shares, the excess of the amount realized upon the disposition over the option exercise price will be treated as compensation taxable as ordinary income to the optionee in the year of the disposition;

        (3)   if the amount realized upon the disposition is less than the option exercise price of the shares, the excess of the option exercise price over the amount realized will be treated as short-term or long-term capital loss (depending on how long such shares were held);

        (4)   notwithstanding subparagraphs (2) and (3) of this paragraph, if the disqualifying disposition is a transaction (such as a sale between related parties or a gift) in which any loss, if sustained, would not have been recognized under the Internal Revenue Code, the difference between the fair market value of the shares on the date of exercise and the option exercise price of the shares will be treated as compensation taxable as ordinary income to the recipient in the year of the disposition, and the amount of such difference will be added to the recipient's tax basis for such shares; and

        (5)   subject to Section 162(m) of the Internal Revenue Code, the company will be allowed a deduction for federal income tax purposes in the year of the disposition to the extent a recipient realizes ordinary income therefrom.

        If a recipient pays the option exercise price for shares acquired by exercise of an incentive stock option in cash, the basis for the shares will be equal to the amount paid plus, in the case of a disqualifying disposition, the amount of ordinary income recognized by the recipient, and, except as provided in the preceding paragraph, the holding period will commence on the date the shares are transferred to the recipient.

        Stock Appreciation Rights.    A recipient will not recognize taxable income at the time stock appreciation rights are granted, and the company will not be entitled to a tax deduction at such time. Upon exercise, the recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the company. This amount is deductible by the company as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

        Restricted Stock.    Unless the recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code: (a) the recipient of restricted stock will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and the company will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code, the tax consequences to the recipient and the company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

        When the recipient disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

        Restricted Stock Units.    A recipient of restricted stock units will not recognize taxable income at the time restricted stock units are granted, and the company will not be entitled to a tax deduction at that time. Upon the settlement of these awards, the recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the company. This amount is deductible by the company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

        Bonus Stock.    A recipient of bonus stock will recognize compensation taxable as ordinary income (and will be subject to income tax withholding) in respect of awards of shares of bonus stock at the time such shares of bonus stock are transferred in an amount equal to the then fair market value of such shares, and the company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. The tax basis of shares of bonus stock will be the fair market value at the time of the award of the bonus stock, and the holding period for such shares will commence on the date the shares of common stock are transferred.

        Performance Share Awards.    Generally: (a) the recipient of a performance share award will not realize income upon the grant of a performance share award; (b) the recipient will realize ordinary income, and the company will be entitled to a corresponding deduction, in the year cash, shares of common stock or a combination of cash and shares are delivered to the recipient in payment of the performance share award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. Upon disposition of shares received by a recipient in payment of a performance share award, the recipient will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the recipient.

The Board recommends that you vote FOR this proposal.

Proposal 4. Amendment and Reapproval of the Annual Incentive Plan

General

        On November 19, 1997, the board unanimously approved the adoption of the company's short-term incentive cash compensation program, which it has designated the Annual Incentive Plan, for selected officers and other key employees of the company and its subsidiaries, including the named executive officers. On May 17, 2000 and May 18, 2005, the Annual Incentive Plan was approved by the company's stockholders with respect to its material terms which enabled the compensation paid to each of the named executive officers under the Annual Incentive Plan to qualify as "qualified performance-based compensation" eligible for exclusion from the deduction limits under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). On March 17, 2010, the Compensation Committee, authorized and adopted, subject to stockholder approval, amendments to the Annual Incentive Plan and the Board of Directors approved the submission of the Annual Incentive Plan for approval by you. We are asking you to approve the Annual Incentive Plan including those Amendments.

        The most significant of the proposed amendments to the Annual Incentive Plan is to increase the maximum bonus payment to any participant for any performance period to $5 million from $2.5 million.

        The Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding deductibility of certain executive compensation. Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for the compensation paid to each of the company's Chief Executive Officer or any of the company's three other executive officers, other than the Chief Executive Officer, whose compensation is required to be disclosed in this proxy statement by reason of their being among the most highly compensated officers for the taxable year and who are employed by us as of the end of the year. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as qualified performance-based compensation, certain criteria must be satisfied and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to, and approved by a separate majority vote of, stockholders before the compensation is paid. If approved by the company's stockholders, the Annual Incentive Plan will enable the Compensation Committee to continue to grant awards under the Annual Incentive Plan that will be exempt from the deduction limits of Section 162(m) of the Internal Revenue Code.

        The material features of the Annual Incentive Plan are summarized below. The following summary of the Annual Incentive Plan is qualified in its entirety by reference to the full text of the Annual Incentive Plan, which is included as Appendix C to this Proxy Statement.

Description of the Annual Incentive Plan

        Administration.    The Annual Incentive Plan will be administered by the Compensation Committee which currently consists of four directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) and an independent director, as "independent" is defined under the rules of the New York Stock Exchange.

        Subject to the express provisions of the Annual Incentive Plan, the Compensation Committee has the authority to select officers and other key employees of the company, and its subsidiaries, who will receive annual incentive awards and to determine all of the terms and conditions of each award. All annual incentive awards are subject to such provisions not inconsistent with the Annual Incentive Plan, as the Compensation Committee shall approve. The Compensation Committee also has authority to prescribe rules and regulations for administering the Annual Incentive Plan and to decide questions of interpretation or application of any provision of the Annual Incentive Plan. Except to the extent prohibited by law, the Compensation Committee may delegate in writing some or all of its power and authority to administer the Annual Incentive Plan to any person or persons.

        Amendment.    The Compensation Committee may amend the Annual Incentive Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation.

        Annual Incentive Awards.    The Annual Incentive Plan provides for the grant of annual incentive awards. Each annual incentive award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive payment in cash of a specified amount. The maximum amount that may be paid to any individual under any annual incentive award for any performance period shall not exceed $5 million. The terms relating to the satisfaction of performance measures in connection with an annual incentive award shall be determined by the Compensation Committee and communicated to the recipient of an annual incentive award at the time the award is granted. In order to be eligible to receive a bonus payment for a performance period, a participant must (i) be an employee of the company on the last day of the performance period, or have terminated employment during the performance period due to retirement, disability or death and (ii) have been employed by the company during at least six months of the performance period. A participant who is eligible to receive a bonus payment for a performance period, but who was not actively employed during the entire performance period, shall receive a prorated bonus payment determined in accordance with rules established by the Compensation Committee. An annual incentive award for a performance period is to be paid within two and one-half months after the end of the performance period.

        Performance Goals.    Under the Annual Incentive Plan, the payment of annual incentive awards will be subject to the satisfaction of performance objectives established by the Compensation Committee. If the Compensation Committee desires that compensation payable pursuant to any award be "qualified performance-based compensation" within the meaning of Section 162(m), the applicable performance measures (i) will be established by the Committee no later than 90 days after the beginning of the performance period (or such other time designated by the Internal Revenue Service), (ii) will satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m), including the requirement that such performance measures be stated in terms of an objective formula or standard and (iii) will be based on one or more of the following business criteria, determined with respect to the performance of the company as a whole, or, where determined to be appropriate by the Committee, with respect to the performance of one or more divisions or groups within the company, or with respect to the performance of individual participants: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; return on stockholders' equity; return on assets; return on capital employed; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the common stock or any other publicly traded securities of the company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers and/or reductions in costs; total stockholder return (based on the change in the price of a share of the company's common stock and dividends paid); operating income; and cash flows (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment) for the applicable performance period.

        Performance Periods.    A performance period consists of one fiscal year of the company.

Federal Income Tax Consequences

        The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Annual Incentive Plan. This overview should not be relied upon as being a complete description of the applicable U.S. federal income tax consequences. In addition, this overview does not address the state, local, foreign or other tax aspects of awards made under the Annual Incentive Plan.

        A participant receiving an annual incentive award will not recognize taxable income upon the grant of such award, and the company will not be entitled to a tax deduction at such time. Upon the payment of an annual incentive award in cash, the participant will recognize ordinary income in an amount equal to the cash paid by the company. This amount is deductible by the company as compensation expense, except to the extent the deduction limits of Section 162(m) apply. Since the Annual Incentive Plan requires that payment of an annual incentive award be made no later than two and one-half months following the end of the applicable performance period, Section 409A of the Internal Revenue Code does not apply.

New Annual Incentive Plan Awards

        The following table sets forth the target awards that each of the following is eligible to receive under the Annual Incentive Plan for fiscal 2010.

Name and Position	Target Dollar Value ($)
I. S. Gordon, Chairman of the Board, President and Chief Executive Officer	$1,035,000
C. K. Beebe, Vice President and Chief Financial Officer	$406,600
J. C. Fortnum, Vice President and President, North America Division	$386,400
J. L. Fiamenghi, Vice President and President, South America Division	$393,420
J. F. Saucier, Vice President and President, Asia/Africa and Global Business Development	$312,000
All Executive Officers as a Group (9 persons)	$3,356,800
All Non-Employee Directors as a Group (9 persons)	$—
All Employees as a Group (excluding Executive Officers) (430 persons)	$8,500,000

The Board recommends that you vote FOR this proposal.

2009 and 2008 Audit Firm Fee Summary

        Following is a summary of professional services provided by the company's independent auditors, KPMG LLP, during the years ended December 31, 2009 and 2008, and the related fees:

	2009	2008
Audit fees for the annual consolidated financial statements and internal control over financial reporting and completion of limited reviews of quarterly financial information and foreign statutory audits	$2,785,000	$2,837,000
Total audit-related fees	107,000	302,000
Total tax fees	27,000	13,000
All other fees	2,000	2,000

Audit-Related Fees

        The audit-related fees include benefit plan audits, review of government filings and filings with the U.S. Securities and Exchange Commission.

Tax Fees

        The tax fees relate to tax compliance and consultation in the various countries in which the company operates.

All Other Fees

        All other fees include access fees relating to on-line research resources.

        All audit, audit-related, tax services and other fees performed by KPMG are approved by the Audit Committee in advance of the engagement. The Audit Committee has considered and determined the compatibility of the audit-related and tax services provided by KPMG with auditor independence.

Audit Committee Report

        The Audit Committee of the Board of Directors reports that it has: (i) reviewed and discussed with management the audited financial statements of the company for the fiscal year ended December 31, 2009; (ii) discussed with KPMG LLP, the independent registered public accounting firm serving as the company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence and discussed with KPMG their independence. Based on such review and discussions, the Audit Committee recommended to the board that the audited financial statements of the company for the fiscal year ended December 31, 2009 be included in the company's Annual Report on Form 10-K for 2009 for filing with the Securities and Exchange Commission.

                      Audit Committee
                      B. A. Klein, Chairman
                      B. H. Kastory
                      J. M. Ringler

 Proposal 5. Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, as the Independent Registered Public Accounting Firm of the company and its subsidiaries, in respect of the company's operations in 2010. Representatives of KPMG are expected to attend the annual meeting and will be available to respond to appropriate questions and to make a statement if they so desire. KPMG also performs certain audit-related and tax services for the company. Although the company is not required to seek stockholder approval of this appointment, the board currently believes that it is a good corporate governance practice to follow. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that it would be in the company's and our stockholders' best interests.

        The Board and Audit Committee recommend that you vote FOR the following proposal:

        RESOLVED:    that the appointment by the Audit Committee of the Board of Directors of the firm of KPMG LLP as the Independent Registered Public Accounting Firm of the company and its subsidiaries, in respect of the company's operations in 2010, is hereby ratified.

Other Matters

        We do not know of any other matters or items of business to be presented or acted upon at the annual meeting. If other proposals are properly presented, each of the persons named in the proxy card is authorized to vote on them using her best judgment.

Other Information

        Any stockholder who wishes to receive a separate copy of this proxy statement or our 2009 Annual Report to Stockholders can do so by contacting the Corporate Secretary of the company, by telephone at 708-551-2600 or by mail at the company's principal executive office, the address of which is Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154. You can access our Corporate Governance Principles, our Code of Ethics for Chief Executive Officer, Chief Financial Officer and Other Executives Involved in Financial Reporting and our Policies on Business Conduct in the "Governance" section of our website at http://www.cornproducts.com. Please note that the information on our website is not incorporated by reference in this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the company's directors and executive officers to file timely reports of holdings and transactions in the company's common stock (including derivatives thereof) with the U.S. Securities and Exchange Commission (the "SEC"). The company has reviewed the forms filed on behalf of its directors and executive officers during and with respect to 2009 and has also reviewed other information including written representations that no annual SEC Form 5 report was required by such directors and executive officers. Based on this review, the company believes that none of its directors and executive officers failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2009.

Additional Information

        The company files annual, quarterly and special reports, proxy statements and other information with the SEC as required. SEC filings are generally available to the public from commercial document retrieval services, on the company's website at http://www.cornproducts.com and on the Internet website maintained by the SEC at www.sec.gov. You may also read and copy any reports, statements or other information that are filed at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The company also files certain reports and other information with the New York Stock Exchange, on which the company's common stock is traded. Copies of such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        YOU MAY RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES (UPON REQUEST, EXHIBITS THERETO WILL BE FURNISHED SUBJECT TO PAYMENT OF A SPECIFIED FEE) BY SENDING A WRITTEN REQUEST TO CORN PRODUCTS INTERNATIONAL, INC., 5 WESTBROOK CORPORATE CENTER, WESTCHESTER, ILLINOIS 60154, ATTENTION: CORPORATE SECRETARY. Alternatively, you can access our 2009 Annual Report to Stockholders, which includes our 2009 Annual Report on Form 10-K and other financial information, on the investors section of our website at: http://www.cornproducts.com.

        Please cast your vote on the Internet or by telephone as soon as possible, or if you received a paper copy of the proxy materials and want to vote by mail, please complete the accompanying proxy card and mail it in the enclosed, postage-paid envelope as soon as possible, or, if you have received a voting instruction form from a broker, bank or other nominee, please cast your vote by following the instructions provided on that form.

By order of the Board of Directors,

Mary Ann Hynes Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

April 9, 2010

APPENDIX A

        EIGHTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than seven nor more than seventeen directors (exclusive of directors referred to in the ~~following paragraph~~ last paragraph of this Article EIGHTH), the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of such directors then in office. ~~The~~

          a.     From the effective date of this Certificate of Amendment until the election of directors at the 2011 annual meeting of stockholders, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors determined by the Board of Directors pursuant to this ~~paragraph. At~~Article EIGHTH, with the directors in Class I having a term expiring at the annual meeting of stockholders held in 2013, the directors in Class II having a term expiring at the annual meeting of stockholders held in 2011 and the directors in Class III having a term expiring at the annual meeting of stockholders held in 2012.

          b.     Commencing with the ~~first election of directors following adoption of this Amended and Restated Certificate of Incorporation, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At~~election of directors at the annual meeting of stockholders held in 2011, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the directors shall be divided into two classes of directors, designated Class I and Class III, with the directors in Class I having a term that expires at the annual meeting of stockholders held in 2013 and the directors in Class III having a term that expires at the annual meeting of stockholders held in 2012. The successors of the directors who, immediately prior to the annual meeting of stockholders held in 2011, were members of Class II (and whose terms expire at the annual meeting of stockholders held in 2011) shall be elected to Class III; the Class III directors who, immediately prior to the annual meeting of stockholders held in 2011, were members of Class III and whose terms were scheduled to expire at the annual meeting of stockholders held in 2012 shall be assigned by the Board of Directors to Class III; and the directors who, immediately prior to the annual meeting of stockholders held in 2011, were members of Class I and whose terms were scheduled to expire at the annual meeting of stockholders held in 2013 shall be assigned by the Board of Directors to Class I for a term expiring at the annual meeting of stockholders held in 2013.

          c.     Commencing with the election of directors at the annual meeting of stockholders held in 2012, pursuant to Section 141(d) of the General Corporation Law of the State of Delaware, the directors shall be divided into one class of directors, designated Class I, with the directors in Class I having a term that expires at the annual meeting of stockholders held in 2013. The successors of the directors who, immediately prior to the annual meeting of stockholders held in 2013, were members of Class III (and whose terms expire at the annual meeting of stockholders held in 2013) shall be elected to Class I for a term that expires at the annual meeting of stockholders held in 2013, and the directors who, immediately prior to the annual meeting of stockholders held in 2013, were members of Class I and whose terms were scheduled to expire at the annual meeting of stockholders held in 2013 shall be assigned by the Board of Directors to Class I for a term expiring at the annual meeting of stockholders held in 2013.

          d.     From and after the election of directors at the annual meeting of stockholders held in 2013, the directors shall cease to be classified as provided in Section 141(d) of the General Corporation Law of the State of Delaware, and the directors elected at the annual meeting of stockholders held in 2013 (and each annual meeting of stockholders ~~beginning in 1998, successors to the directors in the class whose term expires at that annual meeting shall be elected for a three-year term~~held thereafter) shall be elected for a term expiring at the next annual meeting of stockholders.

A-1

        Each director shall serve for the term for which he or she was elected or appointed and until his or her successor shall be elected and shall qualify.

        Any vacancy in the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. If the number of directors is changed, ~~any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and~~ any additional director ~~of any class~~ elected to fill a vacancy resulting from an increase ~~in such class shall hold office for the remaining term of that class, but in no case will a~~shall hold office until the next annual meeting of stockholders and until such director's successor shall be elected and shall qualify. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until such director's successor shall be elected and shall qualify. No decrease in the number of directors shall shorten the term of any incumbent director. ~~A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.~~

        Subject to the rights of the holders of any one or more classes or series of Preferred Stock issued by the Corporation, any director, or the entire Board of Directors, may be removed from office at any time, but ~~only for cause and~~ only by the affirmative vote of the holders of not less than a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this sentence as a single class. ~~Any vacancy in the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.~~

        Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors and the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of Article FOURTH of this Certificate of Incorporation and any resolution or resolutions adopted by the Board of Directors pursuant thereto~~, and such directors shall not be divided into classes unless expressly so provided therein~~.

A-2

APPENDIX B

CORN PRODUCTS INTERNATIONAL, INC.
STOCK INCENTIVE PLAN
(as amended March 17 and March 26, 2010)

I.    INTRODUCTION

        1.1    Purpose.    The purpose of the Corn Products International, Inc. Stock Incentive Plan (the "Plan") is to promote the long-term financial success of Corn Products International, Inc. (the "Company") by (i) attracting and retaining executive personnel of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent management team; (iii) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; (v) enabling such executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership and (vi) serving as a mechanism to compensate outside directors.

        1.2    Certain Definitions.    In addition to the defined terms set forth elsewhere in this Plan, the terms set forth below, shall, when capitalized, have the following respective meanings.

        "Agreement" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

        "Award" shall mean a Bonus Stock Award, Performance Share Award, Restricted Stock Award or a Restricted Stock Unit Award.

        "Board" shall mean the Board of Directors of the Company.

        "Bonus Stock" shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

        "Bonus Stock Award" shall mean an award of Bonus Stock under this Plan.

        "Cause" shall mean the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the Participant's Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Committee, no longer conforms to the standard of the Company's executives, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

        "Change in Control" shall have the meaning set forth in Section 5.8(b).

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan, consisting of two or more members of the Board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) an "Independent Director" within the meaning of the rules of the New York Stock Exchange."

        "Common Stock" shall mean the common stock, $.01 par value, of the Company.

        "Disability Date" shall mean the date on which a Participant becomes a "Disabled Participant" under the Corn Products International, Inc. Retirement Savings Plan for Salaried Employees (the "Corn Products Savings Plan") or a successor to such plan or any such similar plan containing a disability provision applicable to the Participant. If a Participant is not covered by the Corn Products Savings Plan or a similar plan containing a disability provision, the determination of whether the Participant has a "Disability Date" shall be made by the Committee by applying the provisions of the

Corn Products Savings Plan as if the Participant were a participant of such plan or any similar plan that the Committee determines to be appropriate.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall mean the closing price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that, in the case of the exercise of an Incentive Stock Option or Non-Statutory Stock Option through a broker, Fair Market Value for the purpose of tax withholding shall mean the sales price received for a share of Common Stock and, provided further, that Fair Market Value may be determined by the Committee by whatever other means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        "Free-Standing SAR" shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

        "Incentive Stock Option" shall mean an option to purchase shares of Common Stock which meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.

        "Non-Statutory Stock Option" shall mean an option to purchase shares of Common Stock that is not an Incentive Stock Option.

        "Participant" shall mean an individual who has been granted an Incentive Stock Option, a Non-Statutory Stock Option, an SAR, a Bonus Stock Award, a Performance Share Award, a Restricted Stock Award or a Restricted Stock Unit Award.

        "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt of Common Stock subject to a Restricted Stock Award, Restricted Stock Unit Award or a Performance Share Award and/or of payment with respect to such award. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only, in the case of any Award intended to constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, to the extent such adjustment would not cause any portion of the award, upon payment, or the option, upon exercise, to be nondeductible pursuant to Section 162(m) of the Code. Such criteria and objectives may include one or more of the following: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; return on stockholders' equity; return on assets; return on capital employed; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers and/or reductions in costs; total stockholder return (based on the change in the price of a share of the Company's Common Stock and dividends paid); operating income; and cash flows (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment) for the applicable Performance Period. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than 90 days after the commencement of or, if earlier, the end of the first 25% of, the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

        "Performance Period" shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

        "Performance Share" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, at the Committee's discretion, the Fair Market Value of such Performance Share in cash.

        "Performance Share Award" shall mean an award of Performance Shares under this Plan.

        "Permanent and Total Disability" shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

        "Restricted Stock" shall mean shares of Common Stock that are subject to a Restriction Period.

        "Restricted Stock Award" shall mean an award of Restricted Stock under this Plan.

        "Restricted Stock Unit" shall mean the right to receive one share of Common Stock which shall be contingent upon the expiration of a specified Restriction Period and subject to such additional restrictions as may be contained in the Agreement relating thereto.

        "Restricted Stock Unit Award" shall mean an award of Restricted Stock Units under this Plan.

        "Restriction Period" shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award or (ii) the conditions to vesting applicable to an Award have been satisfied.

        "SAR" shall mean a stock appreciation right which may be a Free Standing SAR or a Tandem SAR.

        "Stock Award" shall mean a Restricted Stock Award, a Restricted Stock Unit Award, or a Bonus Stock Award.

        "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Statutory Stock Option granted on or prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

        1.3    Administration.    This Plan shall be administered by the Committee. The Committee shall have the authority to determine eligibility for awards hereunder and to determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the performance period, the restriction period and the number of shares subject to such an award, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) the Performance Measures applicable to any outstanding Restricted

Stock Award (if any), to any outstanding Restricted Stock Unit Award (if any) and to any outstanding Performance Share Award shall be deemed to be satisfied at the maximum or any other lower level.

        The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

        The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

        Notwithstanding anything in the Plan to the contrary, in accordance with Section 157(c) of the Delaware General Corporation Law, the Committee may, by resolution, authorize one or more executive officers of the Company to do one or both of the following: (i) designate non-director and non-executive officer employees of the Company or any of its Subsidiaries to be recipients of rights or options entitling the holder thereof to purchase from the Company shares of its capital stock of any class or other awards hereunder; and (ii) determine the number of such rights, options, or awards to be received by such non-director and non-executive officer employees; provided, however, that the resolution so authorizing such executive officer or officers shall specify the total number of rights, options, or awards such executive officer or officers may so award. Any action taken pursuant to such authorization made in accordance with Section 157(c) of the Delaware General Corporation Law shall be deemed to be action taken by the Committee. The Committee may not authorize an executive officer to designate himself or herself or any director or other executive officer of the Company to be a recipient of any such rights, options, or awards.

        Notwithstanding anything in the Plan to the contrary, to the extent an award granted hereunder would be subject to the requirements of Section 409A of the Code and the regulations thereunder, then the Agreement for such award and the Plan shall be construed and administered in a manner so that the award complies with Section 409A of the Code and the regulations thereunder; provided, that no particular tax result with respect to any income recognized by a Participant in connection with an award under the Plan is guaranteed and each Participant shall be responsible for any taxes imposed on the Participant in connection with awards under the Plan.

        1.4    Eligibility.    Participants in this Plan shall consist of such directors, officers, and other employees of the Company and its Subsidiaries from time to time, and any other entity designated by the Board or the Committee (individually a "Subsidiary" and collectively the "Subsidiaries") as the Committee, in its sole discretion, directly or indirectly pursuant to the fourth paragraph of Section 1.3, may select from time to time. For purposes of this Plan, reference to employment by the Company shall also mean employment by a Subsidiary.

        1.5    Shares Available.    Subject to adjustment as provided in Section 5.7, 5,700,000 shares of Common Stock (the "Plan Maximum") shall be available under this Plan for awards that are granted after the Company's 2010 Annual Meeting of Stockholders (the "2010 Annual Meeting"). The Plan Maximum includes shares of Common Stock that were available for new awards under the Plan as in effect immediately prior to the 2010 Annual Meeting. Shares of Common Stock subject to awards outstanding under the Plan immediately prior to the 2010 Annual Meeting shall also be available for issuance hereunder. The Plan Maximum shall be reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of a Stock Award after the 2010 Annual Meeting or (ii) that become subject to options, SARs or Performance Shares, in each case that are granted after the 2010 Annual Meeting in the following ratios: 1 to 1 for each Incentive Stock Option, Non-Statutory Stock Option or Free-Standing SAR, 2.5 to 1 for any other type of award granted under the Plan after the Company's 2005 Annual Meeting of Stockholders and prior to the Company's

2010 Annual Meeting of Stockholders, and 2 to 1 for any other type of award granted under the Plan after the Company's 2010 Annual Meeting of Stockholders, it being understood that in the case of an SAR the reduction shall be equal to the total number of SARs subject to the award, regardless of the number of shares of Common Stock that may be issued upon settlement thereof. Notwithstanding the immediately preceding sentence, the Plan Maximum shall not be reduced by virtue of the grant of Performance Shares or SARs that may only be settled in cash. To the extent that shares of Common Stock subject to an option (other than in connection with the exercise of a Tandem SAR), Stock Award or Performance Share Award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award: (i) such shares of Common Stock shall again be available under this Plan and (ii) the Plan Maximum shall be increased to the extent it was reduced when such award was granted. If a Performance Share or SAR that can be settled in either cash or Common Stock is settled in cash, in whole or in part, the Plan Maximum shall be increased to the extent it was reduced with respect to the cash-settled portion of the award when the award was granted. If an award is made in the form of an option coupled with a Performance Share Award such that the Participant can receive the designated number of shares either upon exercise of the option or upon earning of the Performance Share, but not both, such coupled award shall be treated as a single award of the designated number of shares for purposes of this Section 1.5.

        Notwithstanding anything in this Section 1.5 to the contrary, shares of Common Stock subject to an award under this Plan may not be made available for issuance under this Plan if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued as a result of the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an Incentive Stock Option or Non-Statutory Stock Option, (iii) shares delivered to or withheld by the Company to pay withholding taxes related to an award under this Plan, or (iv) shares repurchased on the open market with the proceeds of an option exercise.

        Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

        To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options, SARs, Stock Awards or Performance Share Awards or a combination thereof may be granted during any calendar year to any person shall be 500,000, subject to adjustment as provided in Section 5.7.

        Except with respect to a maximum of five percent (5%) of the shares of Common Stock authorized in this Section 1.5, any Stock Award which vests on the basis of a Participant's continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Stock Award which vests upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; provided that vesting may be shortened in the case of death, disability, retirement or Change in Control as set forth in this Plan or determined by the Committee.

II.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        2.1    Stock Options.    The Committee may, in its discretion, grant Incentive Stock Options or Non-Statutory Stock Options to such eligible persons under Section 1.4 as may be selected by the Committee.

        Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable; provided, however, that no Incentive Stock Option or Non-Statutory Stock Option shall provide for the payment of dividends or dividend equivalents with respect to periods prior to exercise:

        (a)    Number of Shares and Purchase Price.    The number of shares and the purchase price per share of Common Stock subject to an option shall be determined by the Committee, provided,

however, that the purchase price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option and provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

        (b)    Option Period and Exercisability.    Each option, by its terms, shall require the Participant to remain in the continuous employ of the Company for at least one year following the date of grant of the option before any part of the option shall be exercisable, except in the case of a Change in Control. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option or Non-Statutory Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option is granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only for whole shares of Common Stock.

        (c)    Method of Exercise.    An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefore in full (or arrangement made for such payment to the Company's satisfaction) either (A) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of previously acquired shares of Common Stock that have an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (D) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, or (E) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefore has been paid (or arrangement made for such payment to the Company's satisfaction).

        2.2    Stock Appreciation Rights.    The Committee may, in its discretion, grant SARs to such eligible persons under Section 1.4 as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR. SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable; provided, however, that no SAR shall provide for the payment of dividends or dividend equivalents with respect to periods prior to settlement:

        (a)    Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a

Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

        (b)    Exercise Period and Exercisability.    Each SAR, by its terms, shall require the Participant to remain in the continuous employ of the Company for at least one year following the date of grant of the SAR before any part of the SAR shall be exercisable, except in the case of a Change in Control. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR may be exercised later than 10 years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

        (c)    Method of Exercise.    A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

        2.3    Termination of Employment or Service.    (a)  Non-Statutory Stock Options and SARs.  Unless otherwise specified in the Agreement evidencing an option or SAR, but subject to Section 2.1(b) or Section 2.2(b), as the case may be, if the holder of an option (other than an Incentive Stock Option) or SAR terminates employment with the Company (1) by reason of (i) death, or (ii) retirement on or after age 55 with a minimum of 10 years of employment with or service to the Company, or (iii) the occurrence of such Participant's Disability Date, or (2) for any reason within two years following a Change in Control, such option or SAR shall be exercisable for the remainder of the option period or SAR period as stated under the terms of the option or SAR, as the case may be, but only to the extent that such option or SAR was exercisable at the date of such termination of employment.

        If the employment with the Company of the holder of an option (other than an Incentive Stock Option) or SAR is terminated under any other circumstance, such option or SAR shall remain exercisable to the extent that it was exercisable at the date of such termination of employment, for a period of 90 days following such termination of employment. Notwithstanding anything to the contrary contained in this Section 2.3(a), if such holder's employment with the Company is terminated by the Company for Cause, his or her rights under all options and SARs shall terminate automatically on the effective date of such termination of employment.

        (b)    Termination of Employment — Incentive Stock Options.    Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b), if the holder of an Incentive Stock Option terminates employment with the Company by reason of Permanent and Total Disability, such Incentive Stock Option shall be exercisable only to the extent that it was exercisable on the effective date of such termination of employment and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the date which is one year after the effective date of such termination of employment.

        Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b), if the holder of an Incentive Stock Option ceases to be an employee of the Company by reason of his or her death, such Incentive Stock Option shall be exercisable only to the extent that it was exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until the date which is three years after the date of death.

        If the Company terminates the employment of the holder of an Incentive Stock Option for Cause, such Incentive Stock Option shall terminate automatically on the effective date of such termination of employment.

        Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b), if the Company's employment of the holder of an Incentive Stock Option is terminated for any reason other than Permanent and Total disability, death or Cause, such Incentive Stock shall be excisable only to the extent that it was exercisable on the effective date of such termination of employment, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the date which is 90 days after the effective date of such termination of employment.

        If the holder of an Incentive Stock Option dies during the period set forth in the first paragraph of this Subsection (b) following termination of employment by reason of Permanent and Total Disability, or during the period set forth in the fourth paragraph of this Subsection (b) following termination of employment for any reason other than Permanent and Total Disability for death or Cause, such Incentive Stock Option shall be exercisable only to the extent it was exercisable on the date of the holder's death and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person until the date which is three years after the date of death.

        2.4    No Repricing.    Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, without the approval of the stockholders of the Company the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a "repricing," as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange, will not cancel an option or SAR that has an exercise price which is greater than the Fair Market Value of the underlying Common Stock in exchange for stock, cash or other consideration and will not cancel an option or SAR that has an exercise price greater than the Fair Market Value of the underlying Common Stock and regrant such option or SAR with a lower exercise price or base price.

III.    STOCK AWARDS

        3.1    Stock Awards.    The Committee may, in its discretion, grant Stock Awards to such eligible persons under Section 1.4 as may be selected by the Committee. The Agreement relating to the Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award, or Bonus Stock Award.

        3.2    Terms of Stock Awards.    Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

        (a)    Number of Shares and Other Terms.    The number of shares of Common Stock subject to a Restricted Stock Award, Restricted Stock Unit Award, or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award or Restricted Stock Unit Award shall be determined by the Committee.

        (b)    Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award or Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award, in the case of a Restricted Stock Award, or the vesting of the Restricted Stock Unit Award itself, in the case of Restricted Stock Unit Award, (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period, and for the forfeiture of the shares of Common Stock subject to such award in the case of a Restricted Stock Award, or the forfeiture of the Restricted Stock Unit Award itself, in the case of a Restricted Stock Unit Award, (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

        Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

        (c)    Stock Issuance.    During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

        (d)    Rights with Respect to Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

        (e)    Rights and Provisions Applicable to Restricted Stock Unit Awards.    The Agreement relating to a Restricted Stock Unit Award shall specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder thereof shall not have any rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, except to the extent that the Committee, in its sole discretion, may grant dividend equivalents on Restricted Stock Unit Awards as provided above. No shares of Common Stock and no certificates representing shares of Common Stock that are the subject to a Restricted Stock Unit Award shall be issued upon the grant of a Restricted Stock Unit Award. Instead, shares of Common Stock subject to Restricted Stock Unit Awards and the certificates representing such shares of Common Stock shall only be distributed at the time of settlement of such Restricted Stock Unit Awards in accordance with the terms and conditions of this Plan and the Agreement relating to such Restricted Stock Unit Award.

        3.3    Termination of Employment or Service.    (a)  Disability, Retirement and Death. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award or Restricted Stock Unit Award, if the employment with or service to the Company of the holder of such award terminates (1) by reason of (i) death, or (ii) retirement on or after age 55 with a minimum of 10 years of employment with or service to the Company, or (iii) the occurrence of such Participant's Disability Date, or (2) for any reason within two years following a Change in Control, or (iv) termination of employment under any other circumstances that the Committee may determine shall warrant the application of this provision, the restrictions imposed hereunder shall lapse with respect to such number of shares of Restricted Stock, if any, or Restricted Stock Units, if any, as the case may be, as shall be determined by the Committee, and the balance of such shares of Restricted Stock or Restricted Stock Units, as the case may be, shall be forfeited to the Company.

        (b)    Other Termination.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award or Restricted Stock Unit Award, if the employment with or service to the Company of the holder of such award terminates for any other reason during the Restriction Period, then the portion of such award which is subject to a Restriction Period on the effective date of such holder's termination of employment or service shall be forfeited by such holder and such portion shall be canceled by the Company.

IV.    PERFORMANCE SHARE AWARDS

        4.1    Performance Share Awards.    The Committee may, in its discretion, grant Performance Share Awards to such eligible persons under Section 1.4 as may be selected by the Committee.

        4.2    Terms of Performance Share Awards.    Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

        (a)    Number of Performance Shares and Performance Measures.    The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

        (b)    Vesting and Forfeiture.    The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

        (c)    Settlement of Vested Performance Share Awards.    The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, upon settlement of such award, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.10. Notwithstanding any other provision of the Plan to the contrary, payments of cash, shares of Common Stock, or any combination thereof to any Participant in respect of the settlement of a Performance Share Award for any Performance Period

shall not exceed $12,000,000, with respect to the cash payment for such award, and also shall not exceed 400,000 shares of Common Stock, with respect to the Common Stock payment for such award.

        4.3    Termination of Employment.    (a)  Disability, Retirement and Death.  Unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of such award terminates prior to the end of the Performance Period applicable to such award (1) by reason of (i) death, or (ii) retirement on or after age 55 (with a minimum of 10 years of employment or service with the Company, or (iii) the occurrence of such Participant's Disability Date, or (2) for any reason within two years following a Change in Control, or (3) termination of employment under any other circumstances that the Committee may determine shall warrant the application of this provision, the Committee, in its sole discretion and taking into consideration the performance of such Participant and the performance of the Company during the Performance Period, may authorize the payment to such Participant (or his legal representative) at the end of the Performance Period of all or any portion of the Performance Award which would have been paid to such Participant for such Performance Period. Notwithstanding the foregoing, in the case of any award which is intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, no payment will be made in connection with the retirement of the holder of the award under the circumstances specified above unless the applicable Performance Measures have been satisfied.

        (b)    Other Termination.    Unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of a Performance Share Award terminates for any other reason prior to the end of a Performance Period, then the portion of such award which is subject to such Performance Period on the effective date of such holder's termination of employment shall be forfeited and such portion shall be canceled by the Company.

V.    GENERAL

        5.1    Effective Date and Term of Plan.    This Plan has been approved by the stockholders of the Company and became effective as of January 1, 1998. This Plan shall terminate on May 1, 2020, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

        5.2    Amendments.    The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7), (b) effect any change inconsistent with Section 422 of the Code, (c) extend the term of this Plan or (d) reduce the minimum purchase price or base price of a share of Common Stock subject to an option or SAR. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

        5.3    Agreement.    Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company (which may occur by facsimile or other electronic transmission), such award shall be effective as of the effective date set forth in the Agreement.

        5.4    Non-Transferability of Awards.    Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures, if any, approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

        5.5    Tax Withholding.    The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company in the amount necessary to satisfy any such obligation, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an Incentive Stock Option or Non-Statutory Stock Option, a cash payment in the amount necessary to satisfy any such obligation by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value, determined as of the Tax Date, in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

        5.6    Restrictions on Shares.    Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        5.7    Adjustment.    In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of shares of Common Stock with respect to which options, SARs, Stock Awards or Performance Share Awards or a combination thereof may be awarded during any calendar year to any one person, the maximum number of shares of Common Stock that may be issued pursuant to Awards in the form of Incentive Stock Options, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

        5.8    Change in Control.

        (a)(1)  Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any), Restricted Stock Unit Award (if any) and to any outstanding Performance Share shall be deemed to be satisfied at the target level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number, type and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the cases of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.

        (2)   Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award or Restricted Stock Unit Award, the number of shares of Common Stock then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control or (iv) in the case of a Performance Share Award, the target number of Performance Shares then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the highest Fair Market Value of a share of Common Stock during the 90-day period immediately preceding the date of the Change in Control. In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is not subject to recapture under Section 16 and the rules and regulations thereunder.

        (b)   "Change in Control" shall mean:

        (1)   the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Common Stock or 20% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

        (2)   individuals who, as of the beginning of any consecutive two-year period constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who subsequently becomes a director of the Company and whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

        (3)   the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such

Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 15% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

        (4)   the consummation of a plan of complete liquidation or dissolution of the Company.

        5.9    No Right of Participation or Employment.    No person shall have any right to participate in this Plan. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

        5.10    Rights as Stockholder.    No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

        5.11    Stock Certificates.    To the extent that this Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of the New York Stock Exchange.

        5.12    Governing Law.    This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        5.13    Foreign Employees.    Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals or who reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purpose of this Plan and, in furtherance of such purpose, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or any of its Subsidiaries operates or has employees.

APPENDIX C

CORN PRODUCTS INTERNATIONAL, INC.
ANNUAL INCENTIVE PLAN

1.
Definitions.    When the following terms are used herein with initial capital letters, they shall have the following meanings:

          Code — the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

          Committee — the Compensation Committee of the Board of Directors of the Company. Unless the Board of Directors determines otherwise, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

          Company — Corn Products International, Inc., a Delaware corporation.

          Exchange Act — shall mean the Securities Exchange Act of 1934, as amended.

          Participant — shall mean the Chairman and Chief Executive Officer and any other executive officer or key employee of the Company who is designated by the Committee at any time as a Participant in this Plan.

          Performance Measures — shall mean the criteria and objectives, established by the Committee in its sole discretion, which shall be satisfied or met as a condition to a Participant's receipt of a bonus payment for a Performance Period. The Committee may amend or adjust the Performance Measures for a Performance Period in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only, in the case of a bonus payment that is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, to the extent such adjustment would not cause any portion of the bonus payment to be nondeductible pursuant to Section 162(m) of the Code. In the case of a bonus that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Performance Measures shall be based on one or more of the following business criteria, determined with respect to the performance of Company as a whole, or, where determined to be appropriate by the Committee, with respect to the performance of one or more divisions or groups within the Company, or with respect to the performance of individual Participants: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; return on stockholders' equity; return on assets; return on capital employed; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the common stock or any other publicly traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers and/or reductions in costs; total stockholder return (based on the change in the price of a share of the Company's common stock and dividends paid); operating income; and cash flows (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment) for the applicable Performance Period.

          Performance Period — shall mean the twelve consecutive month period which coincides with the Company's fiscal year.

          Plan — shall mean the Corn Products International, Inc. Annual Incentive Plan as set forth herein and as from time to time amended.

2.
Administration.

        2.1    Committee.    The Plan shall be administered by the Committee.

        2.2    Determinations Made For Each Performance Period.    With respect to each Performance Period, the Committee shall:

          (a)   Designate Participants for that Performance Period.

          (b)   Determine the amount or formula for determining each Participant's maximum bonus payment for the Performance Period.

          (c)   Establish the Performance Measures for the Performance Period, including the identification of any events for which adjustments are to be made to the Performance Measures.

          (d)   Establish the Performance Measure targets for the Performance Period.

In the case of bonus payments that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee shall take the above actions on or before the 90th day of the Performance Period, except to the extent that failure to do so would not cause any portion of the bonus payment to be nondeductible pursuant to Section 162(m) of the Code.

        2.3    Certification.    Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Committee must certify in writing that the applicable Performance Measure targets and all other factors upon which a bonus is based have been attained.

        2.4    Stockholder Approval.    The material terms of this Plan shall be disclosed to and approved by stockholders of the Company in accordance with Section 162(m) of the Code. No bonus shall be paid under this Plan unless such stockholder approval has been obtained.

3.
Eligibility for Bonus Payment.

        3.1    Formula.    Each Participant who (i) is an employee of the Company on the last day of a Performance Period, or whose employment was terminated during the Performance Period due to retirement, disability or death, and (ii) was employed by the Company during at least six months of the Performance Period, shall be eligible to receive a bonus payment for a Performance Period in an amount established by, or determined under the bonus formula established by, the Committee for the Performance Period based on the attainment of the Performance Measure targets for the Performance Period. A Participant who is eligible to receive a bonus payment for a Performance Period, but who was not actively employed during the entire Performance Period, shall receive a prorated bonus payment determined in accordance with rules established by the Committee.

        3.2    Limitations.    In the case of bonus payments that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, the following limitations shall apply:

          (a)    No payment if Performance Measure threshold not achieved.    In no event shall any Participant receive a bonus payment hereunder if the minimum threshold Performance Measure requirement applicable to the bonus payment is not achieved during the Performance Period.

          (b)    No payment in excess of preestablished amount.    No Participant shall receive a bonus payment under this Plan for any Performance Period in excess of $5.0 million.

          (c)    Committee may reduce bonus payment.    The Committee retains sole discretion to reduce the amount of or eliminate any bonus otherwise payable to a Participant under this Plan. The Committee may exercise such discretion by establishing conditions for the payment of bonuses in addition to the Performance Measure targets, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

4.
Manner of Bonus Payments.

        4.1    Time and Form of Payments.    The bonus payment to a Participant under the Plan for a Performance Period shall be paid to the Participant in cash as soon as determined by the Committee after it has certified that the Performance Measure targets and all other factors upon which the bonus payment for the Participant is based have been attained; provided, however, that such payment shall not be made earlier than January 1 immediately following the calendar year in which the Performance Period ends or later than March 15 immediately following the calendar year in which the Performance Period ends.

        4.2    Nontransferability.    Participants shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant.

        4.3    Tax Withholding.    In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

5.
Amendment and Termination.    The Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code.

6.
Miscellaneous.

        6.1    Effective Date.    The effective date of the Plan shall be January 1, 2000.

        6.2    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any ways material or relevant to the construction or interpretation of the Plan or any provision thereof.

        6.3    Applicability to Successors.    This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

        6.4    Employment Rights and Other Benefits Programs.    The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the participant's employment at any time. This Plan shall not replace any contract of employment, whether oral, or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

        6.5    No Trust Fund Created.    This Plan shall not create or be construed to create a trust or separate fund of any kind or fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

        6.6    Governing Law.    The place of administration of the Plan shall be in the State of Illinois. The Plan shall be construed and administered in accordance with the laws of the State of Illinois, without giving effect to principles relating to conflict of laws.

        6.7    Severability.    If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

        6.8    Qualified Performance-Based Compensation.    In the case of bonus payments that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, all of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify such payments as qualified performance-based compensation within the meaning of Section 162(m) of the Code.

        6.9    Section 409A.    Payments under the Plan are intended to be exempt from section 409A of the Internal Revenue Code of 1986, as amended, as "short-term deferrals" within the meaning of Treasury Regulation section 1.409A-1(b)(4).

M22910-P92382 Dear Stockholder, you are receiving this Notice because the proxy materials for our 2010 Annual Meeting of Stockholders are available on the Internet. You should review these materials before you cast your vote. This is not a form of proxy. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. CORN PRODUCTS INTERNATIONAL, INC. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 19, 2010. CORN PRODUCTS INTERNATIONAL, INC. 5 WESTBROOK CORPORATE CENTER WESTCHESTER, IL 60154 Meeting Information Meeting Type: Annual For holders as of: 3/22/10 Date: 5/19/10 Time: 9:00 a.m. CDT Location: Westbrook Corporate Center Meeting Facility Annex between Towers 2 and 5 Westchester, Illinois 60154 See the reverse side of this notice to obtain proxy materials and voting instructions.

M22911-P92382 Vote In Person: Please retain this Notice if you wish to attend the Annual Meeting of Stockholders in person. You must present this Notice at the door for admission of yourself and one guest. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote Please Choose One of the Following Voting Methods Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before 5/5/10. How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Corn Products International, Inc. 5 Westbrook Corporate Center Westchester estchester estchester, , Illinois 60154 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS The 2010 Annual Meeting of Stockholders of Corn Products International, Inc. will be held at the Westbrook Corporate Center Meeting Facility, which is located on the ground floor of the annex between Towers 2 and 5 of the Westbrook Corporate Center (near the southwesterly corner of the intersection of Cermak Road and Wolf Road), in Westchester, Illinois, on Wednesday, May 19, 2010, at 9:00 a.m., local time, for the following purposes: 1. to elect the three Class I directors named in the proxy statement, each of whose term is expiring at the annual meeting, for a new term of three years: Ilene S. Gordon Karen L. Hendricks Barbara A. Klein 2. to approve amendments to the company's certificate of incorporation to eliminate the classified board structure; 3. to amend and reapprove the Corn Products International, Inc. Stock Incentive Plan, 4. to amend and reapprove the Corn Products International, Inc. Annual Incentive Plan, 5. to ratify the appointment of KPMG LLP as the Independent Registered Public Accounting Firm of the company and its subsidiaries, in respect of the company's operations in 2010, and 6. to transact other business, if any, that is properly brought before the meeting and prior to any adjournment or adjournments thereof. The Board of Directors recommends a vote "For" Items 1, 2, 3, 4 and 5. Stockholders of record at the close of business on March 22, 2010 will be entitled to vote at the meeting and at any adjournment of the meeting. Attendance at the meeting will be limited to stockholders, those holding proxies from stockholders and invited guests from the media and financial community. For ten days before the meeting, a list of stockholders will be available for inspection during ordinary business hours at the company's offices at 5 Westbrook Corporate Center, Westchester, Illinois 60154. Your vote is important. Whether or not you expect to attend the annual meeting, please ensure that your vote will be counted by voting on the Internet or by toll-free telephone number, as described in the proxy statement. By order of the Board of Directors, Mary Ann Hynes Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer April 9, 2010 M22912-P92382

M22913-P92382 Please retain this Notice if you wish to attend the Annual Meeting of Stockholders in person. You must present this Notice at the door for admission for yourself and one guest. Seating will be on a first-come, first-served basis, and you may be asked to present valid picture identification before being admitted. The use of cameras at the annual meeting is prohibited, and they will not be allowed in the meeting room, except by credentialed media. We realize that many cellular phones have built-in digital cameras. While these phones may be brought into the room, the camera function may not be used at any time. No recording devices, large packages, luggage or bags will be permitted in the meeting room.

Annual Meeting of Stockholders - To Be Held W Wednesday, May 19, 2010 THIS PROXY/VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a stockholder of Corn Products International, Inc., acknowledges receipt of the Proxy Statement dated April 9, 2010, and except as described in the next paragraph appoints ILENE S. GORDON and MARY ANN HYNES, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf of the undersigned and in the undersigned's name, to represent the undersigned at the Annual Meeting of Stockholders to be held Wednesday, May 19, 2010 at 9:00 a.m., local time, at the Westbrook Corporate Center Meeting Facility, Westchester, Illinois 60154, and at any adjournment(s) of the meeting, and to vote all shares of common stock which the undersigned would be entitled to vote if the undersigned were personally present, on all matters listed on the reverse side. With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held on behalf of the undersigned in the Corn Products International, Inc. Retirement Savings Plans (collectively, the “Plan”), the undersigned directs Fidelity Management Trust Company, as Trustee of the Plan to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee's duties. If you wish to vote the Corn Products shares allocated to your Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the Internet or telephone. The cut-off date for submitting voting instructions on the Internet or by telephone to the Trustee is 11:59 p.m. Eastern Time on Sunday, May 16, 2010, and such instructions by mail must be received by 11:59 p.m. Eastern Time on Friday, May 14, 2010. If you do not return your signed Proxy Card/Voting Instruction Form or provide Internet or telephonic voting instructions on a timely basis for the shares allocated to your Plan account, those shares will not be voted. If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends. IF YOU WISH TO VOTE BY THE INTERNET, TELEPHONE OR MAIL, PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE. Corn Products International, Inc. encourages you to take advantage of convenient ways to vote these shares for matters to be covered at the 2010 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined on the reverse side to cast your ballot. PLEASE MARK, SIGN AND DA DATE TE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M22874-P92382-Z52069 (Continued, and to be signed and dated, on the reverse side.) Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) FOLD AND DETACH ACH HERE FOLD AND DETACH ACH HERE 2010 Annual Meeting of Stockholders Wednesday, May 19, 2010 9:00 a.m. at the Westbrook Corporate Center Meeting Facility Annex between Towers 2 and 5, Westchester, Illinois 60154 Please retain this portion of the Proxy Card if you wish to attend the Annual Meeting of Stockholders in person. You must present this portion of the Proxy Card at the door for admission for yourself and one guest. Seating will be on a first-come, first-served basis, and you may be asked to present valid picture identification before being admitted. The use of cameras at the annual meeting is prohibited, and they will not be allowed in the meeting room, except by credentialed media. We realize that many cellular phones have built-in digital cameras. While these phones may be brought into the room, the camera function may not be used at any time. No recording devices, large packages, luggage or bags will be permitted in the meeting room. ADMISSION TICKET ADMISSION TICKET

THIS PROXY CARD/VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CORN PRODUCTS INTERNATIONAL, INC. M22873-P92382-Z52069 CORN PRODUCTS INTERNATIONAL, INC. 5 WESTBROOK CORPORA CORPORATE CENTER WESTCHESTER, IL 60154 Please indicate if you plan to attend this meeting. For Against Abstain 4. To amend and reapprove the Corn Products International, Inc. Annual Incentive Plan. 2. To approve amendments to the Company’s certificate of incorporation to eliminate the classified board structure. 3. To amend and reapprove the Corn Products International, Inc. Stock Incentive Plan. 5. To ratify the appointment of KPMG LLP as the Independent Registered Public Accounting Firm of the Company and its subsidiaries, in respect of the Company’s operations in 2010. The shares represented by this proxy/voting instruction, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, or any adjournment or adjournments thereof, each person named in this proxy/voting instruction will vote in his or her or its discretion. For address changes and/or comments, please check this box and write them on the back where indicated. Yes No 01) Ilene S. Gordon 02) Karen L. Hendricks 03) Barbara A. Klein 1. To elect the following Nominees to serve as Class I directors for a term expiring at the 2013 annual meeting of stockholders: Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVER DELIVERY Y OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Corn Products International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote using the Internet or vote by phone, please do not mail your proxy. THANK YOU FOR VOTING THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3, 4 and 5. Vote On Dir Directors To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For or All Except Please date and sign as name appears hereon. If shares are held jointly by two or more persons, each stockholder should sign. Executors, administrators, trustees, etc., should indicate so when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person. Vote On Proposal Vote On Proposal Vote On Proposal Vote On Proposal